Exhibit 10.2

DEED OF LEASE

BETWEEN

TWO FREEDOM SQUARE, L.L.C.
(as Landlord)

AND

  THE TITAN CORPORATION
(as Tenant)

TWO FREEDOM SQUARE
11955 Freedom Drive
Reston, Virginia

TABLE OF CONTENTS

ARTICLE I THE PREMISES. 1

ARTICLE II TERM... 4

ARTICLE III BASE RENT. 5

ARTICLE IV ADDITIONAL RENT. 7

ARTICLE V SECURITY DEPOSIT. 17

ARTICLE VI USE OF PREMISES. 20

ARTICLE VII ASSIGNMENT AND SUBLETTING.. 23

ARTICLE VIII TENANT'S MAINTENANCE AND REPAIRS. 29

ARTICLE IX TENANT ALTERATIONS. 31

ARTICLE X SIGNS AND FURNISHINGS. 34

ARTICLE XI TENANT' S EQUIPMENT. 36

ARTICLE XII INSPECTION BY LANDLORD.. 36

ARTICLE XIII INSURANCE. 37

ARTICLE XIV SERVICES AND UTILITIES. 39

ARTICLE XV LIABILITY OF LANDLORD.. 42

ARTICLE XVI RULES AND REGULATIONS. 44

ARTICLE XVII DAMAGE OR DESTRUCTION.. 45

ARTICLE XVIII CONDEMNATION.. 46

ARTICLE XIX DEFAULT BY TENANT. 47

ARTICLE XX BANKRUPTCY.. 51

ARTICLE XXI SUBORDINATION.. 53

ARTICLE XXII HOLDING OVER.. 55

ARTICLE XXIII COVENANTS OF LANDLORD.. 55

ARTICLE XXIV PARKING.. 56

ARTICLE XXV GENERAL PROVISIONS. 57

ARTICLE XXVI RIGHT OF FIRST OFFER.. 61

ARTICLE XXVII ROOF RIGHTS. 63

ARTICLE XXVIII GENERATOR RIGHTS. 66

RIDER NO. 1 --          Renewal Option
EXHIBIT A --             Site Plan (including location of the Generator Support Area)

EXHIBIT A-1 --          Diagram of Premises Located on Tenth Floor

EXHIBIT A-2 --          Diagram of Premises Located on the Sixth Floor

EXHIBIT A-3 --          Diagram of Premises Located on Fourth Floor

EXHIBIT A-4 --          Diagram of Premises Located on Third Floor

EXHIBIT A-5 --          Diagram of Premises Located on Second Floor
EXHIBIT A-6 --          Diagram of Premises Located on the Retail Level

EXHIBIT A-7 --          Diagram of Premises Located on the C-1 (Concourse) Level

EXHIBIT B --              Work Agreement

SCHEDULE I  --         Building Shell Items

SCHEDULE II --         [INTENTIONALLY OMITTED]

SCHEDULE III --       Intentionally Omitted

SCHEDULE IV --       Rules and Procedures for Contractors

SCHEDULE V --        Insurance Requirements for Tenant’s Contractor

SCHEDULE VI --       Intentionally Omitted

SCHEDULE VII --      Close-Out Requirements

SCHEDULE VIII --     Intentionally Omitted

SCHEDULE IX --       Approved List of Contractors – Tenant Buildout
SCHEDULE X --        Standard Design Concepts

EXHIBIT C --             Rules and Regulations

EXHIBIT D --             Form of Declaration of Lease Commencement Date

EXHIBIT E --              Acceptable Form of Letter of Credit

EXHIBIT F --              Char and Janitorial Specifications

EXHIBIT G --             HVAC Specifications

EXHIBIT H --             Intentionally Omitted

EXHIBIT I --               Wilson Sublease

EXHIBIT J --               Wilson Consent

EXHIBIT K --             Form of Consent to Sublease

TABLE OF DEFINED TERMS

24/7............................................................ 16

6th Floor Termination Date....................... 5

Abatement................................................... 6

ADA.......................................................... 20

Additional Space....................................... 61

Affiliate of Tenant........................................ 27

Alterations................................................ 31

Any Auto...................................................... 1

any component of the Leasehold Plans........... 3

Approved Period......................................... 9

as built.......................................................... 2

as was......................................................... 37

backloading................................................. 49

Bankruptcy Code...................................... 51

Base Building Deliverables....................... 2

Base Building Engineers............................ 2

Base Building Shell Condition................... 8

Base Building Work................................... 2

Base Operating Expenses.......................... 7

base rent..................................................... 5

Base Rent................................................... 5

Base Rent Allotment.................................. 7

Base Year................................................... 7

BOMA........................................................ 4

Boston Properties Limited Partnership........... 2

Broker......................................................... 2

Building....................................................... 1

business days............................................ 61 cabling....................................................... 42

Class “A”...................................................... 5

commissioned................................................ 7

Communications Equipment..................... 63

Communications EquipmentDrawings.... 63

Complex...................................................... 1

Complex Common Expenses................... 14

connected..................................................... 1

Consent....................................................... 1

Control...................................................... 27

Controls..................................................... 27

Credit.......................................................... 1

days........................................................... 61

deemed approved......................................... 8

Default Rate............................................. 50

Delivery Date............................................. 4

Design Drawings........................................ 3

downtime.................................................... 26

Effective Date............................................. 1

Election Period............................................ 1

Environmental Default............................. 22

Environmental Law................................... 22

Equipment or Receptable Load...................... 1

Event of Default....................................... 47

Excess water usage.................................. 41

Expiration Date.......................................... 4

Extra Rent................................................ 49

Finnegan................................................ 4, 62

garage....................................................... 56

Generator.................................................. 66

Generator Alterations.............................. 67

Generator Support Area.......................... 66

Guidelines for Managing Construction Project Fire Protection Impairment          3

Hazardous Materials................................ 21

improvements........................................... 31

Improvements Allowance........................... 7

Insolvency Laws....................................... 51

Insurance Requirements.......................... 33

Invitee....................................................... 30

Invitees....................................................... 43

Land............................................................ 1

Landlord...................................................... 1

Landlord Delay........................................... 8

Landlord’s Authorized Representative..... 1

Landlord’s Available Space Notice......... 61

Lease........................................................... 1

Lease Term................................................. 4

Lease Year.................................................. 4

Leasehold Architect................................... 2

Leasehold Cost........................................... 6

Leasehold Cost-Premises.......................... 6

Leasehold Cost-Wilson Premises.............. 6

Leasehold Engineers.................................. 2

Leasehold Plans.......................................... 3

Leasehold Work......................................... 2

Leasehold Work-Premises......................... 2

Leasehold Work-Wilson Premises............ 2

Legal Requirements................................... 9

Letter of Credit......................................... 17

Lighting......................................................... 1

Management Fees.................................... 12

Market Area............................................. 29

mortgage................................................... 53

most favored nation..................................... 36

normal electrical usage................................. 36

Occupancy.................................................... 1

occurrence.................................................... 1

Operating Expenses................................... 7

Out of Service............................................... 3

owner......................................................... 33

Parent of Tenant.......................................... 27

Permitted Occupant.................................. 28

Permitted Transfer................................... 23

Power Source Alterations......................... 67

Premises.................................................. 2, 1

prime rate.................................................... 51

Real Estate Taxes.................................... 13

Relocation Allotment.................................. 7

renewal option notice.................................. 1

Renewal Term............................................ 1

Rent Commencement Date........................ 6

Rentable Area of the Building................... 1

Rentable Area of the Premises.................. 1

Rooftop Signage....................................... 35

SCIF improvements...................................... 5

secure areas.......................................... 16, 37 security deposit......................................... 17

Security Deposit....................................... 17

sham..................................................... 24, 27

short-term extension option notice............ 3

Short-Term Extension Period.................... 3

Short-Term Extension Right...................... 3

SNDA........................................................ 54

soft............................................................... 6

Space Plans................................................. 3

Special Use Areas...................................... 5

Sublease...................................................... 1

Subtenant.................................................... 1

Super Fund................................................. 22

Super Lien.................................................. 22

Takeover expenses...................................... 13

tap fees....................................................... 11

Tenant......................................................... 1

Tenant Occupancy Date............................. 4

Tenant's Authorized Representative......... 1

Tenant's Expenses..................................... 6

Three-Broker.............................................. 2

Titan............................................................ 1

Trustee...................................................... 51

Two Freedom Square......................... 1, 56, 1

Unfunded Wilson Allowance...................... 7

Unified Premises......................................... 1

Unused Allowance...................................... 6

Wilson..................................................... 2, 1

Wilson Consent........................................... 3

Wilson Lease.......................................... 2, 1

Wilson Premises......................................... 1

Wilson Sublease..................................... 2, 1

Wilson’s Authorized Representative......... 1

Work Agreement........................................ 1

DEED OF LEASE

TWO FREEDOM SQUARE

THIS DEED OF LEASE (the "Lease") is made as of the 1sr day of April, 2003 (the "Effective Date"), by and between TWO FREEDOM SQUARE, L.L.C. (hereinafter collectively referred to as "Landlord") and THE TITAN CORPORATION, a Delaware corporation (hereinafter referred to as "Tenant" or “Titan”).

RECITALS:

A.        Landlord is the developer and owner of an office building known as "Two Freedom Square", located at 11955 Freedom Drive, Reston, Virginia, situated on certain real property owned by Landlord (all such real property is referred to herein as the "Land").  Said office building consists of sixteen (16) stories at and above grade and two (2) stories below grade totaling approximately four hundred twenty-four thousand sixty-two (424,062) total square feet (the “Rentable Area of the Building”), parking structures adjacent to the Building and other related improvements, as more specifically described in the plans and drawings listed on Schedule II of Exhibit B attached hereto.  Said office building is referred to herein interchangeably as "Two Freedom Square" or the "Building."  The Building is located within a two (2) office building complex (the “Complex”) within the Urban Core of Reston Town Center, as more particularly shown on the site plan attached hereto as Exhibit A.

B.         Tenant desires to lease space in the Building from Landlord, and Landlord is willing to rent space in the Building to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below:

THE PREMISES

              Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, an agreed upon one hundred forty-five thousand nine hundred ninety-five (145,995) square feet of rentable area comprised of the square feet of rentable area per floor in the Building set forth in Table 1.1 below (the “Rentable Area of the Premises”):

FLOOR IN THE BUILDING	SQUARE FEET OF RENTABLE AREA
10th	27,348
6th	27,348
4th	29,036
3rd	29,111
2nd	22,192
Retail	2,301
C-1 (Concourse)	8,659
TOTAL	145,995

Table 1.1 –  Square Feet of Rentable Area Per Floor in the Premises

The space which is the subject of this Lease is hereinafter referred to as the "Premises."  The location and configuration of the Premises are outlined on Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7 attached hereto and made a part hereof.

      Pursuant to a Deed of Lease dated as of October 6, 2000, as amended by a First Amendment to Deed of Lease dated as of February 16, 2001, a Second Amendment to Deed of Lease dated as of April 5, 2001, a Third Amendment to Deed of Lease dated as of December 13, 2002, and a Fourth Amendment to Deed of Lease of even date herewith (collectively, the “Wilson Lease”), Landlord has leased to Wilson Sonsini Goodrich & Rosati (“Wilson”) certain space in the Building, as more particularly described in the Wilson Lease.  Tenant, as subtenant, and Wilson, as sublandlord, have entered into a Sublease Agreement of even date herewith (the “Wilson Sublease”, a copy of which is attached to this Lease as Exhibit I) with respect to Tenant’s sublease from Wilson of one hundred seven thousand fifty (107,050) square feet of rentable area (the “Wilson Premises”) comprised of the square feet of rentable area per floor in the Building set forth in Table 1.2 below:

FLOOR IN THE BUILDING	SQUARE FEET OF RENTABLE AREA
16th	19,662
15th	19,662
14th	20,057
13th	23,094
12th	22,711
C-1 (Concourse)	1,864
TOTAL	107,050

Table 1.2 – Square Feet of Rentable Area Per Floor in the Wilson Premises

      Landlord has executed a Sublease Consent of even date herewith with respect to the Wilson Sublease (the “Wilson Consent”, a copy of which is attached to this Lease as Exhibit J).

      The Wilson Sublease is scheduled to expire on July 31, 2014.  Unless the Wilson Sublease is earlier terminated as a result of an Event of Default of Titan under the Wilson Sublease, effective as of August 1, 2014, the Wilson Premises shall, at Tenant’s option (which must be exercised by written notice to Landlord not later than June 1, 2013), become a part of the Premises on all of the then-existing terms and conditions of this Lease applicable to the balance of the Premises, except as follows:  (i) Base Rent per square foot payable with respect to the Wilson Premises shall be the then-current base rent per square foot per annum as of July 31, 2014 for the Wilson Premises under the Wilson Sublease, subject to increase on January 1, 2015 to an amount per annum equal to Three Million Forty-Six Thousand Six Hundred Forty-Three Dollars ($3,046,643.00); and (ii) The Wilson Premises shall be added to the Premises in its then current “as-is” condition and Landlord shall have no obligations to perform any alterations or improvements thereto.  At Landlord’s request, Tenant shall execute a confirmation of the increased rentable square footage of the Premises on the terms specified herein, however, failure to execute such confirmation shall not affect the increase in square footage on the terms specified in this Section.  If Tenant fails timely to elect to add the Wilson Premises to the Premises, then Landlord shall notify Tenant in writing that its option with regard to the Wilson Premises will expire if Tenant does not elect in writing to exercise its option within fifteen (15) days from the date Tenant receives Landlord’s notice.  If Tenant fails to elect to add the Wilson Premises within such fifteen (15)-day period, then the Wilson Premises shall not become a part of the Premises and Tenant shall have no further rights with respect to the Wilson Premises until Tenant’s rights to such space arise under Article XXVI.  If Wilson has not elected to renew the Lease and Tenant holds over in the Wilson Premises beyond the expiration of the term of the Wilson Sublease, then the holdover provisions of Section 22.2 of this Lease shall apply with respect to such holdover.

      The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common and public areas within the Building, but includes no other rights not specifically set forth herein.  The lease of the Premises also is subject to any covenants, conditions and restrictions of record.  A copy of Landlord’s current title policy has been delivered to Tenant prior to the date hereof.  Landlord represents that, since the date of said title policy, it has not recorded against the Building or the Land any restrictions that materially adversely affect use of the Premises for the purposes permitted by this Lease (and Landlord agrees that it shall not do so during the Lease Term).

      The square footage of the Building, the Premises and the Wilson Premises has been determined in accordance with the American National Standards Institute, Inc./Building Owners and Managers Association standard method of measuring floor area, ANSI/BOMA Z65.1-1996 (“BOMA”) dated 1996.  Landlord shall have the right to remeasure the Premises, the Wilson Premises and/or the Building during the Term pursuant to BOMA or any other method of measurement; provided, however, Tenant’s rights and obligations under this Lease  shall not change as a result of any such remeasurement.

TERM

      All of the provisions of this Lease shall be in full force and effect from and after the Effective Date.  The term of this Lease (hereinafter referred to as the "Lease Term") shall be for the period commencing on the Lease Commencement Date, as determined pursuant to Section 2.2 hereof, and continuing until December 31, 2015 (the “Expiration Date”), unless such Lease Term shall be terminated earlier in accordance with the provisions hereof or extended for up to six (6) months or renewed in accordance with Rider One to this Lease.    The term "Lease Term" shall include any and all renewals and extensions of the term of the Lease.

      The Lease Commencement Date shall be date on which the Lease has been fully executed and delivered by Tenant and Landlord.  Promptly after the Lease Commencement Date, Landlord and Tenant shall execute a written declaration in the form of the declaration attached as Exhibit D hereto.

The “Tenant Occupancy Date” shall be January 1, 2004, which date may be extended in accordance with Section 3.1(b) below.

      Landlord shall deliver the Premises in Base Building Shell Condition (as defined in Exhibit B) on the Effective Date (the “Delivery Date”).

      For purposes of this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive calendar months, commencing on the Rent Commencement Date and each successive twelve (12) month period.

      Tenant acknowledges that Finnegan Henderson Farabow Garrett and Dunner, LLP (and certain of its successors) (collectively, “Finnegan”) has the right to expand into the entire sixth floor of the Building.  Finnegan must notify Landlord of its election so to expand on or before May 1, 2007.   In connection with Finnegan’s expansion right, the following termination rights apply:

      If Finnegan elects to expand onto the sixth floor, then Landlord shall notify Tenant thereof not later than July 1, 2007, and this Lease shall terminate with respect to the sixth floor only on July 31, 2008 (the “6th Floor Termination Date”).   If Landlord terminates this Lease in accordance with this Section 2.6(a), then the annual base rent otherwise payable with respect to the sixth floor only for the four (4)-month period immediately preceding the 6th Floor Termination Date shall be abated.  If Tenant fails timely to vacate the sixth floor in accordance with the surrender provisions of this Lease, then the holdover provisions of this Lease shall apply.

      In addition, Tenant shall have the right, without fee or penalty and without abatement of any kind, to terminate this Lease with respect to the sixth floor only, effective as of the 6th Floor Termination Date, subject to and in accordance with the terms and conditions of this Section 2.6(b).  Tenant may exercise such right only by giving Landlord written notice thereof not later than July 31, 2007.  Notwithstanding anything to the contrary contained herein, in the event that an Event of Default exists at the time Tenant delivers the termination notice (or at any time thereafter prior to the 6th Floor Termination Date), then, at Landlord's sole option, Tenant’s termination notice may be deemed void and of no further force or effect.  If Landlord elects to void Tenant's termination notice in accordance with the immediately preceding sentence, then this Lease shall continue in full force and effect.  If Tenant does not timely exercise its right of termination pursuant to this Section, then such right shall immediately lapse and be of no further force or effect.

BASE RENT

              From and after the Tenant Occupancy Date, Tenant shall pay to Landlord as annual base rent (hereinafter, “base rent” or “Base Rent”) for the Premises, without set off, deduction or demand (except as otherwise specifically provided in Section 14.4 and Articles XVII and XVIII), the amount set forth below for the applicable time period.  Each monthly installment of Base Rent shall be due and payable in advance on the first day of each month during such Lease Year.  Concurrently with the signing of this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of Base Rent payable during the first Lease Year without regard to the abatement provided in Section 3.1(b) below, which sum shall be credited by Landlord toward the first monthly installments of annual base rent due under the Lease (including any partial calendar month if the Rent Commencement Date is on other than the first day of a month and taking into account any abatement of annual base rent as set forth in Section 3.1(b) below) until fully applied.  If the abatement of annual base rent as set forth in Section 3.1(b) below does not apply and the Lease Term begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the base rate payable during the first Lease Year, and such prorated rent shall be payable in advance on the Rent Commencement Date.

Period	Base Rent per Rentable Square Foot	Monthly Rent	Annual Rent
1st Lease Year	$26.00	$316,322.50	$3,795,870.00
2nd Lease Year	$26.65	$324,230.56	$3,890,766.72
3rd Lease Year	$27.32	$332,381.95	$3,988,583.40
4th Lease Year	$28.00	$340,655.00	$4,087,860.00
5th Lease Year	$28.70	$349,171.38	$4,190,056.56
6th Lease Year	$29.42	$357,931.08	$4,295,172.96
7th Lease Year	$30.16	$366,934.10	$4,403,209.20
8th Lease Year	$30.91	$376,058.79	$4,512,705.48
9th Lease Year	$31.68	$385,426.80	$4,625,121.60
10th Lease Year	$32.47	$395,038.14	$4,740,457.68
11th Lease Year	$33.28	$404,892.80	$4,858,713.60
1st day of the 12th Lease Year through December 31, 2015	$34.11	$414,990.79	__________

      Notwithstanding anything to the contrary contained in this Article III and provided no Event of Default has occurred under this Lease, Landlord hereby agrees to grant Tenant an abatement of the annual base rent due and payable under this Lease during the period commencing on the Tenant Occupancy Date and ending on April 30, 2004 (the “Abatement”).  From and after May 1, 2004 (the “Rent Commencement Date”), Tenant shall pay the full amount of annual base rent due in accordance with the provisions of this Article III; provided, however, if and to the extent Tenant is actually delayed in completing the Leasehold Work past the projected completion date therefor set forth on the approved construction schedule as a result of Landlord Delay (as defined in Exhibit B), then, as Tenant’s sole and exclusive remedy therefor, (i)  the Tenant Occupancy Date and the Rent Commencement Date shall be extended on a day for day basis , and (ii) Landlord shall grant to Tenant a rent abatement equal to one hundred percent (100%) of the per diem base rent payable under the Wilson Sublease during the first Lease Year on a day for day basis for each day of Landlord Delay.  Notwithstanding anything herein to the contrary, there shall be no abatement or extension of the Rent Commencement Date on account of Landlord Delay to the extent that any portion of the Unified Premises (as defined in the Work Agreement attached hereto as Exhibit B) is occupied or could have been occupied for Tenant’s business operations taking into account Tenant’s operational requirements in transitioning into the Building.  Notwithstanding anything to the contrary in this Section 3.1(b), the rent escalation, as required by Section 3.2 below, shall be based on the full and unabated amount of rent payable for the first (1st) Lease Year as set forth in Section 3.1(a) above.

      [Intentionally Deleted.]

      All rent shall be paid to Landlord in legal tender of the United States to 111 Huntington Avenue, Boston, Massachusetts 02199 or to such other address as Landlord may designate from time to time by written notice to Tenant.  If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.  If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then:  (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose a returned check charge of Fifty Dollars ($50.00) to cover Landlord's administrative expenses and overhead for processing, and (ii) to require that all future payments be remitted by wire transfer, money order, or cashier's or certified check.

      Landlord and Tenant agree that no rental or other payment for the use or occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises.  Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied.  Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord's approval of any sublease, license, concession, or other use or occupancy agreement not otherwise approved by Landlord in accordance with the provisions of Article VII.

ADDITIONAL RENT

      Operating Expenses.

      Commencing on the first anniversary of the Tenant Occupancy Date and continuing with each calendar year thereafter during the Lease Term, Tenant shall pay Landlord, as additional rent for the Premises, Tenant's proportionate share of the amount by which actual operating expenses incurred by Landlord in connection with the management, operation and ownership of the Building, including the parking areas ("Operating Expenses") during any calendar year falling entirely or partly within the Lease Term exceed a base amount (the “Base Operating Expenses”) equal to the Operating Expenses incurred by Landlord in connection with the management, operation and ownership of the Building during the twelve month period (the "Base Year") commencing January 1, 2003 and ending December 31, 2003 (which Base Operating Expenses shall be subject to gross up as set forth in Section 4.2 below).  For purposes of this Article IV, Tenant's proportionate share of such increases in Operating Expenses shall be that percentage which is equal to a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area (excluding storage areas) of the Building; however, it is understood that the number comprising such denominator is subject to change because of changes in the use or configuration of space in the Building or the addition of space to the Building or the deletion of space from the Building or in the amount of space leased by retail or other tenants who pay by separate meter for their electrical and/or janitorial, cleaning, or other utilities or services so that Tenant actually pays its fair share of Operating Expenses; provided, however, that any such change in Rentable Area shall be determined in accordance with the standard set forth in Section 1.3 of this Lease, and, in any event, that the denominator with respect to Real Estate Taxes shall be calculated based on the total number of square feet of rentable area in the Building, including portions of the Building occupied by retail tenants but exclusive of storage areas.  Space leased by retail tenants is excluded from the denominator with respect to rubbish removal and with respect to water, electricity and janitorial service to their premises (and expenses for such services to their premises are excluded from Operating Expenses), but is included in the denominator with respect to common area water, electricity, janitorial, and all other categories of expenses included in Operating Expenses.  Tenant's proportionate share shall increase or decrease in the event Tenant expands or contracts the Premises during the Lease Term.

      The Operating Expenses shall be consistent with those incurred in comparable first-class office buildings located in the Market Area (as defined in Section 8.3) and shall be determined in accordance with generally accepted accounting principles consistently applied from year to year as such principles are generally applied in the real estate industry, and shall include the costs and expenses described in subsection (1) below, but shall not include the costs and expenses described in subsection (2) below.

      Included costs and expenses (which shall in all cases be net of any discounts, credits, reimbursements (other than for Operating Expenses) and rebates received by Landlord):
Gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature.
Insurance premiums paid by Landlord for insurance relating to the Building.
Personnel costs of the Building, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other personnel related to the management, maintenance, repair and operation of the Building but excluding the costs of any compensation paid to partners of Landlord or officers and directors of the managing agent above the grade of superintendent or building manager; provided, however, that if during the Lease Term such personnel or entities are working on projects other than the Building, then their wages, salaries, fees, and related expenses shall be appropriately allocated among all of such projects and only that portion of such expenses reasonably allocable to the Building shall be included as an Operating Expense.
Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, windows,  security service, landscaping, snow and ice removal and management fees (subject to the limitations set forth in Section 4.1(b)(2)).
Except to the extent specifically excluded by subsection (2) below, all other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability.
Subject to the exclusions set forth in Section 4.1(b)(2)(xi), amortization over the Approved Period, with interest at Landlord's cost of financing or, if the improvement is not financed, at the prime rate reported in The Wall Street Journal on the date of such expenditure) for capital expenditures made by Landlord (A) to reduce operating expenses if and to the extent that the annual reduction in operating expenses will be equal to or exceed the annual amortization and financing costs therefor or (B) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, codes, by-laws and court decisions of the jurisdiction in which the Building is located or the federal government ("Legal Requirements") which are first applicable to the Building after the Lease Commencement Date; the “Approved Period” shall mean the time period equal to the longest allowable useful life of the improvement permitted under generally accepted accounting principles, except that with respect to an improvement made for the purpose of reducing Operating Expenses, Landlord may reduce such time period to the number of years that it will take to fully amortize the cost of the capital expenditure if the yearly amortization amount (including interest as aforesaid) is equal to the projected annual savings as reasonably estimated by Landlord.
Any other costs and expenses reasonably incurred by Landlord in maintaining or operating the Building including the fitness facility and the garage; provided, however, that (x) any costs and expenses that are reimbursed by users of the fitness facility shall not be included in Operating Expenses, and (y) the costs and expenses reasonably incurred by Landlord in maintaining or operating the fitness facility shall be reduced proportionately based on any revenues that Landlord receives for the use of the fitness facility from other tenants of the Building (for example, if Landlord receives separate fees for the standard use of the fitness facility from a tenant that occupies ten percent (10%) of the Building, Landlord shall include in Operating Expenses only ninety percent (90%) of the costs and expenses of operating and maintaining the fitness facility).
The costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building if comparable services are being furnished (including Complex Common Expenses, as defined below) at comparable first-class buildings in the Market Area.
Charges for concierge, security, janitorial, char and cleaning services and supplies.
Complex Common Expenses (as hereinafter defined), if any.
Capital expenditures due to breakage, casualty or normal wear and tear to the extent the capital replacement cost is less than the costs of repair then immediately required.
Real Estate Taxes (as hereinafter defined).
Notwithstanding anything set forth in subsection (2) below, the Building's share of all costs, expenses, charges or other assessments under any covenants, conditions, restrictions or easements affecting the Land or from the Reston Town Center Joint Committee or other authority or entity or any successor thereto, including without limitation, the Urban Core assessment.
      Excluded costs and expenses:
Principal or interest payments on, and any other charges paid by Landlord in connection with, any mortgages, deeds of trust or other financing encumbrances.
Rental payments (including percentage rent and any increases in base rent) made under any ground lease, except to the extent such rental payments represent payment of Real Estate Taxes (as hereinafter defined) or the provision of goods and/or services that, if provided by Landlord, would be includable in Operating Expenses.
Leasing commissions payable by Landlord and advertising and promotional expenditures associated with marketing vacant space in the Building.
Deductions for depreciation for the Building, except to the extent included in subsection (1) above.
Depreciation and amortization of capital improvements, except to the extent included in subsection (1) above.
The costs of special services, tenant improvements and concessions, repairs, maintenance items or utilities separately chargeable to, or specifically provided for, individual tenants of the Building, including, without limitation, the cost of preparing any space in the Building for occupancy by any tenant and/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Building in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Building (including permit, license and inspection fees).
Attorney's fees and disbursements, recording costs, mortgage recording taxes, title insurance premiums, title closer's gratuity and other similar costs, incurred in connection with any mortgage financing or refinancing or execution, modification or extension of any ground lease; loan prepayment penalties, premiums, fees or charges.
Salaries and all other compensation (including fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of superintendent or building manager of Landlord or the managing agent.
The costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor from any source; it being understood that any rent payments or other payments by tenants in the nature of additional rent as provided in this Section 4.1 shall not be deemed sources of reimbursement to Landlord for such costs.
Fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building (including any such claims or disputes relating to the fitness facility or the garage) or the negotiation of leases with tenants or prospective tenants, including, without limitation, legal fees and disbursements.
Capital expenditures due to breakage, casualty or normal wear and tear, except to the extent includable pursuant to Section 4.1(b)(1)(xi).
Any costs and expenses incurred by Landlord in connection with causing the common and public areas of the Building which are within Landlord's sole and exclusive control to comply with applicable Legal Requirements, except to the extent included in 1(vi) above.
Costs incurred by Landlord for the original construction and development of the Building and the Complex, and for completion of all proffers work.
Costs and expenses incurred by Landlord for services which are duplicative of, or are normally included in, any management fees paid by Landlord.
That portion of any Operating Expenses which is paid to any entity affiliated with Landlord which is in excess of the amount which would otherwise be paid at then-existing market rates to an entity which is not affiliated with Landlord for the provision of the same service.
Sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment or to correct violations of building codes or other laws, regulations or ordinances applicable to the Building, except for expenditures for repairs and maintenance or other items that would otherwise reasonably constitute Operating Expenses and except as otherwise provided in Subsection (1) above.
Costs attributable to any "tap fees" or one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building.
Costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Building; provided, however, that with respect to the cost to repair damage, Landlord may include in Operating Expenses (1) the amount of a commercially reasonable deductible applied to each such occurrence and (2) if Landlord determines, in its reasonable judgment, that the effect of making a claim under Landlord's insurance policy or policies would be to materially increase, in the aggregate, the future cost of insurance premiums and repair and maintenance expenses relating to the Building, Landlord may include in Operating Expenses the cost to repair such damage to the extent such cost does not exceed two hundred percent (200%) of the deductible amount applicable under Landlord's insurance policy or policies to such occurrence; provided, however, that Landlord may only include such cost in Operating Expenses, if Landlord actually makes such repair and does not submit an insurance claim in connection therewith.
Rental for personal property leased to Landlord except for rent for personal property leased to Landlord the purchase price for which, if purchased, would be fully includable in Operating Expenses in the year of purchase.
Any costs actually reimbursed under any service contracts or under the warranty of any general contractor, subcontractor or supplier and realized by Landlord.
Costs and expenses incurred by Landlord in curing, repairing or replacing any portion of the Building made necessary as a result of defects in design, workmanship or materials.
Costs and expenses attributable to management fees (collectively, the “Management Fees”) payable by Landlord during the applicable calendar year in excess of a commercially reasonable charge therefor, which during the initial Lease Term shall not exceed three percent (3%) of gross revenues.
Attorney's fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer's fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Building.
Costs and expenses of administration and management of partnership activities of Landlord.
General corporate overhead and administrative expenses of Landlord or its managing agent that are unrelated to the operation, management, or maintenance of the Building.
Costs incurred as a result of Landlord’s breach of its obligations under this Lease.
Costs and expenses attributable to any testing, investigation, management, maintenance, remediation, or removal of Hazardous Materials other than any testing or monitoring customarily conducted by owners of buildings comparable to the Building in the ordinary course of operating and managing the same (except to the extent any such testing or monitoring is required as a result of Landlord’s failure to comply with its obligations under Section 6.4 hereof).
The cost of acquiring (but not of maintaining) sculptures, paintings, and other works of art.
Costs actually reimbursed by insurers or by governmental authorities in eminent domain proceedings and realized by Landlord.
Costs incurred for any items to the extent Landlord recovers under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty.
Charitable or political contributions.
Costs (including costs, such as, but not limited to, attorneys fees and disbursements, associated with any court judgment or arbitration award obtained against Landlord) directly resulting from the breach of any other lease or agreement by Landlord, the negligence or willful misconduct of Landlord and its employees, or the gross negligence or willful misconduct of Landlord’s agents or contractors (including the costs of increased insurance premiums as a result thereof).
  Compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or by the operator thereof (i.e., newsstands).
  “Takeover expenses” (expenses of another tenant or prospective tenant incurred by Landlord with respect to space located in the Building or another building of any kind or nature in connection with the leasing of space in the Building).
Accounting and legal expenses, except if and to the extent that the same are directly related to operating the Building.
Excess personnel costs due to any overlapping of staff during a staff transition, other than the costs of staffing property management positions in anticipation of impending turnover (but not to exceed two (2) weeks of overlap annually).

      As used above, the term "Real Estate Taxes" shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building or the Land upon which the Building (and any parking areas or facilities benefiting the Premises) is situated; (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the land upon which the Building is situated, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building, which are in the nature of, or in substitution for, real estate taxes; (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein; and (iv) reasonable expenses (including reasonable attorneys’ fees) incurred in reviewing, protesting or seeking a reduction in Real Estate Taxes.  If another building or buildings comprising the Complex (or parking areas or facilities benefiting the Building) are assessed together with the Building and/or the parking areas and facilities benefiting the Building, then Real Estate Taxes for the Building shall be a fraction thereof, the numerator of which is the number of square feet of rentable area in the Building and the denominator of which is the number of square feet of rentable area in buildings in the Complex.  Real Estate Taxes shall not include (I) any rental or other charges or fee imposed upon Landlord in connection with the lease or use of any vault space or (II) any income taxes, excess profits taxes, excise taxes, franchise taxes, estate taxes, inheritance taxes, succession taxes, grantor’s taxes, recordation taxes, and transfer taxes, except to the extent any of such taxes are in the nature of or are in substitution for or recharacterization or replacement of Real Estate Taxes.   If Tenant believes that a real estate tax assessment should be appealed, Tenant may so inform Landlord in writing, and Landlord will in good faith take Tenant’s analysis into consideration in making a final determination on whether to commence an appeal.   Landlord shall make such determination whether or not to challenge or appeal such assessment based on Landlord’s reasonable judgment of which course is in the best interest of the Building.  If Landlord contests the Real Estate Taxes for any calendar year and such contest results in an increase in Real Estate Taxes for such calendar year then, Landlord shall have the right to bill Tenant for prior underpayments of Operating Expenses thereby resulting.  If Landlord receives a refund of any portion of the Real Estate Taxes that were included in the Real Estate Taxes actually paid by Tenant (i.e., above the line item for Real Estate Taxes included in the Base Year), then Landlord shall reimburse Tenant its pro rata share of the refunded taxes, less any expenses that Landlord reasonably incurred to obtain the refund.  Landlord represents that the Land and Building are assessed together on the assessment rolls of Fairfax County, Virginia and are assessed and taxed separately from any other property.  Landlord shall use commercially reasonable efforts to ensure that the Land and the Building are at all times assessed and taxed separately from any other property.

      Throughout the Lease Term, Landlord shall use reasonable efforts to keep Operating Expenses at reasonable amounts while maintaining a first-class office building.  If the Building is operated as a part of the Complex, then Complex Common Expenses shall be included in Operating Expenses.  As used above, the term "Complex Common Expenses" shall mean those Operating Expenses incurred by Landlord in owning, operating and/or managing the Complex (as opposed to those Operating Expenses related exclusively to the Building), but only a fraction of such expenses, the numerator of which is the number of square feet of rentable area in the Building and the denominator of which is the number of square feet of rentable area in the Complex (or the portion of the Complex benefiting from the applicable Operating Expense).

      In the event the average occupancy rate for the entire Building shall be less than one hundred percent (100%) or if any tenant is paying separately for electricity or other utilities or services for any calendar year (including the Base Year), then, for purposes of calculating the additional rent payable by Tenant pursuant to this Article IV for each calendar year, the portion of Operating Expenses for the Base Year and such calendar year that fluctuate depending on the level of occupancy of the Building (including, without limitation, Real Estate Taxes) shall be increased by the amount of additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate for the entire Building had been one hundred percent (100%) for the entire Base Year and such calendar year, and with respect to Real Estate Taxes, as if the first tax assessment had been based on a fully occupied Building, and as if no tenants had separately paid for electricity or other utilities and services for such calendar year.  When making the foregoing calculation, Landlord shall be governed by the following:

      It is the intent of this provision to permit Landlord to recover from Tenant its proportionate share of Operating Expenses attributable to occupied space in the Building even though the aggregate of such expenses shall have been reduced as a result of vacancies in the Building.
      This Section 4.2 shall not be construed to permit Landlord to recover from Tenant additional rent pursuant to Article IV for any calendar year which, when added to the total amount of additional rent payable (whether actually paid, payable but unpaid, or that would have been payable except that it has been abated in accordance with the terms of the applicable tenant’s lease) by all tenants of the Building on account of Operating Expenses for such year, will exceed the actual amount of Operating Expenses incurred by Landlord for such year.

      On or about the first anniversary of the Tenant Occupancy Date and at the beginning of each calendar year thereafter during the Lease Term, Landlord shall submit to Tenant a statement setting forth in reasonable detail Landlord's reasonable estimate of (a) the amount by which the Operating Expenses that are expected to be incurred during such calendar year will exceed the Base Operating Expenses, and (b) the computation of Tenant's proportionate share of such anticipated increases.  Except as otherwise provided herein, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to one-twelfth (1/12th) of Tenant's proportionate share of the anticipated increase in such expenses and taxes.  Within approximately ninety (90) days after the expiration of each calendar year falling entirely or partly within the Lease Term, Landlord shall submit to Tenant a statement showing in reasonable detail (i) the actual amount of Base Operating Expenses, (ii) the actual Operating Expenses and Real Estate Taxes paid or incurred by Landlord during the immediately preceding calendar year, (iii) a computation of Tenant's proportionate share of the amount by which the Operating Expenses actually incurred during the preceding calendar year exceeded the Base Operating Expenses, and (iv)  the aggregate amount of the estimated payments made by Tenant on account thereof.  If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such increases, then Landlord shall credit such excess against the monthly installment(s) of annual base rent next coming due until such credit has been fully applied, or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord) within thirty (30) days following the determination of the amount of the excess.  If Tenant's actual liability for such increases exceeds the estimated payments made by Tenant on account thereof, then, within twenty (20) days after delivery of such statement, Tenant shall promptly pay to Landlord the total amount of such deficiency as additional rent due hereunder.

      In the event the Lease Term commences or expires or terminates on a day other than the first and last day of a calendar year, respectively, the increases in the Operating Expenses for such calendar year shall be apportioned by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.

      All payments required to be made by Tenant pursuant to this Article IV shall be paid to Landlord, without setoff or deduction (except as otherwise specifically provided in Sections 14.4 and Articles XVII and XVIII), in the same manner as annual base rent is payable pursuant to Article III hereof.

      Tenant's liability for its proportionate share of the increases in Operating Expenses described in Section 4.1 hereof for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term.  Similarly, Landlord's obligation to refund to Tenant the excess, if any, of the amount of Tenant's estimated payments on account of such increases for such last calendar year over Tenant's actual liability therefor shall survive the expiration of the Lease Term.

      In the event that Tenant, in good faith, believes that the amounts paid by Tenant to Landlord relating to increases in Operating Expenses during any calendar year falling within the Lease Term exceeded the amounts to which Landlord was entitled to hereunder and Tenant generally describes the alleged discrepancy in writing to Landlord, then, a regular employee of Tenant or an independent, certified public accountant designated by Tenant (who is (a) hired by Tenant on a non-contingency basis and provides a full range of accounting services or (b) one of the nationally recognized full-service accounting firms (or one of their successors) that is hired by Tenant on a contingency or non-contingency basis) shall have the right, during regular business hours and after giving ten (10) business days' advance written notice to Landlord, to inspect and complete an audit of Landlord's books and records relating to Operating Expenses for a period of one (1) year following the receipt by Tenant of the statement required of Landlord pursuant to Section 4.3 hereof for such calendar year.  If such audit shows that the amounts paid by Tenant to Landlord on account of increases in such charges exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to any such charges, then (x) after at least ten (10) days prior written notice to Landlord, for a period of sixty (60) days following the completion of Tenant's audit Tenant may also examine in such manner Landlord’s books and records for the previous two (2) calendar years with respect solely to line items for which a discrepancy was found (and comparable and related items), and (y) Landlord shall refund to Tenant the amount of such excess or the amount of such credit, as the case may be within twenty (20) days after the date it is determined that a refund is due, which sum shall bear interest at the Default Rate from the date of Landlord’s reconciliation statement for the year in which the overpayments occurred to the date paid.  Similarly, if it is determined that the amounts paid by Tenant to Landlord on account of Operating Expenses were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within twenty (20) days after it is determined that such a deficiency exists, which sum shall bear interest at the Default Rate from the date of Landlord’s reconciliation statement for the year in which the deficiency arose to the date paid.  Tenant shall (and shall cause its agents to) keep the results of such audit strictly confidential.  All Tenant’s costs and expenses of any such audit shall be paid by Tenant, except that if such audit shows that Operating Expenses for any such calendar year were overstated by Landlord by more than three percent (3%), Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses and fees incurred by Tenant in such audit, including any contingency fees (to the extent allowable pursuant to Section 4.7); provided, however, that in no event shall Landlord be obligated to reimburse Tenant for such audit costs in an amount in excess of the overstatement of Tenant’s proportionate share of Operating Expenses plus any interest that may be payable pursuant to this Section 4.7.  If Tenant does not notify Landlord in writing of any objection to any statement within said two (2) year and sixty (60) day period, or elect to audit the expenses of prior years within the sixty (60) day period set forth above, then Tenant shall be deemed to have waived such objection.

      If required by Landlord in connection with its approval of the Leasehold Work, or if elected by Tenant, electricity to the Premises shall be separately submetered or checkmetered, in which event Landlord shall, subject to any condition or limitations imposed by the electricity provider, install a submeter or checkmeter at Tenant’s expense.  Notwithstanding any of the foregoing to the contrary, Landlord may require submetering or checkmetering of electricity for:  (i)  Tenant’s proposed cafeteria, (ii) Tenant’s proposed data center, (iii) Tenant’s proposed Generator and Generator Support Area, (iv) Tenant’s proposed Communication Equipment, (v) Tenant’s proposed “secure areas”, (vi) Tenant’s proposed supplemental HVAC units, (vii) any other “24/7” electric operations, and (vii) electrical usage by Tenant that exceeds Tenant’s pro rata share of the electrical capacity of the Building described in Exhibit B – Schedule I attached hereto; provided that, no other tenant of the Building shall be permitted to exceed its pro rata share of the electrical capacity of the Building without submetering or checkmetering, nor shall any other tenant otherwise be granted more favorable rights with respect to paying for its share of electrical consumption, unless Tenant is afforded comparable such rights.  Following any such submetering or checkmetering, Tenant shall timely pay directly to the appropriate utility all charges for electricity furnished to the Premises (and the charges for such submetered or checkmetered electricity shall not be included in Operating Expenses; provided that, if Tenant’s entire Premises are submetered or checkmetered, then neither the charges for such submetered or checkmetered electricity, nor the charges for electricity furnished to other tenants’ premises, shall be included in Operating Expenses).  Notwithstanding anything contained herein to the contrary, if Tenant fails to pay any electric bill that is provided directly to Tenant by the electric utility as and when due, such failure shall constitute a default hereunder.  If any such default is not cured within ten (10) business days following written notice from Landlord, then Landlord shall have the right, but shall not be obligated, to pay the delinquent amounts, and Tenant shall reimburse Landlord therefor within five (5) business days after receiving notice of such payment by Landlord; provided that, Landlord may act without notice to Tenant if delay would cause an interruption of utility services, an emergency or similar situation.  Notwithstanding anything to the contrary herein, if electric service to the Premises is measured by submeter or checkmeter, then Tenant shall not be relieved of its obligation to pay its proportionate share of Operating Expenses attributable to the provision of electrical service to the common areas of the Building pursuant to this Article IV.

SECURITY DEPOSIT

              Not later than ten (10) business days following Tenant’s execution of this Lease, Tenant shall post an amount equal to Nine Hundred Forty-Eight Thousand Nine Hundred Sixty-Seven and 50/100 Dollars ($948,967.50) as a security deposit (hereinafter referred to as the "security deposit" or “Security Deposit”), which sum shall be in the form of an unconditional, irrevocable letter of credit meeting the requirements of this Article V at all times (the “Letter of Credit”) and shall be in addition to the amount paid by Tenant to Landlord pursuant to Section 3.1 hereof.  Any cash that Landlord may hold as a security deposit, including the proceeds if Landlord draws on the Letter of Credit (as defined below), will be deposited into an interest-bearing account maintained by Landlord (which account may also contain the security deposits of other tenants or other sums).  Any cash portion of the Security Deposit held by Landlord shall accrue interest at a standard passbook savings rate of interest, as reasonably determined by Landlord, and any such interest shall be deemed to be a part of the Security Deposit.  Among other things, Landlord has assigned (or intends to assign) to the holder of the mortgage now or hereafter encumbering the Building, all of Landlord's interest in this Lease, including, without limitation, the Security Deposit.

      The Security Deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease.  Within sixty (60) days after the expiration of the Lease Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return the Security Deposit to Tenant, less only such portion thereof as Landlord shall have reasonably and properly appropriated to satisfy any Event of Default by Tenant hereunder.  If any portion of the Security Deposit is so appropriated and withheld from the amounts to be returned to Tenant, and Tenant disputes same, then Landlord shall retain the Security Deposit until the dispute has been resolved.  In the event of any Event of Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to draw upon the Letter of Credit and use, apply or retain only such portion of the Security Deposit for (i) the payment of any annual base rent or additional rent or any other sum as to which such Event of Default relates, (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to Section 8.2 hereof, or (iii) the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of such Event of Default hereunder, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises; provided that, in the case of the applicable of the Security Deposit to payments of the type described in clauses (ii) or (iii) above, if Tenant has in good faith disputed such application of funds, then Landlord may not apply such sums until its entitlement thereto has been determined by a court of competent jurisdiction.  If any portion of the Letter of Credit is drawn upon and is so used or applied, within three (3) business days after written notice to Tenant of such use or application, Tenant shall restore the Security Deposit by providing either a replacement Letter of Credit or an amendment to the Letter of Credit then held by Landlord such that Landlord is holding one Letter of Credit in the aggregate amount of the Security Deposit required hereunder, and Tenant's failure to do so shall constitute a default under this Lease.  Tenant hereby authorizes Landlord to deposit the Security Deposit with the holder of any mortgage (as defined in Section 21.1) if and to the extent required by said holder; provided, however, that such holder shall hold the Security Deposit subject to Tenant's rights with respect to the Security Deposit set forth herein.

      Each Letter of Credit delivered to Landlord pursuant to this Article V shall be (i) substantially in the form set forth in Exhibit E attached hereto, or otherwise in form and substance satisfactory to Landlord in its reasonable discretion; (ii) in the amount of the Security Deposit then required hereunder, and shall permit multiple draws; (iii) issued by Comerica Bank or such other commercial bank reasonably acceptable to Landlord from time to time and located in the Washington, D.C. metropolitan area; (iv) made payable to, and expressly transferable and assignable by, the owner from time to time of the Building or, at Landlord's option, the holder of any mortgage (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith and payment by Tenant to the issuing bank of a reasonable transfer fee  of up to $500.00); provided, however, that Landlord shall have the right, in its sole discretion, to require that any such transfer be effected by delivery to Landlord of either a replacement Letter of Credit or an amendment to the Letter of Credit then held by Landlord with respect to this Lease; (v) payable at sight upon presentment to a local branch of the issuer of a simple sight draft, including a statement that Landlord is entitled to draw upon the Letter of Credit pursuant to the terms of this Article V and stating the amount that Landlord is entitled to draw in connection therewith; (vi) of a term not less than one year; and (vii) at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after the expiration of the Lease Term, or (2) replaced with cash in the amount of the Security Deposit.  Except as otherwise provided in the portions of this Section 5.1(c) that follow this sentence, Landlord agrees to give Tenant five (5) business days’ notice prior to exercising Landlord’s right to draw upon any Letter of Credit, which notice may be included in the default notice given to Tenant, if any, associated with the Event of Default giving rise to the draw.  Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to any of the foregoing provisions of Section 5.1(c), and, specifically, if Tenant fails to timely comply with the requirements of subsection (vii) above, then Landlord shall have the right to immediately draw upon the Letter of Credit without notice to Tenant and apply the proceeds to the security deposit.  Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its reasonable discretion.  If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten (10) business days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant.  In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within ten (10) business days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its reasonable discretion (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) business day period).  Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

      Provided that no monetary default or any material, non-monetary Event of Default (as defined in Section 19.1) shall then be in existence hereunder, then on the third (3rd) anniversary of the Rent Commencement Date, Tenant shall have the right to reduce the Security Deposit by Two Hundred Fifty-Seven Thousand Sixty-Eight and 50/100 Dollars ($257,068.50), subject to the procedures set forth in this Section 5.1(d).

        If all of the aforesaid conditions are met on the third (3rd) anniversary of the Rent Commencement Date, upon Tenant’s request, Landlord shall promptly notify the issuer of the Letter of Credit that the Letter of Credit may be reduced and the amount of the reduction so authorized, and the Security Deposit shall be so reduced in accordance with this Section 5.1(d); provided, however, that in no event shall the Security Deposit be reduced except as provided above.  The reduction in the Security Deposit shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit reducing the amount thereof as directed by Landlord, or a substitute Letter of Credit in such amount and in strict conformity with the terms of this Article V, in which latter event, the original Letter of Credit will be promptly returned to Tenant.  Substitutions of the Letter of Credit shall be made in a manner such that at all times one of the Letters of Credit (but not both) is in full force and effect and may be drawn upon (as permitted hereby).  In no event shall the amount of the Letter of Credit be reduced unless the issuing bank receives prior written notice from Landlord authorizing a reduction by a certain amount (it being understood that in no event shall the reduction exceed the amount so authorized by Landlord).  Notwithstanding anything in this Article to the contrary, if three (3) or more monetary Events of Default or five (5) of more material non-monetary Events of Default have occurred (whether or not the same are later cured), then there shall occur no reduction in the Security Deposit.

      In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or assignee.  If Landlord transfers the Security Deposit to a purchaser or assignee who expressly assumes liability therefor, Tenant shall look only to such purchaser or assignee for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit.  If the Security Deposit is in the form of a letter of credit, then Tenant shall, within ten (10) business days after Landlord's request therefor, have the Letter of Credit amended or reissued by the issuer to indicate the new beneficiary.

      Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (as defined in Section 21.1) encumbering the Building for return of the Security Deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Building, whether by foreclosure or deed in lieu thereof, except if and to the extent the security deposit is actually transferred to such holder.

USE OF PREMISES

              Tenant shall use and occupy the Premises solely for general office use, including ancillary uses thereto that are consistent with the character of the Building and Legal Requirements, which uses may include, without limitation, data center, operation of a Sensitive Compartmented Information Facility, training, employee/building invitee cafeteria/in-house food service, operations center, coffee and vending uses, light assembly for modification and testing of computers and related equipment, exercise facility and conference center, and for no other use or purpose.  Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to the Landlord or other tenants of the Building.  Tenant shall comply with all Legal Requirements) concerning the use, occupancy or condition of the Premises and all machinery, equipment and furnishings therein, including, but not limited to the Americans with Disabilities Act and regulations promulgated from time to time thereunder (the “ADA”).  If any such Legal Requirement requires an occupancy or use permit or license for the Premises and the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly deliver a copy thereof to Landlord; provided, however, that if Landlord is performing the Leasehold Work, then Landlord shall be responsible for obtaining the initial  non-residential use permit for the Premises at Tenant's expense (subject to application of the Improvements Allowance (as hereinafter defined)).  It is expressly understood that if any change in the use of the Premises by Tenant, or any alterations to the Premises by Tenant, or any future law, ordinance, regulation or order requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Building, such permit or approval shall be obtained by Tenant on its behalf and at its sole expense.  Further, Tenant shall comply with all Legal Requirements which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises.  Tenant shall pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Tenant's failure to comply with the provisions of this Lease.

      Subject to Tenant's obligations under Article IV of this Lease, Landlord shall comply with all Legal Requirements that are applicable to the structural components of the Building (including such components located within the Premises) or the operation of the common and public areas in the Building  (except that Landlord’s obligation to comply with the ADA, shall apply only with respect to the common and public areas of the Building that are within Landlord's sole and exclusive control), to the machinery and equipment provided by Landlord in the operation of the Building, and to the Base Building systems, including, but not limited to, Base Building restrooms on each floor of the Premises, whether inside or not inside Tenant’s Premises or accessible from public corridors, and to the exterior of the Building (including the roof).  Notwithstanding anything to the contrary in this Section 6.1, all additions, replacements or alterations to the Building (other than the Premises) which are required due to the enactment of any Legal Requirements after the date on which this Lease is fully executed shall be performed by Landlord and the cost thereof shall be an Operating Expense (if and to the extent permitted in accordance with Article IV of this Lease) unless such addition, replacement or alteration is necessitated by Tenant's particular use, design or layout of the Premises or caused by the acts or omissions of Tenant or any of its employees, agents, contractors or subtenants, in which case Tenant shall bear the entire cost of performing such addition, replacement or alteration.

      Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures or personal property.  In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

Tenant shall not cause or knowingly permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building by Tenant or its Invitees (as defined in Section 8.3), provided that Tenant may use and store reasonable quantities of standard office supplies and standard cleaning materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises.  At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials (except to the extent that such Hazardous Materials were brought into the Premises by Landlord, its employees, contractors and agents) and in compliance with all Environmental Laws (it being agreed that Tenant shall not be obligated to cure any noncompliance that was not caused by Tenant or its Invitees).  "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment.  "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).  Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  An "Environmental Default" means any of the following by Tenant or any of Tenant’s Invitees:  a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition.  Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same.  If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent.  Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's knowledge and belief regarding the presence of Hazardous Materials at or in the Premises.

      Landlord shall not knowingly permit the use of any Hazardous Materials in violation of any Environmental Law in the construction or development of the Property.  In the event Landlord is advised, or it shall come to Landlord's attention, that Hazardous Materials exist in the Property (i.e., in the Building or in, on, or about the Land), if mandated by any Legal Requirement, Landlord shall take all reasonable steps necessary to promptly remove, at Landlord's expense, all such Hazardous Materials, and in doing so, Landlord shall use its reasonable efforts not to materially interfere with the conduct of Tenant's business; provided, however, that Landlord shall remove any Hazardous Materials from the Premises which Tenant, its employees, agents, subcontractors or subtenants shall have introduced or otherwise brought in, on or about the Premises at Tenant's expense.  Notwithstanding anything herein to the contrary, no holder of any mortgage (nor any person or entity claiming by, through or under any such holder) shall have any liability under this Section 6.4 or any responsibility to perform any of Landlord's obligations set forth in this Section 6.4.

ASSIGNMENT AND SUBLETTING

              Tenant shall not have the right to assign, transfer, mortgage or otherwise encumber this Lease or its interest herein without first obtaining the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion (except as otherwise provided in this Article).  No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion (except as otherwise provided in this Article).  If Tenant is a partnership or a limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning, individually or collectively, a controlling interest in Tenant (occurring in one transaction or in a series of related transactions) shall be deemed a voluntary assignment of this Lease and shall be subject to the foregoing provisions.  If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant (occurring in one transaction or in a series of related transactions), shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions.  However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional stock exchange.  Any attempted assignment or transfer by Tenant of this Lease or its interest herein without Landlord's consent when Landlord’s consent is required shall constitute an Event of Default.

      Notwithstanding the restrictions on assignment set forth in Section 7.1(a) above, Landlord's prior consent shall not be required with respect to any assignment of this Lease resulting from the merger, consolidation, or other corporate reorganization of Tenant, or the sale or transfer of the capital stock of Tenant (each, a “Permitted Transfer”), provided that (i) Tenant after such merger, consolidation, reorganization or sale of stock has a creditworthiness (e.g., assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) equal to or greater than the credit worthiness and net worth of Tenant on the date hereof, (ii) Tenant after such merger, consolidation, reorganization or sale of stock agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (iii) Tenant after such merger, consolidation, reorganization or sale of stock shall comply with the use and occupancy provisions of this Lease, (iv) Tenant provides Landlord with prior written notice of its intent to assign all or a portion of the Premises not more than ninety (90) nor less than ten (10) days prior to the date such assignment is to be effective, (v) the character of Tenant after the merger, consolidation, reorganization or sale of stock, as the case may be, and the nature of Tenant's activities on the Premises and in the Building will not materially adversely affect other tenants in the Building or materially impair the reputation of the Building as a first-class office building, (vi) the assignment is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of Article VII of the Lease, (vii) no monetary default or material non-monetary Event of Default exists under any of the terms and provisions of this Lease that is not fully cured on or before the effective date of such merger, consolidation, reorganization or sale of stock, and (viii) the assignment (A) will not result in a material increase in Operating Expenses for the Building beyond that which Landlord incurs prior to the assignment, and (B) will not materially increase the burden on elevators or other Building systems or equipment over the burden prior to such assignment.

      In the event of any assignment of this Lease, Tenant shall remain fully liable as a primary obligor and principal for Tenant's obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.

      Tenant shall not have the right to sublease (which term, as used herein, shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises or assign this Lease without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that it shall not be unreasonable for Landlord to withhold its consent if a monetary or material non-monetary Event of Default shall have occurred hereunder that is not fully cured on or before the effective date of such sublease or assignment, or the nature of the activities to be conducted by such proposed subtenant or assignee would materially and adversely affect the other tenants of the Building or would impair the reputation of the Building as a first-class office building, or that the financial history or credit rating of the proposed subtenant or assignee is such that such assignee or subtenant cannot reasonably be expected to meet the financial obligations of the assignment and this Lease or the sublease with appropriate financial margins (taking into account the financial condition of Tenant and the fact that Tenant is not released from liability hereunder) or that the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee (i) is likely to materially increase Operating Expenses for the Building beyond that which Landlord incurs prior to such proposed subletting or assignment; (ii) is likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; (iii) violates any provisions or restrictions contained herein relating to the use or occupancy of the Premises; or (iv) the proposed sublease or assignment may have an adverse effect on the real estate investment trust qualification tests applicable to Landlord and its affiliates.  Any attempted assignment of this Lease or subletting by Tenant of any portion of the Premises without Landlord's consent shall constitute an Event of Default.  Furthermore, Tenant shall not have the right to assign this Lease or sublease all or any portion of the Premises without first complying with the provisions of subsections (a) through (e) below:

      If Tenant desires to sublease any portion of the Premises, Tenant shall specify to Landlord in writing the area proposed to be sublet and the date such portion is to be made available for subleasing.  Landlord shall have the right, but not the obligation, to retake possession of the portion of the Premises proposed to be sublet (i) if such portion, together with any other portion(s) of the Premises and the Wilson Premises then currently sublet or assigned, exceeds, in the aggregate, fifty percent (50%) of the rentable area in the Premises (which shall be deemed to include the Wilson Premises for the purposes of this Section 7.2(a)), or (ii) if the proposed sublease is for a term (including all renewal options), of more than ninety percent (90%) of the balance of the Lease Term; provided, however, that a sublet or assignment to any Affiliate or Parent of Tenant (as defined below) or in connection with a merger or other transaction permitted pursuant to Section 7.1(b) hereof, shall not be considered an assignment or sublet for the purpose of this Section 7.2(a); and provided further that such ninety percent (90%) shall be calculated taking into consideration Tenant’s renewal options (if the same have been exercised by Tenant) and only that portion of the term of the sublease for which Tenant has no right to terminate the sublease.  In the case of a sublet that would give rise to a recapture right in favor of Landlord, Tenant shall provide Landlord at least thirty (30) days advance written notice of Tenant’s intention to sublease a portion of the Premises, and Landlord shall, within thirty (30) days after Landlord’s receipt of Tenant’s sublease request, notify Tenant in writing whether or not Landlord will retake possession of the portion of the Premises proposed to be sublet and thereby delete such portion of the Premises from the Premises being leased to Tenant hereunder.  If Landlord elects to retake such  portion of the Premises, (i) Landlord shall retake possession of such portion on the date specified in Tenant's notice, (ii) Tenant's obligation to pay rent for such portion shall cease on such date and (iii) Landlord and Tenant shall promptly execute an amendment to the Lease setting forth the new square footage of the reduced premises to be occupied by Tenant.  Thereafter, Tenant shall not have any further rights of any kind, including any rights of renewal, in or to the portion of the Premises so retaken.  In the case of a sublet that does not give rise to a recapture right or if Landlord does not elect to retake such portion of the Premises within the aforesaid thirty (30) day period, Tenant shall comply with the provisions of Section 7.2(b) below with respect to any proposed sublease of such portion of the Premises.

      Tenant shall have the right to assign this Lease or sublease any portion of the Premises to the extent that Landlord has not elected to (or does not have the right to) retake the same pursuant to Section 7.2(a) above, provided that Tenant obtains the prior written consent of Landlord to such proposed assignment or sublease in accordance with Section 7.2.

       [Intentionally Deleted.]

      Tenant's right to assign this Lease or sublease any portion of the Premises that Landlord has not elected to (or does not have the right to) retake pursuant to Section 7.2(a) above shall expire one hundred twenty (120) days after the giving of the notice required by subsection (a).  Thereafter, Tenant shall have no right to assign this Lease or sublease the portion of the Premises described in the notice furnished pursuant to Section 7.2(a), unless Tenant shall have again complied with the procedures set forth in this Section 7.2.  Notwithstanding the foregoing, if at the expiration of such one hundred twenty (120) day period Tenant is still actively and continuously negotiating with the same potential assignee or subtenant disclosed to Landlord pursuant to this Section 7.2, then Tenant may continue negotiating with such potential subtenant (for up to an additional sixty (60) days) without again complying with the provisions of this Section 7.2, provided Tenant does so actively and without interruption.  If the assignment or sublease being negotiated does not at the expiration of such 60-day period qualify as a proposed assignment or sublease that gives rise to a recapture right in favor of Landlord, then Tenant may continue negotiating with such potential assignee or subtenant (for up to an additional sixty (60) days) without again complying with the provisions of this Section 7.2, provided Tenant does so actively and without interruption, however, if at the expiration of the initial 60-day period the assignment or sublease would qualify as a proposed assignment or sublease that gives rise to a recapture right, then Landlord shall again have a recapture right even if Landlord had previously notified Tenant that Landlord would not recapture the portion of the Premises described in the notice furnished pursuant to Section 7.2(a).

      If a monetary or material non-monetary Event of Default shall have occurred hereunder for which Landlord has exercised its remedies, Landlord shall be entitled to receive one hundred percent (100%) of any proceeds derived from assigning this Lease, or proceeds derived from subletting the Premises or any part thereof in excess of the rent due under this Lease.  Provided no monetary or material non-monetary Event of Default shall have occurred hereunder for which Landlord has exercised its remedies, Landlord shall be entitled to receive fifty percent (50%) of the proceeds derived from assigning this Lease or that portion of any proceeds derived from subletting the Premises or any part thereof in excess of the sum of (i) the rent due under this Lease, plus (ii) Tenant’s reasonable out-of-pocket expenses (including tenant improvements for the proposed assignee or sublessee, legal fees and leasing commissions, undepreciated costs of tenant improvements made to the Premises by Tenant or by Landlord at Tenant’s request and at Tenant’s expense’ in excess of the Improvements Allowance and other costs and expenses Tenant reasonably incurs in connection with the assignment or sublease, but excluding any costs attributable to vacancy periods or “downtime”) that Tenant reasonably incurred in connection with the procurement of such sublease or assignment.  Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment and expenses incurred by Tenant in connection therewith.  Upon Landlord advising Tenant of any potential adverse effect of any proposed sublease or assignment on the real estate investment trust qualification tests applicable to Landlord and its affiliates and proposing one or more commercially reasonable solutions to such effect (if any are available), Tenant will exercise commercially reasonable efforts to structure any such proposed sublease or assignment so that the portion of the excess rents that become payable to Landlord will not have such adverse effect, and if Tenant is unable so to structure any proposed sublease or assignment, then Landlord shall have the right in its sole and absolute discretion to withhold its consent to the proposed sublease or assignment or to terminate this Lease with respect to the proposed sublet space as provided in this Section.  The provisions of this Section 7.2(e) shall not apply with respect to subleases or assignments to a Parent or Affiliate of Tenant.

      Notwithstanding the provisions of Sections 7.1 or 7.2 hereof to the contrary, if consent to any assignment or subletting is required by the holder of any mortgage on the Building, no assignment of this Lease or sublease of all or any portions of the Premises shall be permitted without the prior written consent of such holder; provided, however, that such holder shall use the same approval standards and criteria as required of Landlord pursuant to Sections 7.1 or 7.2, as applicable.  Landlord agrees to use its reasonable efforts to obtain promptly such required consent to any proposed subletting or assignment.

      The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease.  Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting.  For any period during which Tenant is in monetary or material non-monetary default hereunder beyond any applicable grace or cure period, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord.  Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord for Landlord's prior written approval as to form and substance, which approval shall not be unreasonably withheld, conditioned or delayed, but which instruments shall provide, as an express condition precedent to Landlord's prior approval, that any sublessee or assignee agree to remain jointly and severally liable to Landlord for all obligations imposed by any such agreement of assignment or sublease.

              Notwithstanding the above restrictions on subletting and assignments, Landlord’s prior consent shall not be required with respect to any assignment or subletting to an “Affiliate of Tenant” (as hereinafter defined) or a “Parent of Tenant” (as hereinafter defined), provided (i) that such assignee or sublessee has a creditworthiness (e.g., assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) as certified to Landlord by Tenant’s chief financial officer, (ii) that such assignee or sublessee agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (iii) that such assignee or sublessee shall conduct business which is a permitted use pursuant to Article VI of this Lease, (iv) that Tenant provides Landlord with prior written notice of its intent to assign or sublease all or a portion of the Premises not more than ninety (90) nor less than thirty (30) days prior to the date such assignee or sublessee is to occupy the Premises, (v) that the character of such person or entity and the nature of its activities on the Premises and in the Building will not adversely affect other tenants in the Building or impair the reputation of the Building as a first-class office building, and (vi) that the sublease or assignment with such person or entity is not a so-called “sham” transaction intended by Tenant to circumvent the provisions of this Article VII, and provided further that if such Affiliate of Tenant or Parent of Tenant ceases to be an Affiliate of Tenant or Parent of Tenant, as the case may be, such cessation, at Landlord’s sole option, for all purposes hereunder, shall be a default under this Lease for which Landlord shall have all of the remedies available to it pursuant to Article XIX hereof.

      In the event of any such assignment or subletting pursuant to this Section 7.5, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.

      For purposes of this Section 7.5, an “Affiliate of Tenant” shall mean any corporation, association, trust or partnership (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or (iii) which is under common Control with Tenant.  For the purposes hereof, a “Parent of Tenant” shall mean any corporation, association, trust or partnership (A) which Controls Tenant or (B) which owns more than fifty percent (50%) of the issued and outstanding voting securities of Tenant.  The terms “Control” or “Controls” as used in this Section 7.5 shall mean ownership (directly or indirectly) of (a) more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs or (b) the amount of votes sufficient to elect a majority of the board of directors of the corporation in question.

              Notwithstanding the above restrictions on subletting and assignments, Landlord acknowledges that Tenant intends to allow individuals (or teams of individuals) working on projects with Tenant, Tenant’s business invitees and Tenant’s customers to temporarily use and occupy portions of the Premises from time to time, but not in excess of twenty percent (20%) of the rentable area of the Premises offices at any one time, including, without limitation, employees of third-party businesses whose co-location with Tenant at the Premises facilitates Tenant’s business operations or its ability to meet its obligations to its customers (any of the foregoing herein called a “Permitted Occupant”).  Provided that such use and occupancy is subject to the terms and conditions of this Lease, and provided that (i) Tenant remains fully liable under this Lease; (ii) such Permitted Occupant and all employees of the Permitted Occupant are expressly covered under Tenant’s insurance policies that Tenant is required to maintain hereunder; and (iii) the occupancy arrangement is not a subterfuge by Tenant to avoid its obligations under this Article VII, then Tenant shall notify Landlord thereof, but Landlord’s consent shall not be required for any such occupancy arrangement and such occupancy shall neither be subject to this Article VII nor deemed a violation of this Lease.  None of the foregoing shall prohibit Tenant from recovering an equitable portion of its costs (including a pro rata portion of Tenant’s rental obligations) from any Permitted Occupant..

      Tenant’s rights under this Section 7.6 are personal to and may be exercised only by The Titan Corporation and shall not be exercised by any assignee or subtenant.

      Notwithstanding the thirty (30) day time period set forth in Section 7.2 above with respect to proposed assignments and subleases for which Landlord has a right to recapture the Premises or the proposed sublease space, Landlord agrees to approve or disapprove any proposed sublease or assignment (including any proposed sublease for which Landlord has a right to recapture) within fifteen (15) business days after Landlord’s receipt of Tenant’s request therefor and sufficient information about the proposed subtenant or assignee to enable Landlord to make the determination called for by this Article VII, which request states in bold capital letters that the request will be deemed approved in accordance with Article VII of the Lease if Landlord fails to respond in fifteen (15) business days.  If Landlord fails to respond to Tenant within such fifteen (15)-business day period, then Landlord shall be deemed to have approved such sublease or assignment, subject to the terms and conditions of Landlord’s standard consent form, which is attached hereto as Exhibit K.  The parties hereby agree that Landlord’s thirty-(30) day recapture period shall run concurrently with the fifteen (15) business day period specified above provided Tenant delivers with its initial notice of its intent to assign or sublease sufficient information about the proposed subtenant to enable Landlord to make the determination called for in this Article VII.

TENANT'S MAINTENANCE AND REPAIRS

      Subject to the provisions of Section 8.3, Tenant will keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, and will suffer no waste or injury thereto.  At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in the same order and condition in which they are in on the Lease Commencement Date (or, if later, substantial completion of the Leasehold Work), permitted alterations, ordinary wear and tear and unavoidable damage by the elements excepted and except as otherwise provided in Article XVII (Damage and Destruction) and Article XVIII (Condemnation).  Landlord, at its cost, shall provide and install all replacement fluorescent tubes for building standard light fixtures; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense.

      Except as otherwise provided in Article XVII or Section 13.4 hereof, all injury, breakage and damage to the Premises shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses reasonably incurred in connection therewith as additional rent hereunder; provided that, with respect to any such injury, breakage or damage to the Premises only, Landlord shall not, except in case of an emergency, have the right to make such repairs and charge Tenant therefor unless Tenant fails to commence such repairs within ten (10) days after the date the damage occurs (or such shorter period as may be reasonable given the nature of the damage) or Tenant fails thereafter to promptly and diligently prosecute such repairs to completion in accordance with the requirements of this Lease).  The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord from Landlord’s and/or Tenant’s insurer on account of such injury, breakage or damage  (or such proceeds as would have been available if Landlord carried all insurance required to be carried by Landlord hereunder).  Notwithstanding anything contained herein to the contrary, in the case of damage to the Premises that is caused by (i) the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors in connection with the routine maintenance and operation of the Building, or (ii) the gross negligence of Landlord or Landlord’s employees, agents or contractors in connection with the provision of maintenance or services requested by Tenant, Landlord shall be responsible for payment of a portion of the repair costs equal to the amount of the deductible under Tenant’s insurance policy, but not to exceed the amount of the deductible that would apply to a similar occurrence under Landlord’s insurance policy.

      Landlord shall keep and maintain the exterior and demising walls, foundations, roof, landscaped areas and common areas that form a part of the Building, and the base Building standard mechanical, electrical, HVAC plumbing and fire life safety systems, pipes and conduits that are provided by Landlord in the operation of the Building or, on a non-exclusive basis, the Premises in clean, safe, sanitary and good operating condition in accordance with standards customarily maintained by first-class office buildings located within the area bounded by New Dominion Parkway, Reston Parkway, Town Center Parkway and Dulles Toll Road in Reston, Virginia (collectively, the “Market Area”), and will make all required repairs thereto.  All common or public areas of the Building and the land upon which it is situated (including without limitation the first floor lobby area and the exterior landscaping) shall be maintained by Landlord in accordance with standards customarily maintained by first-class office buildings in the Market Area.  Tenant shall promptly provide Landlord with written notice of any defect or need for repairs in or about the Building of which Tenant is aware; provided, however, Landlord's obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant.  Notwithstanding any of the foregoing to the contrary, maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building structure and systems.  Notwithstanding anything contained herein to the contrary, in the case of damage to the Building that is caused by the negligence or willful misconduct of Tenant or any agent, employee, subtenant, contractor, customer, guest or invitee of Tenant (collectively, “Invitee”), Tenant shall be responsible for payment of the amount by which the costs and expenses to repair exceed the insurance proceeds, if any, received by Landlord on account of such damage (or which would have been received if Landlord maintained the insurance required to be maintained by Landlord hereunder), including, but not limited to, the amount of Landlord’s commercially reasonable deductible and any non-insured events.  In undertaking any repairs, testing, adjusting or balance of any Building system, any alterations, additions, improvements or other maintenance work in the Premises or in the Building, or in exercising any right of access into the Premises, Landlord shall (i) perform such activity in a manner and at a time or times that will minimize interference with Tenant’s use and occupancy of the Premises and that will not unreasonably delay or interfere with Tenant’s use and occupancy of the Premises or the performance by Tenant of alterations; (ii) promptly repair any damage caused by Landlord; and (iii) upon completion of such activity, restore any portion of the Premises that may have been collaterally affected by such activity to the condition existing before such activity.

      (a)  In the event Landlord fails to perform any of the obligations on Landlord’s part to be performed pursuant to Article VIII of this Lease or to repair any latent defects as required under the Work Agreement (which failure materially affects Tenant’s access to or use of the Premises) within thirty (30) days after written notice from Tenant to Landlord and to the holder of any mortgage on the Premises of which Landlord has given Tenant notice or of which Tenant has actual notice, specifying the nature of such obligation (or if such obligation is of the type which cannot be completed within thirty (30) days, then if Landlord fails to (i) commence to perform such obligation within thirty (30) days after such written notice from Tenant and (ii) thereafter prosecute the same to completion with due diligence given the nature of such obligation) (it being understood and agreed that, in connection with the foregoing, the mortgagee may negotiate for additional cure periods in any subordination agreement between such mortgagee and Tenant with respect to this Lease), then thereafter at any time prior to Landlord's (or the holder of any mortgage) commencing to perform such obligation or subsequent to Landlord (or the holder of any mortgage) commencing to perform such obligation if Landlord (or the holder of any mortgage) has not prosecuted the same to completion with due diligence given the nature of such obligation, and if such failure to perform an obligation is continuing for ten (10) days following Landlord’s receipt of a second written request thereof following the expiration of the aforesaid cure periods, then Tenant may, but need not, perform such obligation and charge the reasonable out-of-pocket cost thereof to Landlord.  In the event of an emergency involving a risk to life or material damage to property (as reasonably determined by Landlord or Tenant), then the provisions of this Section shall apply, except that the aforesaid thirty (30)-day and ten (10)-day periods shall be reduced to such shorter periods as may be reasonable under the circumstances, and in Tenant’s notice to Landlord, Tenant shall specify whether Tenant believes the failure constitutes any such emergency.  Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such repairs within thirty (30) days following Landlord's receipt of copies of all invoices, bills, receipts or charges incurred by Tenant in making such repairs.  Such repairs by Tenant shall be effected in a first-class manner and otherwise in accordance with the provisions of this Lease.

      If Landlord fails to pay to Tenant when due any sum which Tenant is entitled to recover from Landlord pursuant to Section 8.4(a), then if Tenant has obtained a final, non-appealable court judgment that such sum was due and payable to Tenant under the terms of Section 8.4(a) but was wrongfully withheld by Landlord, then Tenant may credit the amount of such judgment against rent due under this Lease, provided that the amount that shall be credited against the annual base rent each month shall not exceed ten percent (10%) of the monthly base rent.

TENANT ALTERATIONS

      The initial improvements to the Premises shall be constructed in accordance with Exhibit B attached hereto and made a part hereof.  It is understood and agreed that except as provided in the preceding sentence Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises.

      Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as "improvements" or “Alterations”), structural or otherwise, in or to the Premises or the Building, without the prior written consent of Landlord.

      Improvements to the interior of the Premises which (i) are not readily visible to the exterior of the Building or the common and public areas thereof, (ii) are not structural, (iii) do not affect the electrical, mechanical, fire or  life safety systems within the Building and (iv) are otherwise in conformance with all applicable building, zoning and other codes or regulations affecting the Building, shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.  Landlord agrees to approve or disapprove any proposed Alterations within ten (10) business days after Landlord’s receipt of Tenant’s request therefor and sufficient information about the proposed Alterations to enable Landlord to make the determination called for by this Section 9.2.  If Landlord fails to respond to Tenant within such ten (10) business day period, Tenant shall deliver a second written request for Landlord’s approval, which second request shall be delivered to Landlord and shall clearly state that the request will be deemed approved in accordance with this Section 9.2 if Landlord fails to respond within five (5) business days.  If Landlord fails to respond to Tenant within five (5) business days after Landlord’s receipt of such second notice, then Landlord shall be deemed to have approved the proposed Alterations.  Notwithstanding the foregoing, Tenant shall have the right, after providing at least ten (10) days prior written notice to Landlord, but without the necessity of obtaining Landlord’s consent, to make  nonstructural Alterations  in and to the Premises that (I) meet the requirements of clauses (i)-(iv) above, (II) do not require the issuance of a building permit, (III) are not visible from outside the Premises, and (IV) do not cost, in the aggregate when combined with improvements made to the Wilson Premises, more than seventy thousand dollars ($70,000.00) per Alteration, nor more than two hundred fifty thousand dollars ($250,000) in a twelve (12) month period.

      Any Alterations made by Tenant shall be made:  (i) in a good, workmanlike, first-class and prompt manner and otherwise in accordance with the rules for contractors set forth in Exhibit B; (ii) using new materials only; (iii) by a contractor (and, if reasonably required by Landlord, under the supervision of an architect) approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), it being agreed that if Landlord does not respond to any such request for approval within ten (10) business days after Landlord’s receipt of Tenant’s written request for approval that states in bold letters on the face thereof that failure to respond within ten (10) business days will result in landlord’s deemed approval, then such contractor (or architect) shall be deemed approved by Landlord; (iv) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (Tenant hereby agreeing to pay the reasonable, out-of-pocket costs and expenses incurred by Landlord for third-party consultants necessary for Landlord’s review of the same); (v) in accordance with all Legal Requirements and the requirements of any insurance company insuring the Building or any portion thereof; and (vi) after obtaining public liability and worker's compensation insurance policies reasonably approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration.

      Prior to each payment to any contractor, subcontractor, laborer, or material supplier for all work, labor, and services to be performed and materials to be furnished in connection with Alterations, Tenant  shall obtain and deliver to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services performed and materials furnished in connection with Alterations through the date of the then-current requisition conditioned only on payment of the amount requisitioned.  If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) business days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord.  If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith.

      All Alterations involving structural, electrical, mechanical or plumbing work, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense; provided, however, that Landlord shall obtain competitive rates therefor, and if Landlord is unable to obtain competitive rates therefor, then, except if the failure to use Landlord’s designated contractor would void or otherwise adversely affect the warranty of any Building structure or system warranties, Tenant shall have the right to choose another contractor or subcontractor that is reasonably acceptable to Landlord.  Promptly after the completion of an Alteration that changes the then-current as-built drawings, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings and a CADD computer disc showing such Alteration in place.

      When granting its consent, Landlord may impose reasonable conditions, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of required permits and specified insurance.  It shall be reasonable for Landlord to insist that portions of the Premises visible to the public shall maintain a uniform appearance with the rest of the Building.  All improvements permitted by Landlord must conform to all rules and regulations established from time to time by the Underwriters' Association of the Commonwealth of Virginia and to all laws, regulations and requirements of the Federal, state and local  governments.  Landlord's review and approval of any such plans and specifications and its consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and requirements of the insurers of the Building ("Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to all applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with all applicable Legal Requirements or Insurance Requirements of such plans, specifications and work.  If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of annual base rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien.  It is understood and agreed that any improvements to the Premises shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed the "owner" of such improvements (and not the agent of Landlord).

      Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises by Tenant, or its contractors, agents or employees.  If any improvements are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith.  All improvements to the Premises or the Building made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term unless (i) Tenant requests, when it submits its plans and specifications for such improvements to Landlord for Landlord's approval in accordance with Section 9.2, Landlord's consent to Tenant's removal of such improvements upon the expiration or earlier termination of the Lease Term and Landlord so consents or (ii) Landlord specifies in its approval of the plans and specifications for such improvements that Tenant must remove the improvements upon the expiration or earlier termination of the Lease Term; provided, however, that if no Event of Default has occurred and is still continuing under this Lease, then Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, shelving, appliances, computers, security equipment, trade fixtures, furnishings and equipment installed in the Premises solely at the expense of Tenant; and provided further, however, that Landlord may only require removal and/or restoration of the Generator Alterations and any Alterations to the base building structure or systems.  All damages and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant's sole expense.  If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

SIGNS AND FURNISHINGS

(a)        No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building except (i) suite entry signage on each floor of the Premises and on the directories and doors of offices and such other areas as are designated by Landlord, (ii) signage (including Tenant’s logo) in elevator lobbies located on full floors occupied by Tenant, or (iii) signage inside the Premises in a manner that such signs, advertisements, and notices are not visible from outside the Premises; provided all such signage in clauses (i) and (ii) above shall be subject to Landlord’s approval of the size, number, location, color and design thereof, and in all cases such that the same are in accordance with any applicable state or local building code or zoning regulations; provided further, however, that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.  All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense and shall be removed by Tenant, at Tenant's sole cost and expense, at the end of the Lease Term (and Tenant shall repair any damage to the Building or the Premises caused by such removal).  If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense.  Tenant shall be entitled to one (1) directory line per one thousand (1,000) rentable square feet of the Premises (but in no event less than Tenant's proportionate share (as defined in Section 4.1(a)), on the Building's lobby directory, at no additional cost to Tenant.  Tenant may list its name and the names of Tenant's employees and permitted subtenants and assignees on the Building's lobby directory, but only to the extent the number of lines devoted to all such names does not exceed the total number of lines on such directory allocated to Tenant as set forth in the preceding sentence).  Notwithstanding the foregoing, if Tenant requests that Landlord change the name, initially listed thereon, then Landlord agrees to do so provided Tenant reimburses Landlord therefor for all direct and indirect costs incurred by Landlord therefor.  Landlord's acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises.  Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a first-class office building, and upon notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement; provided, however, that Tenant shall have the continuing right to indicate the Building’s address in all marketing materials.  Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building but not in the Premises (which for the purpose of this sentence shall include the elevator lobbies of each entire floor leased by Tenant), except as may be required by law or in emergency situations.

      Notwithstanding the foregoing, so long as Tenant is leasing from Landlord at least 100,000 square feet of rentable area of the Building (including space occupied by Permitted Occupants but excluding the Wilson Premises) and if Tenant (together with any Permitted Occupants) occupies at least 100,000 square feet of rentable area in the Building (including the Wilson Premises), then Tenant shall have the right to signage on the exterior of the Building as follows: (i) exclusive signage at the top of the Building on one face of the Building (“Rooftop Signage”) up to the maximum square footage available for Rooftop Signage under applicable Legal Requirements, provided, however, that Tenant’s exclusive right to Rooftop Signage, if applicable, shall not apply to ground floor retail storefront signage, and (ii) signage adjacent to the first floor retail entrance, which signage identifying Tenant shall be subject to the following terms and conditions:  (1) Tenant shall, at Tenant’s sole cost, install such signage; (2) Tenant shall, at Tenant’s sole cost maintain such signage in a first class condition; (3) Tenant shall, at Tenant’s cost, obtain all necessary permits and approvals prior to commencing to install the signage (including without limitation those approvals required from the Reston Town Center Design Review Board); (4) the size, location, materials, color, style and manner of installation of such signage shall be subject to Landlord’s prior written approval, which approval may be granted or withheld in Landlord's sole and absolute discretion; and (5) at the end of the Lease Term (or at any earlier time that Tenant no longer has a right to such sign), Tenant shall, at Tenant’s sole cost, remove such sign and repair any damage to the Building caused by said removal to the condition that existed prior to the installation of such sign.  If Tenant’s Rooftop Signage uses all of the available Rooftop Signage allocable to the Building, then Landlord shall not seek to obtain additional Rooftop Signage rights from the applicable authority for another tenant, however, the foregoing shall not prohibit Landlord from obtaining additional rights for ground floor retail storefront signage.  The signage rights set forth in this Section 10.1(b) shall be personal to The Titan Corporation.  If an Event of Default has occurred for which Landlord has exercised its remedies under this Lease, then Tenant’s rights under this Section 10.1(b) shall no longer apply.

Landlord shall have the right to approve, in its reasonable discretion, the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in such manner as Landlord’s structural engineer reasonably directs in order to distribute their weight adequately given the floor loading as set forth in Schedule I to Exhibit B; provided that the reasonable costs of any such structural engineer’s review with respect thereto shall be borne by Tenant and payable as additional rent hereunder, subject to the application of the Improvements Allowance if funds remain available.  Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant.  No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator.  All moving of furniture, equipment and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same.  Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

TENANT' S EQUIPMENT

The Building was designed and constructed to, and the Building shall, provide electrical capacity to the Premises in accordance with Schedule I to Exhibit B.  Any electrically operated equipment or machinery to be installed in the Premises as part of the initial Leasehold Work shall conform to the requirements of such Schedule I to Exhibit B, and, if approved by Landlord pursuant to Exhibit B, shall be deemed to comply with this Article XI, subject to Tenant’s obligation to pay for excess electricity consumption as provided in Section 4.8 hereof.  Thereafter, Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110/208 volt power or exceeds normal electrical usage without first obtaining the prior written consent of Landlord, which consent shall not be withheld, conditioned, or delayed provided (a) such excess capacity is available in the Building and (b) such equipment or machinery does not overload the affected circuitry.  Subject to the “most favored nation” status afforded Tenant pursuant to Section 4.8 hereof, Landlord may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any separate metering or sub-metering of any such equipment that is required and any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery.  Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.  It is understood and agreed that the "normal electrical usage" includes the use, for normal general office purposes, of copying machines, personal or desktop computers, food preparation and storage equipment of the size and type customarily used in office pantries/galleys and other standard office equipment, but excludes the use of any machine that uses electrical capacity in excess of that provided to the Premises as set forth in Schedule I to Exhibit B.

INSPECTION BY LANDLORD

Tenant will permit Landlord, its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, and to make such alterations or repairs as in the sole judgment of Landlord may be deemed necessary at any time during the Lease Term, and, at any time during the last eighteen (18) months of the Lease Term, to exhibit the same to prospective tenants.  In connection with any such entry, Landlord shall endeavor (i) to minimize the disruption to Tenant's use of the Premises (for example, for alterations and repairs to be performed after Landlord has completed its initial build-out of all of the premises in the Building, Landlord shall use reasonable efforts to perform any disruptive work after business hours), and (ii) to provide twenty-four (24) hours prior notice to Tenant (except in cases of emergency, which shall not include exhibiting the Premises to prospective tenants).  Subject to the provisions of Section 13.4, Landlord, upon completion of any such alterations or repairs, shall substantially restore the affected area and any improvements therein (excluding personal property) to their “as was” condition, subject to reasonable wear and tear.  Tenant may elect to have its designee accompany Landlord, its agents or representatives while in the Premises; provided, however, that (a) except for “secure areas”, Tenant’s failure to make its designee available at the time of Landlord’s entry shall not prevent Landlord, its agents or representatives from entering the Premises, and (b) in the event of an emergency (whether or not such emergency involves any of Tenant’s “secure areas”), Landlord is not required to be accompanied by any such designee.  Tenant shall have the right to designate all or any portion of the Premises as “secure areas” to which access shall be restricted (except in the event of an emergency).  If Landlord desires to enter into and upon any of Tenant’s “secure areas”, then Landlord shall so notify Tenant and Tenant shall make access to such portions of the Premises available to Landlord within forty-eight (48) hours thereafter unless Tenant agrees otherwise (except in the event of an emergency, in which event Landlord shall have immediate access to the applicable “secure areas”).  Except in the event of an emergency, Landlord shall be accompanied by an employee of Tenant in any “secure areas”, and Landlord shall not unreasonably interfere with Tenant’s use of the Premises during any such entry.

INSURANCE

Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building which will in any way increase the rate of fire insurance or other insurance on the Building.  If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be presumptive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase.  Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder.

Throughout the term of the Lease, Landlord shall insure the Building against loss due to fire and other casualties included in standard extended coverage insurance policies in an amount equal to at least 90% of the replacement cost thereof, exclusive of architectural and engineering fees, excavations, footings and foundations.  Throughout the Lease Term, Landlord shall maintain commercial general liability insurance covering the common areas of the Building and the Complex (including without limitation contractual liability coverage and broad form property damage) in amounts at least as high as the greater of (i) that required of Tenant in this Lease, and (ii) that required by Landlord’s lender.  Such insurance shall also cover the Shell Items (as defined on Schedule I to Exhibit B), but shall not cover (a) any amount to restore the Premises or (b) Tenant's furniture, fixtures, equipment or other personal property of Tenant on the Premises.  Such Landlord insurance shall comply with the provisions of Sections 13.3(b)(1), (3), (4), and with respect to the structural portions and common areas of the Building, Sections 13.3(b)(6) and (8).  Throughout the Lease Term, Landlord shall also maintain worker’s compensation insurance with respect to any employees of Landlord as required by law, boiler insurance, and business interruption and/or rent loss insurance, each in amounts not less than that which is customarily maintained by owners of other first-class office buildings in the Market Area.  In addition, during any periods of construction, Landlord shall (or shall cause its contractor to) maintain builder’s risk insurance.  Provided The Titan Corporation is leasing and occupying at least 200,000 square feet of rentable area of the Building for its own account (including space occupied by Permitted Occupants and including the Wilson Premises), promptly following Tenant’s express written request therefor, Landlord shall name Tenant as an additional insured on Landlord’s commercial general liability insurance policy.

        Throughout the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance, (4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) worker's compensation insurance, and (6) employer's liability insurance.  Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate.  Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent and Additional Rent then in effect during any Lease Year.  Such property insurance shall be in an amount not less than that required to replace all of the original tenant improvements installed in the Premises pursuant to Exhibit B (except for the Shell Items provided by Landlord, to the extent the same were originally incorporated into the Premises), all Alterations and all other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property).  Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident.  Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time).  Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

All such insurance shall:  (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:IX from Best's Insurance Guide; (2) with respect to insurance required pursuant to Sections 13.3(a)(1) and 13.3(a)(3), name Landlord, the managing agent of the Building and the holder of any mortgage (as defined in Section 21.1) as additional insureds and/or loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss; (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, representatives and mortgage holders and all trustees and beneficiaries with respect thereto, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary and noncontributory; (7) insurer shall endeavor to give Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested) of any cancellation, failure to renew, reduction of amount of insurance or change in coverage; and (8) contain a commercially reasonable deductible provision.  Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance; provided such higher amounts do not exceed the amounts then being required by landlords of comparable office buildings in the Market Area.  If Tenant is performing the Leasehold Work (as defined in Exhibit B), Tenant shall deliver a certificate of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord not less than thirty (30) days prior to the commencement of the Leasehold Work and at least annually thereafter.  If Landlord is performing the Leasehold Work, Tenant shall deliver a certificate of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord not less than thirty (30) days prior to the Lease Commencement Date (as estimated by Landlord) and at least annually thereafter.

Tenant hereby waives and releases Landlord and the holder of any mortgage from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent Tenant either is required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof.  Landlord hereby waives and releases Tenant from any and all liabilities, claims and losses for which Tenant is or may be held liable to the extent Landlord either is required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof.  Both parties shall secure waiver of subrogation endorsements from their respective insurance carriers as to the other party.

SERVICES AND UTILITIES

Landlord shall furnish to the Premises year-round ventilation and air conditioning and heat during normal hours of operation of the Building, as hereinafter provided, during the seasons when such utilities are required.  The Base Building HVAC system was designed to provide heating and cooling in accordance with the specifications attached hereto as Exhibit G and Landlord shall use commercially reasonable efforts to operate the Base Building HVAC system in accordance with such specifications.  Landlord shall also provide reasonably adequate electricity as set forth in Schedule I to Exhibit B, hot and cold water, and exterior window-cleaning service as set forth in Exhibit F.  Landlord shall further provide char and janitorial service (after 6:00 p.m.) on Monday through Friday only, excluding legal holidays, in accordance with the specifications attached hereto as Exhibit F.  Landlord will also provide a fire and life safety system as set forth in Schedule I to Exhibit B and elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators or the Building.  Landlord or one of its affiliates shall manage the Building and the Land, and all services and utilities shall be provided, in accordance with standards customarily provided in first-class office buildings of comparable size and age in the Market Area.  Landlord shall maintain an on-site (i.e., within the Complex) property management office (including a property manager, assistant property manager, and a sufficient number of engineers to provide the services required pursuant to this Lease).  At least one elevator cab shall be available for use by Tenant at all times.  The normal hours of operation of the Building HVAC services will be 7:30 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays) and 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays).  There will be no normal hours of operation of the Building HVAC services on Sundays or legal holidays, and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant.  As of the date of this Lease, the legal holidays observed by Landlord are the dates on which the federal government observes New Year's Day, Martin Luther King Day, Washington's Birthday (President's Day), Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas Day; provided, however, that Landlord retains the right to increase or to decrease the legal holidays which it observes, provided such holidays are observed by the federal government and by other comparable buildings in the Market Area.  The services and utilities required to be furnished by Landlord, other than electricity and water, will be provided only during the normal hours of operation of the Building, except as otherwise specified herein.  It is agreed that if Tenant requires air conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air conditioning or heat, provided Tenant gives Landlord's agent sufficient advance notice of such requirement and Tenant agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service (which schedule shall reflect Landlord's direct and indirect cost to provide the same, without additional markup).  If such extra service is required on a business day, sufficient notice for purposes of the preceding sentence shall be deemed to include notice given no later than 3:00 p.m. on the applicable business day, and if such extra service is required on weekends or holidays, then sufficient notice shall be deemed to include notice given no later than 3:00 p.m. on the business day immediately preceding the applicable Saturday, Sunday or holiday.  Landlord agrees to provide an access-control system in the Building comparable to systems in first-class office buildings in the Market Area, which shall permit Tenant to have access to the Premises on a 24-hour, seven-days-a-week basis (except in the event of emergency).  Tenant shall be provided access to the Building’s loading docks and freight elevator in accordance with reasonable rules and procedures established by Landlord.

It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements, or any other cause whatsoever.  Notwithstanding the preceding sentence, Landlord shall not be relieved of its obligations under Section 8.3.  It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of the Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder, except as provided in Section 14.4 below.

Subject to applicable regulatory prohibitions, the Building shall contain a fitness facility (subject to reasonable rules and regulations applicable to all Building tenants) of approximately one thousand five hundred (1,500) square feet, or more.  The fitness facility shall be available to Tenant's employees who work in the Building on a regular basis on a non-exclusive first-come, first-served basis.  The fitness facility shall be equipped with contemporary exercise equipment, locker rooms, and showers.  Such use shall be at no separate charge to Tenant or its employees during the Lease Term (as the same may be extended); provided, however, Landlord may charge reasonable fees for services or extra amenities that may be available including, but not limited to, towel service, reserved lockers, and personal training.  Landlord currently does not intend to provide any of the additional services specified in the preceding sentence.  Except as otherwise provided in Section 15.2, Landlord shall not be liable to Tenant or any of its employees or others for injuries received by such parties while using the fitness facility.  Landlord may specifically condition the use of the fitness facility by any person upon such person's execution of a written waiver and release holding Landlord harmless from any and all liability, damage, expense, cause of action, suit, claim, judgment and cost of defense arising from injury to such employee or guest occurring in the fitness facility or resulting from the use thereof.

Notwithstanding the provisions of Section 14.2 to the contrary, if (i) the services described in Section 14.1 to be provided by Landlord are interrupted for (x) a period of more than five (5) consecutive business days as a result of Landlord's (or its agents', contractors’ or employees') negligence or willful misconduct, or (y) a period of more than eight (8) consecutive business days (for any reason other than Tenant's (or its agents or employees) negligence or willful misconduct), (ii) [intentionally deleted], (iii) such interruption is not the result of any negligence or willful misconduct of Tenant or its Invitees, and (iv) such interruption renders all or a substantial portion of the Premises untenantable by Tenant and the Premises or such portion thereof are not used by Tenant, then, as Tenant's sole and exclusive remedy therefor, Tenant shall be entitled to a pro rata abatement of rent beginning on the sixth (6th) consecutive business day or the ninth (9th) consecutive business day, respectively (or any such earlier date to the extent Landlord receives rent loss insurance proceeds therefor), that the Premises are unusable (and not used) and continuing until the Premises or such portion thereof are rendered tenantable.  The aforesaid condition that the interruption not be the result of any negligence or willful misconduct of Tenant shall be waived to the extent Landlord receives rent loss insurance proceeds covering the amount of the rent abatement.  Notwithstanding anything in this Lease to the contrary, the five and eight-business day periods set forth in this Section 14.4 shall not be subject to further extension as would otherwise be permitted by Section 25.18.

The parties hereto agree to comply with all mandatory and voluntary energy conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal, state or local governments, including without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building.  Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements.  It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

Tenant shall reimburse Landlord for any excess water usage in the Premises.  "Excess water usage" shall mean the material excess of Tenant's water usage during any billing period for water services over the estimated average water usage during the same period for all office tenants of the Building (excluding Tenant), as reasonably computed by Landlord.  Water usage in any cafeteria serving the Premises shall be separately metered at Tenant’s expense, and shall be paid for by Tenant in the same manner and subject to similar terms and conditions as apply to separately metered electricity pursuant to Section 4.8 hereof.  Similarly, Tenant shall reimburse Landlord for any excess usage of supplemental condenser water, defined as usage in excess of Tenant’s pro rata share thereof, based on the capacity specified in Schedule I to Exhibit B hereof, which excess usage shall be paid for by Tenant in the same manner and subject to similar terms and conditions as apply to excess water usage and electricity usage pursuant to Section 4.8 hereof.  Notwithstanding any of the foregoing to the contrary, no other tenant of the Building shall be permitted to utilize excess water or to exceed its pro rata share of the condenser water capacity of the Building without submetering or checkmetering or otherwise paying for such excess usage, nor shall any other tenant otherwise be granted more favorable rights with respect to paying for excess water usage, unless Tenant is afforded comparable such rights.

Subject to availability as reasonably determined by Landlord, and to such reasonable rules, regulations and conditions as Landlord may impose, Landlord shall permit Tenant to use Tenant’s proportionate share of space in the Building risers and plenums for any cabling, conduits and wiring (collectively “cabling”) necessary in connection with Tenant’s operations in the Premises.  At Landlord’s option, upon written notice to Tenant, at the expiration or sooner termination of this Lease, (a) such cabling shall be surrendered with the Premisesin its then “as is” condition, but lien-free, or (b) Tenant shall remove such cabling only from the Building conduits and risers at its cost and expense and repair any damage to the Premises or the Building, or (c) Landlord may remove such cabling only from the Building conduits and risers and repair any damage to the Premises or the Building on Tenant’s behalf, and Tenant shall be responsible for the cost and expense thereby incurred.

LIABILITY OF LANDLORD

Subject to the last sentence of this Section 15.1, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following:  repairs to any portion of the Premises or the Building; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the Building; any fire, robbery, theft, mysterious disappearance or any other casualty; the actions of any other tenants of the Building or of any other person or persons; and any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building.  Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor.  It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord.   Notwithstanding the foregoing provisions of this Section 15.1 to the contrary but subject to the provisions of Section 13.4, Landlord shall not be released from liability to Tenant for damage or injury caused by (i) the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors in connection with the routine maintenance and operation of the Building, or (ii) the gross negligence of Landlord or Landlord’s employees, agents or contractors in connection with the provision of maintenance or services requested by Tenant; provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business or for any indirect losses or consequential damages whatsoever or for claims for which Tenant is insured or required under this Lease to be insured.

        Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's or its Invitees’ construction, installation or use of the Communications Equipment (as defined in Section 27.1), the conduits to connect the Premises to the Communications Equipment and/or the Generator, except to the extent Landlord is liable therefor pursuant to the last sentence of Section 15.1 above, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in the Premises during the Lease Term, except to the extent Landlord is liable therefor pursuant to the last sentence of Section 15.1 hereof, (iii) the negligence or willful misconduct of Tenant or its employees, contractors, agents, licensees, or invitees, (iv) solely in connection with the use or occupancy of the fitness facility, any willful misconduct or negligent act or negligent omission to act by Tenant’s Invitees, (v) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease, (vi) the towing of any car or other vehicle as provided in Section 24.3 hereof, or (vii) any cessation or shortages of electrical power or any other systems failure arising from Tenant's use of the conduits to connect the Premises to the Communications Equipment; provided, however, that Tenant’s obligation to indemnify Landlord pursuant to Section 15.2(a)(v) shall be applicable and enforceable only to the extent that Landlord has suffered an actual and demonstrable loss directly caused by the breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease; and provided, however, that in no event shall Tenant have any liability to Landlord under this Section 15.2(a) for any indirect losses or consequential damages whatsoever or for claims for which Landlord is insured or required under this Lease to be insured.  For purposes of clause (iv) above, “Invitees” shall include only those persons whose entry into the fitness facility was authorized by Tenant or its employees, agents or contractors.  Any such person shall be deemed to be authorized by Tenant if access to such area was gained via a card key or other access device that was issued to (or used by) Tenant or its employees, agents or contractors.

      Landlord hereby agrees to indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorney's fees and costs of litigation) suffered by or claimed against Tenant, directly or indirectly, based on, arising out of or resulting from (i) any accident, injury or damage whatsoever caused to any person, or the property of any person, on or about the common or public areas of the Building within Landlord's exclusive control during the Lease Term (Landlord and Tenant agreeing that all of the common and public areas of the Building shall be deemed to be within Landlord’s exclusive control except if and to the extent Landlord has granted another party a license for or exclusive right to use any portion of the common or public areas of the Building), (ii) Landlord's failure to comply with applicable Legal Requirements (including as required by Section 6.4) with which Landlord is required to comply , or (iii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; except that Landlord's obligation to indemnify Tenant pursuant to Sections 15.2(b)(ii) and (iii) above shall be applicable and shall be enforceable only to the extent that Tenant has suffered an actual and demonstrable loss directly caused by the breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; and provided, however, that in no event shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant's business or for any indirect losses or consequential damages whatsoever or for claims for which Tenant is insured or required under this Lease to be insured.  Notwithstanding anything to the contrary in this Section 15.2(b) or elsewhere in this Lease, this Section 15.2(b) shall not apply to the holder of any mortgage or deed of trust secured by the Building if such holder acts as landlord under this Lease or otherwise owns or holds title to the Building by foreclosure or deed-in-lieu of foreclosure.

In the event that at any time Landlord shall sell or transfer title to the Building, provided the purchaser or transferee assumes the obligations of Landlord hereunder arising from and after the date of the transfer, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer.  Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.

In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Building, including rents,and any undistributed insurance proceeds that were not applied as required by this Lease, condemnation awards, and net proceeds resulting from a sale or refinancing of the Building.  In no event shall any other assets of Landlord, any partner of Landlord, the holder of any mortgage (or anyone claiming by through or under such holder) or any other person or entity be available to satisfy, or be subject to, such judgment, nor shall any partner of Landlord or any such other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord or any partner of Landlord in such partner's capacity as a partner of Landlord.

RULES AND REGULATIONS

Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall at all times abide by and observe the rules and regulations attached hereto as Exhibit C.  In addition, Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall abide by and observe all other reasonable rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease.  Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, customers, clients, family members or guests.  Landlord shall use reasonable efforts to enforce all such rules and regulations, including any exceptions thereto, uniformly and in a manner which does not unreasonably discriminate against Tenant, or increase Tenant's monetary obligations under this Lease, although it is understood that Landlord may grant exceptions to such rules and regulations in circumstances in which it reasonably determines such exceptions are warranted.  If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit C, this Lease shall govern.

DAMAGE OR DESTRUCTION

If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if in the sole but not unreasonable judgment of Landlord the repairs and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, Landlord shall promptly notify Tenant of such determination.  For a period of forty-five (45) days after the date of Landlord’s notice, Landlord and Tenant shall each have the right to terminate this Lease by providing written notice to the other.  If neither party elects to terminate this Lease within such forty-five (45) day period, Landlord shall proceed to repair and restore the Premises (including the means of access thereto) and the Building.  Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the negligence or willful misconduct of Tenant, or any of its employees, agents, licensees, subtenants, customers, clients, family members or guests, shall have caused the damage or destruction.

[Intentionally Deleted.]

If this Lease is terminated pursuant to Section 17.1 above, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise.   If this Lease is not terminated as a result of such damage, and provided that such damage was not caused by the negligence or willful misconduct of Tenant, or any of its employees, agents, licensees, subtenants, invitees, customers, clients, family members or guests, then, until the repair and restoration of the Premises is completed Tenant shall be required to pay annual base rent and additional rent only for that part of the Premises that Tenant has elevator access to and is able to use for its business while repairs are being made, based on the ratio that the amount of usable Rentable Area bears to the total Rentable Area of the Premises.  If this Lease is not terminated as a result of such damage, and such damage was caused by negligence or willful misconduct of Tenant, or any of its employees, agents, licensees, subtenants, invitees, customers, clients, family members or guests, then, until the repair and restoration of the Premises is completed Tenant shall be required to pay annual base rent and additional rent (a) for that part of the Premises that Tenant has elevator access to and is able to use for its business while repairs are being made (based on the ratio that the amount of usable Rentable Area bears to the total Rentable Area of the Premises), and (b) except to the extent Landlord receives proceeds from any rent loss insurance in connection therewith, for that part of the Premises that Tenant is not able to use while repairs are being made (based on the ratio that the amount of such Rentable Area bears to the total Rentable Area of the Premises).  Landlord shall bear the costs and expenses of repairing and restoring the Premises utilizing the proceeds of Landlord’s and Tenant’s insurance (covering damage to the Building and to the Premises, respectively), except that if such damage or destruction was caused by the act or omission to act of Tenant, of any of its employees, agents, licensees, subtenants, invitees, customers, clients, family members or guests, upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction.  Provided, however, that Landlord shall not be obligated to restore the Premises or the Building if (i) the destruction was not caused by an insurable event, or (ii) the estimated cost of such restoration, as determined by Landlord's architect, exceeds the amount of insurance proceeds available to Landlord for such restoration(or which would have been available to Landlord had Landlord maintained standard extended coverage insurance policies in an amount equal to 100% of the replacement cost of the Building), in which event, Landlord shall promptly notify Tenant of such determination.

If Landlord repairs and restores the Premises as provided in this Article XVII, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant nor any of the trade fixtures, furnishings, equipment or personal property belonging to Tenant.  Tenant shall be required to repair and restore at its sole expense all such trade fixtures, furnishings, equipment and personal property belonging to Tenant.  For purposes hereof, improvements made by Landlord utilizing the Allowance hereunder shall not be deemed to have been made at the expense of Tenant.

Notwithstanding anything to the contrary contained herein, if (a) the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, (b) in the sole but not unreasonable judgment of Landlord the repairs and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage, and (c) Landlord terminates all other leases in the Building that Landlord has the right to terminate, then, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant within forty-five (45) days following such event.  This right of termination shall be in addition to any other right of termination provided in this Lease.

CONDEMNATION

If the whole or a substantial part (as hereinafter defined) of the Building or the Premises, or the use or occupancy of a substantial part of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date.  If less than a substantial part of the Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the annual base rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area of the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority.  For purposes of this Section 18.1, a substantial part of the Building or the Premises shall be considered to have been taken if more than one-third (1/3) of the Building or more than one-fourth (1/4) of the Premises is rendered unusable as a result of such taking.

All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation.  Tenant agrees not to make any claim against the Landlord or the condemning authority for any portion of such award or compensation attributable to damage to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages.  Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

DEFAULT BY TENANT

In addition to those events or occurrences described in this Lease as Events of Default, the occurrence of any of the following shall constitute an “Event of Default” by Tenant under the Lease:

      If Tenant shall fail to pay any installment of annual base rent or additional rent or any other sums required by this Lease when due and such failure shall remain uncured for a period of five (5) business days after Landlord notifies Tenant in writing of such failure; provided, however, that Landlord shall not be required to give Tenant more than two (2) such written notices in any twelve (12) month period (i.e., upon the third failure to pay when due in any 12-month period, an Event of Default shall occur on the date due and unpaid).

      If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant, in writing, of such violation or failure.  If such violation or failure is not capable of being cured within such thirty (30) day period, Tenant shall have such additional time, up to a maximum of ninety (90) days, to cure the same provided Tenant commences curative action within such thirty (30) day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion.

      If there shall be a monetary or material non-monetary Event of Default under the Wilson Sublease as defined in the Wilson Sublease or a default beyond any applicable notice and cure period under the Wilson Consent.

      If an Event of Bankruptcy, as defined in Section 20.1 of this Lease, shall occur.

If there shall be an Event of Default (even if prior to the Tenant Occupancy Date), then the provisions of this Section shall apply.  Landlord shall have the right, at its sole option, to terminate this Lease.  In addition, with or without terminating this Lease, Landlord may reenter, terminate Tenant's right of possession and take possession of the Premises.  The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to reenter the Premises or terminate this Lease.  Landlord may proceed to recover possession of the Premises under applicable Laws.  If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all base rent, additional rent and other sums specified herein.    Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting.  If there has occurred an Event of Default under this Lease, and Landlord has either terminated this Lease or Tenant’s right of possession hereunder, and Tenant has vacated the Premises, then Landlord shall thereafter use reasonable efforts to remarket the Premises and consummate market leasing transactions.  Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any base rent, additional rent, damages or other sum which may be due or sustained prior to such Event of Default, and for all third-party costs, fees and expenses (including, but not limited to, reasonable attorneys' fees and costs, reasonable brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any market concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other damages suffered or incurred by Landlord on account of such Event of Default (including, but not limited to late fees or other charges to the extent attributable to such Event of Default that are incurred by Landlord under any mortgage).  Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following:  (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of such Event of Default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following such Event of Default and continuing until the date on which the Lease Term would have expired but for such Event of Default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all base rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of such Event of Default through the end of the scheduled Lease Term, plus (ii) all expenses of reletting (including reasonable broker and reasonable attorneys' fees), minus (iii) any base rent, additional rent and other sums which would be received by Landlord upon reletting of the Premises through the expiration of the scheduled Lease Term, with allowance for reasonably projected vacancy periods.  Such amount shall be discounted using a discount factor equal to two and three-fourths (2.75) percentage points above the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred (but subject to the effect of the applicable statute of limitations).  In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, the "Extra Rent") against Landlord's damages; provided that, the term “Extra Rent” shall exclude any rent which would have been properly allocable to the Premises during the period prior to the expiration of the Lease Term but for the “backloading” of rent or other restructuring of the timing or allocation of rental payments on non-market terms.  Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent.  The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.  Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease.  If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession.

        Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, reentry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

      All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord hereunder or at law or in equity (except that no other rights of acceleration or damage computation with respect to the types of acceleration damages described in Section 19.2 shall be available).  All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative (except that no other rights of acceleration or damage computation with respect to the types of acceleration damages described in Section 19.2 shall be available).  The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy.   No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith.  Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord.  If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

      Except as otherwise set forth in this Lease, (i) all rights and remedies of Tenant set forth herein are in addition to all other rights and remedies available to Tenant at law or in equity; (ii) all rights and remedies available to Tenant hereunder or at law or in equity are expressly declared to be cumulative; (iii) the exercise by Tenant of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy; and (iv) no delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Landlord hereunder or of any of Tenant’s rights or remedies in connection therewith.  Tenant shall not be deemed to have waived any default by Landlord hereunder unless such waiver is set forth in a written instrument signed by Tenant.  If Tenant waives in writing any default by Landlord, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver

If Landlord or Tenant shall institute proceedings against the other and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of the rights under this Lease of the party instituting such proceedings .  Neither the payment by Tenant of a lesser amount than the installments of annual base rent, additional rent or of any sums due hereunder nor any endorsement or statement on a check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord.  No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act upon five (5) days’ prior written notice to Tenant, except in an emergency, in which event no prior notice shall be required.  If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum (the “Default Rate”) which is two percent (2%) higher than the publicly announced "prime rate" then being charged by Riggs Bank N.A., from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law.  The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

If Tenant fails to make any payment of base rent or of additional rent on or before the date such payment is due and payable, then Tenant shall pay to Landlord a late charge of three and one-quarter percent (3.25%) of the amount of such payment; provided, however, that Landlord shall waive such late fee the first (1st) time in each calendar year that Tenant fails to make a payment when due, provided that such payment is made before the expiration of the notice and cure period set forth in Section 19.1(a).  In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the publicly announced "prime rate" then being charged by Riggs Bank N.A., from the sixth (6th) day following the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law.  Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of annual base rent due hereunder.

BANKRUPTCY

The following shall be Events of Bankruptcy under this Lease:

      Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code") or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws");

      The appointment of a receiver or custodian for all or substantially all of Tenant property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

      The filing by Tenant of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

      The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within sixty (60) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or

      Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

        Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XIX, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its Trustee in Bankruptcy (hereinafter referred to as "Trustee") is in compliance with the provisions of Section 20.2(b), (c) and (d) below, Landlord shall not exercise its rights and remedies pursuant to Article XIX.

      In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 20.2(a) shall be subject to the rights of Trustee to assume or assign this Lease.  Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant.

      Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 20.2(b) above, shall mean that all of the following minimum criteria must be met:  (i) Tenant must pay the cost of all Tenant requested services provided by Landlord, whether directly or through agents or contractors (i.e., services not provided by Landlord without a special request and additional charge therefor), in advance of the performance or provision of such services (the foregoing being in addition to continuing to pay Tenant’s pro rata share of Operating Expenses in accordance with Article IV hereof); (ii) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sales, auctions, or other non-first-class business operation shall be conducted on the Premises; (iii) Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; (iv) Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building; (v) Trustee must pay to Landlord at the time the next monthly installment of annual base rent is due under this Lease, in addition to such installment of annual base rent, an amount equal to the greater of (A) the amount of the security deposit held by Landlord immediately prior to the Event of Bankruptcy, and (B) the monthly installments of annual base rent and additional rent due under this Lease for the next four (4) months under this Lease, subject to crediting and applying against the payment due pursuant to this clause (v) any security deposit then held pursuant hereto, said amount to be held by Landlord in escrow, without interest, until either Trustee or Tenant defaults in its payment of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant); and (vi) Tenant or Trustee must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by Section 20.2(c)(v).

      In the event Tenant is unable to (i) cure its defaults, (ii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within five (5) days of the due date) or (iii) meet the criteria and obligations imposed by Section 20.2(c) above, Tenant agrees in advance that (A) it has not met its burden to provide reasonable assurance of prompt cure and adequate assurance of future performance,  (B) it has therefore failed to meet the minimum requirement for assuming this Lease, and (C) this Lease may be terminated by Landlord in accordance with Section 20.2(a) above.

SUBORDINATION

Subject to Tenant’s receipt of an SNDA in accordance with Section 21.3(d) below, this Lease shall be subject and subordinate to the lien of (i) any first mortgage that hereafter may encumber the Building, and (ii) any second or junior mortgages that may hereafter encumber the Building, provided the holder of the first mortgage consents to such subordination.  As used herein, the term "mortgage" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments.  At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents reasonably required by such holder in confirmation thereof.

Subject to Section 21.3(d), in confirmation of the foregoing subordination, Tenant shall, within fifteen (15) business days after Landlord's request, execute any requisite or appropriate certificate or other document.  If Tenant fails to execute and deliver any such certificate or document within such fifteen (15) business day period, Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant.  Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser and provided that such purchaser or holder assumes the obligations of Landlord under this Lease arising from and after the date of such transfer. Tenant shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.  Subject to the provisions of Section 21.3(c) and (d), Tenant agrees that upon such attornment, such purchaser shall not (i) be bound by any payment of annual base rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such purchaser, (ii) be bound by any amendment of this Lease made without the consent of any lender of which Tenant has notice providing construction or permanent financing for the Building, (iii) be liable for damages for any act or omission of any prior landlord, except for acts or omissions of a continuing nature, as to which such purchaser shall be liable only for damages first arising after attornment; provided that such purchaser shall not be liable for any Landlord obligations to fund allowances or any damages for failure to do the same, whether such obligations first arise before or after attornment; (iv) be subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease and shall be liable for all obligations of Landlord arising or continuing unfulfilled after the date such purchaser acquires title to the Building provided such liability shall be limited and shall exclude certain landlord obligations, as provided in clause (iii) above; and (v) be obligated under any provision of this Lease setting forth terms of indemnification by Landlord of Tenant (but the limitation in this clause (v) shall apply only to the mortgagee or its affiliate, not to any unaffiliated, third-party purchaser at foreclosure).  Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment, subject to Section 21.3(d).

        After receiving notice from any person, firm or other entity that it holds a mortgage, deed of trust or ground lease on the Building, or the land on which the Building is situated, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, trustee or ground lessor; provided, however, that Tenant shall have been furnished with the name and address of such holder, trustee or ground lessor.  The curing within the timeframes allotted under Section 21.3(b) below of any of Landlord's defaults by such holder, trustee or ground lessor shall be treated as performance by Landlord.

      In addition to the time afforded the Landlord for the curing of any default, any such holder, trustee, or ground lessor shall have (i) at least an additional thirty (30) days to cure the default if it is non-monetary and an additional fifteen (15) days if it is a monetary default, (ii) if such non-monetary default cannot reasonably be cured within such thirty (30) day period, but curative action is commenced during such thirty (30)-day period and diligently pursued to completion, such additional time as may be necessary given the nature and extent of the default (not to exceed an additional one hundred eighty (180) days), and (iii) if the default cannot reasonably be cured without such holder having obtained possession of the Land and Building, then the periods set forth in clauses (i) and (ii) shall be in addition to such time as may be necessary in order to foreclose the mortgage or deed of trust and obtain possession of the Land and Building.

      In the event that any lender providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing, that ministerial or immaterial modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant's rights, benefits or use of the Premises as herein permitted, (iii) do not increase the rent and other sums to be paid by Tenant hereunder, and (iv) do not diminish any of Tenant's other rights under this Lease or increase Tenant's other obligations or liabilities under this Lease, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within fifteen (15) days of Tenant's receipt thereof.

      Landlord shall obtain from the holder of any mortgage or deed of trust previously or hereafter placed on the Building a non-disturbance agreement (an “SNDA”) on such holder’s standard form (or on any other form or with such changes to such holder’s form as may be acceptable to Tenant and such holder) in favor of Tenant to the end and intent that as long as Tenant is not in default hereunder beyond any applicable notice and cure period, the terms and conditions of this Lease shall continue in full force and effect and Tenant’s possession, use and occupancy of the Premises shall not be disturbed during the term of this Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust.  To satisfy the requirements of this Section 21.3(d), the final form of any such SNDA must be a market SNDA, taking into account the square footage, tenant, and other terms of this Lease.

HOLDING OVER

In the event that Tenant shall not immediately surrender the Premises or any portion thereof on the date of the expiration or earlier termination of the Lease Term with respect to the Premises or any portion thereof, Tenant shall become a tenant by the month at a base rent and additional rent equal to one hundred fifty percent (150%) of the amount of the annual base rent and all additional rent in effect during the last month of the Lease Term.  Said monthly tenancy shall commence on the first day following the expiration of the Lease term.  As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease.  Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises.  Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, which notice shall not be given until the expiration of the Lease Term, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived.  Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option may forthwith take possession of the Premises by any legal process in force in the Commonwealth of Virginia.

If Tenant has not exercised its right to add the Wilson Premises to the Premises pursuant to Section 1.1(d) of this Lease and Tenant fails to surrender the Wilson Premises as required by the Wilson Sublease, then if Wilson has not elected to renew the term of the Wilson Lease, Landlord and Tenant agree that (i) Wilson shall not be obligated for any holdover rent as set forth in Section 22.1 of the Wilson Lease, and (ii) Landlord shall have all of its rights and remedies under Section 22.1 of this Lease with respect to the holdover of the Wilson Premises as if Tenant were in a holdover status under this Lease; provided, however, such holding over in the Wilson Premises shall not be deemed to be an Event of Default under this Lease.

COVENANTS OF LANDLORD

Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Section 23.2 hereof.  Tenant acknowledges and agrees that its leasehold estate in and to the Premises vests on the date this Lease is executed, notwithstanding that the term of this Lease will not commence until a future date.

Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant):  (i) to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, provided such changes to not materially and adversely interfere with Tenant’s use, access, enjoyment or occupancy of the Premises, and provided further that the name of the Building shall be and remain “Two Freedom Square”; (ii) to erect, use and maintain pipes and conduits in and through the Premises (but not exposed, except where there is an open ceiling design);  (iii) to grant to anyone the exclusive right to conduct any particular lawful business or undertaking in the Building subject to Tenant’s rights under this Lease; and (iv) to grant anyone the exclusive right from time to time on a temporary basis to use any portion of the common public areas of the Building (provided same does not materially, adversely affect Tenant's use of or access to the Premises). Landlord shall use commercially reasonable efforts to minimize any interference to the operation of Tenant’s business in the Premises as a result of the exercise of such rights; provided that Landlord shall not be required to incur any additional, unusual risk, cost, or expense in connection therewith.  Provided Landlord acts prudently and complies with the immediately preceding sentence, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

PARKING

During the Lease Term, upon the request of Tenant, Landlord agrees to make available to Tenant and its employees and to Tenant's permitted subtenants monthly parking permits in an amount equal to three and one-half (3.5) monthly parking permits for each one thousand (1,000) square feet of rentable area from time to time contained in all above-grade portions of the Premises for the parking of standard-sized passenger automobiles in the surface lots to the south and southwest immediately across Market Street from the Building, the Building parking deck, and/or parking on Block 18, as determined by Landlord (collectively, the "garage") on a non-exclusive, unassigned, first-come, first-served basis.  There shall be no additional charge to Tenant therefor during the Lease Term, as the same may be extended.  Notwithstanding anything herein to the contrary, Tenant also shall have the right to acquire additional parking permits, as available, for which excess spaces, if any, Landlord may charge Tenant at Landlord's then current rate, as such rate may be amended from time to time, and Landlord reserves the right to charge a fee for visitor parking at any time provided it does so on a nondiscriminatory basis.  Notwithstanding the foregoing, if Landlord institutes a monthly parking permit system, then Landlord does not guarantee the availability of any such additional monthly parking permits to Tenant following the first (1st) one hundred twenty (120) days after Landlord institutes any such system if and to the extent that Tenant does not secure such monthly parking permits available to it during such one hundred twenty (120) day period and thereafter continuously maintain such permits.

It is understood and agreed that the garage will be operated on a self-parking basis and that no specific parking spaces will be allocated for use by Tenant.  Landlord reserves the right to institute a valet parking system or other parking controls, rules or regulations, at any time and in its sole, but reasonable, discretion.  Each user of the garage will have the right to park in any available parking space in accordance with regulations of uniform applicability promulgated by Landlord or the garage operator.  Notwithstanding anything herein to the contrary, Landlord hereby reserves the right from time to time to designate any portion of the garage to be used exclusively by visitors and retail patrons to the Building or other tenants.

Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the garage and shall at all times abide by all rules and regulations promulgated by Landlord or the garage operator governing its use.  Landlord reserves the right to require that an identification or parking sticker shall be displayed at all times in all cars parked in the garage.  If such a parking sticker requirement shall be instituted, any car not displaying such a sticker may be towed away at the car owner's expense.  In addition, Landlord's and Tenant's use of the garage shall be subject to all applicable laws and regulations.

The garage will remain open on Monday through Friday (excluding legal holidays) during the normal hours of operation of the Building on such days.  Landlord reserves the right to close the garage during periods of unusually inclement weather.  At all times when the garage is closed, monthly permit holders shall be afforded access to the garage by means of a magnetic card or other procedure provided by Landlord or the garage operator.

It is understood and agreed that the Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the garage or to any personal property located therein, or for any injury sustained by any person in or about the garage.  Notwithstanding the foregoing provisions of this Section 24.5 to the contrary, Landlord shall not be released from liability to Tenant for damage or injury caused by the negligence or willful misconduct of Landlord or its employees; provided, however, in no event shall Landlord have any liability to Tenant for (a) any claims based on the interruption of or loss to Tenant's business, (b) any indirect losses or consequential damages whatsoever, or (c) any claims arising out of the criminal acts of third parties.

GENERAL PROVISIONS

Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

Landlord recognizes Insignia/ESG and Prospective, Inc. as the sole brokers procuring this Lease and shall pay said brokers a commission pursuant to a separate agreement between said brokers and Landlord. Tenant represents and warrants to Landlord that it has not employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease other than the brokers referred to in the preceding sentence.  Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt in connection with this Lease other than the broker described above.  Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions asserted against Tenant by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt in connection with this Lease.

        Tenant agrees, at any time and from time to time (but not more than two (2) times in any calendar year, provided, however, that, such limit shall not apply if Landlord has a legitimate business purpose for such request), upon not less than five (5) business days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a true statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) stating the address to which notices to Tenant are to be sent, and (v) stating such other information as Landlord, Lender or any other holder of a mortgage secured by the Building may reasonably request on such form as Landlord, Lender or such holder may reasonably request.  Any such statement delivered by Tenant may be relied upon by any owner of the Building or the land upon which it is situated, any prospective purchaser of the Building or the land, any mortgagee or prospective mortgagee of the Building or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.  If Tenant fails to execute and deliver any such certificate or document within such five (5) business day period, Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant and all statements set forth therein shall be deemed to be true and correct.

      Landlord agrees, at any time and from time to time (but not more often than once in any twelve (12) month period), upon not less than five (5) business days' prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a true statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid, (iii) stating whether or not, to the knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, and (iv) stating the address to which notices to Landlord are to be sent.

Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant's use or occupancy of the Premises, or any claim of injury or damage.

All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, or by recognized overnight courier to the following addresses:  (i) if to Landlord at c/o Boston Properties, Inc., 401 9th Street, N.W., Suite 700, Washington, D.C. 20004, Attention:  Regional General Counsel, with a copy to Boston Properties, Inc., Prudential Center, 111 Huntington Avenue, Boston, Massachusetts 02199, Attention:  General Counsel; (ii) if to Tenant, prior to Tenant’s occupancy of the Premises, to The Titan Corporation, 11225 Waples Mill Road, Fairfax, Virginia 22030, Attention:  Les Rose and Dean Kershaw, and after Tenant occupies the Premises, the Premises, Attention:  Facilities Manager, with  courtesy copies to The Titan Corporation, 3033 Science Park Drive, San Diego, California 92121, Attention:  Director of Real Estate, and to the same address, with Attention to General Counsel, (provided, however, that any failure to provide such courtesy copy shall not in any way invalidate or otherwise impair the delivery of such notice to Tenant), except that prior to the Tenant Occupancy Date, notices to Tenant shall be sent to such address as Tenant shall designate and inform Landlord in accordance with this Section 25.6.  Either party may change its address for the giving of notices by notice given in accordance with this Section.

If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

This Lease (and any documents or agreements required in order for the parties to comply with the provisions of Section 25.15 below, including any release and/or escrow agreement) contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto.  Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect.  This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of laws principles.

Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises.  This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

Time is of the essence of each provision of this Lease.

This Lease shall not be recorded, except that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, which memorandum shall not contain any of the specific rental terms set forth herein.  Such memorandum may be recorded in the land records of Fairfax County, Virginia, and the party desiring such recordation shall pay all recordation and subsequent release costs and shall release such memorandum of record within five (5) business days after the expiration or earlier termination of the Lease.

        Except as otherwise provided in this Lease, any additional rent owed by Tenant to Landlord, and any cost, expense, damage, or liability shall be paid by Tenant to Landlord no later than the later of (i) twenty (20) days after the date Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of annual base rent is due.  If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than twenty (20) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.

      Unless a different deadline is set forth in this Lease, any payment owed by Landlord to Tenant shall be paid to Tenant no later than thirty (30) days after the date written request for payment is given to Landlord by Tenant.

All of Tenant's duties and obligations hereunder, including but not limited to Tenant's duties and obligations to pay annual base rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the expiration or earlier termination of this Lease for any reason whatsoever.  Landlord's obligations to (a) pay any sums due to Tenant under this Lease, (b) indemnify Tenant pursuant to Section 15.2(b) with respect to events or occurrences arising prior to the expiration of the Lease Term, (c) refund to Tenant any Security Deposit or overpayment made by Tenant pursuant to Article IV or Article V, and (d) any liability that may arise under Section 15.1 prior to the expiration of the Lease Term, shall likewise survive the expiration or earlier termination of this Lease.

In the event either party is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease (except, with respect to Tenant, any obligation with respect to Exhibit B and, with respect to both parties, the obligation to pay sums due under this Lease), and such delay, interruption or prevention is due to fire, act of God, governmental act, action or inaction (including, without limitation, government delays in issuing any required building, construction, occupancy or other permit, certificate or approval or performing any inspection or review in connection therewith) strike, labor dispute, inability to procure materials, or any other cause beyond such party's reasonable control (whether similar or dissimilar), then such party shall be excused from performing the affected obligations for the period of such delay, interruption or prevention so long as such party exercises due diligence in dealing with such matter.

Tenant hereby represents and warrants to Landlord that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Tenant has been duly authorized to do so.  Landlord hereby represents and warrants to Tenant that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord has been duly authorized to do so.

[Intentionally deleted.]

[Intentionally deleted.]

Landlord and Tenant each hereby covenant and agree that each and every provision of this Lease has been jointly and mutually negotiated and authorized by both Landlord and Tenant; and, in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.

The term "days", as used herein, shall mean actual days occurring, including, Saturdays, Sundays and holidays.  The term "business days" shall mean days other than Saturdays, Sundays and holidays.  If any item must be accomplished or delivered hereunder on a day that it is not a business day, it shall be deemed to have been timely accomplished or delivered if accomplished or delivered on the next following business day.

For purposes of Section 55-218.1, Code of Virginia (1950), as amended, Landlord's resident agent is Dave Boone, 3261 Foxmill Road, Oakton, Virginia  22124.  For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed to be a deed of lease.

This Lease includes and incorporates Rider No. 1 and Exhibits A-1, A-2, A-3, A-4, A-5 and A-6, B, C, D, E, F, G, H, I, J and K to the Lease.

RIGHT OF FIRST OFFER

Following the Lease Commencement Date, Tenant shall have the right under this Section 26.1, at any time and from time to time during the Lease Term, and all renewal terms hereunder, to lease additional space on any floor of the Building (the "Additional Space") as the same becomes available following the vacation of such leased space by the then current tenant of such space, subject to and in accordance with the following terms and conditions:

      Landlord shall notify Tenant of the availability of the Additional Space (“Landlord’s Available Space Notice”).

      Tenant shall have a period of thirty (30) days following receipt of the Landlord’s Available Space Notice to notify Landlord in writing whether Tenant desires to lease the Additional Space.  In no event shall Tenant have the right to lease less or more than the Additional Space being offered.  The leasing of the Additional Space shall be for the Market Rent equal to (i) one hundred percent (100%) of the then prevailing fair market rent (as defined in and determined pursuant to the provisions of Rider No. 1 attached to this Lease), and (ii) additional rent on account of all Operating Expenses and Real Estate Taxes incurred during the term of Tenant's leasing of the Additional Space shall be based on a new Base Year equal to the first twelve (12) months of the term with respect to the Additional Space; provided, however, that notwithstanding anything in Rider No. 1 to the contrary, (I) the change in the Base Year as provided in (ii) first above shall be an additional factor that shall be considered in determining the Market Rent, (II) Landlord and Tenant shall have only twenty (20) days (in lieu of the thirty (30)-day period provided in Rider No. 1) in which to agree on the Market Rent pursuant to Paragraph 1(b) of Rider No. 1, and (III) the Broker(s) shall only have thirty (30) days (in lieu of the sixty (60)-day period provided in Rider No. 1) in which to agree on the Market Rent pursuant to Paragraph 1(c) of Rider No. 1.  Except as otherwise provided herein, all other terms and conditions of this Lease shall apply to the Additional Space, except that no concession, abatement or other allowance shall apply with respect to the Additional Space expect as may be agreed to by the parties in determining Market Rent.  In the event Tenant does not timely notify Landlord that Tenant desires to lease the Additional Space, then Tenant’s rights under this Section 26.1 with respect to such Additional space shall forever lapse and Landlord shall be free to lease such Additional Space to any other party on such terms and conditions as Landlord in its sole discretion may determine.

      If Tenant leases any Additional Space hereunder, Landlord shall deliver possession of the Additional Space to Tenant promptly after the date on which the Additional Space is vacated by the prior tenant thereof, and the term of Tenant's leasing of such Additional Space (and Tenant’s obligation to commence paying rent therefor) shall commence on such delivery date and the term with respect to such Additional Space shall be coterminous with the term for the initial Premises.  Landlord shall incur no liability, and the expiration date of the term for which the Additional Space is leased shall not be extended, if Landlord is unable to deliver possession of the Additional Space to Tenant due to any holdover tenant's refusal to vacate, or for any other reason.  Landlord agrees to use reasonable efforts to evict any such holdover tenant and to obtain possession of the Additional Space as soon as reasonably possible.  Any Additional Space which is leased to Tenant shall be delivered by Landlord and accepted by Tenant in its then-current "as is" condition.

      Notwithstanding anything in this Section 26.1 to the contrary, if an Event of Default exists at the time Tenant elects to lease any Additional Space, or at any time thereafter prior to the commencement of this Lease with respect to the Additional Space, then at Landlord's election, Tenant shall have no right to lease the applicable Additional Space.  If Landlord elects to rescind Tenant's right to lease the Additional Space as set forth in the preceding sentence, Landlord shall do so within 30 days after Tenant elects to lease the Additional Space, or with respect to Events of Defaults arising after Tenant's election, within 30 days after the occurrence of any such Event of Default.

      Notwithstanding anything in this Section 26.1 to the contrary, Tenant's rights under this Section 26.1 are subject and subordinate to Finnegan Henderson Farabow Garrett & Dunner, LLP’s (“Finnegan”’s) rights to lease the Additional Space and to the renewal rights of all other tenants in the Building to the extent such rights exist as of the Effective Date (i.e., the renewal rights of Finnegan, High Performance Technologies, Inc., and Latham & Watkins).  No space in the Building shall be deemed to be an Additional Space hereunder unless and until it has been leased to (and occupied by) another party as of the Effective Date.  In addition, if Tenant fails timely to elect to add the Wilson Premises to the Premises pursuant to Section 1.1(d), then Tenant’s rights under this Article shall not arise with respect to any portion of the Wilson Premises until Landlord leases such space (or any portion thereof) to a third party on any terms and conditions which Landlord and such tenant agree, and such space thereafter becomes available.

Tenant's rights under this Article XXVI are personal to and may be exercised only by The Titan Corporation and shall not be exercisable by any assignee or subtenant of Tenant (other than a Permitted Transferee); provided, however, that a sublease by The Titan Corporation shall not prevent The Titan Corporation from exercising its rights under this Article XXVI except as otherwise specifically set forth in this Article XXVI.

[Intentionally Deleted].

Promptly after Tenant elects to lease any additional rentable area pursuant to this Article XXVI, the parties shall execute an amendment to this Lease adding such space to the Premises on the terms and conditions specified in this Article.

Time is of the essence with respect to the dates by which Tenant must elect to lease any space under this Article.  If Tenant fails timely to elect to lease any such space (or notify Landlord of its interest in leasing any such space, as applicable), then Tenant’s rights with respect to such space shall immediately lapse and expire and be of no further force or effect and Landlord shall be free to lease such space to any other party on such terms and conditions as Landlord in its sole discretion may determine; provided, however, that if Landlord leases any such space to another party and such space thereafter becomes available for Lease to the public (i.e., the Landlord and the prior tenant do not desire to renew or extend such tenant’s lease of the space and such space is unencumbered by the rights of any other party), then Tenant’s rights under this Article XXVI shall again apply with respect to such space.

At Tenant’s request (but not more often than once each calendar year), Landlord shall notify Tenant of the scheduled expiration dates of the other leases in the Building over the succeeding two (2) year period.

ROOF RIGHTS

        Subject to the satisfaction, in Landlord's reasonable judgment, of all of the conditions set forth in this Section, Tenant, at Tenant's sole cost and expense, may install telecommunications antennae and satellite dishes and other rooftop communication equipment (collectively, the "Communications Equipment") on the roof of the Building for use in connection with Tenant's business in the Premises.  Not later than June 1, 2003, Landlord and Tenant shall identify a mutually agreeable area on the roof of the Building that reflects the fact that Tenant is the majority tenant of the Building (as such status may change from time to time) in which Tenant shall have the exclusive right to use for Tenant’s Communications Equipment.  Notwithstanding anything in this Article to the contrary, Tenant shall not be permitted to install the Communications Equipment unless (I) Tenant's Communications Equipment shall not interfere with any other satellite dish or antenna of any other tenant in the Building located on the roof at the time Tenant installs its Communications Equipment, (II) such Communications Equipment conforms to the specifications and requirements set forth in the drawings and specifications prepared by a licensed professional (the "Communications EquipmentDrawings"), which Communications Equipment Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, (III) Landlord approves, which approval shall not be unreasonably withheld, conditioned or delayed, the number, size, capacity, power, location and proposed placement and method of installation of such Communications Equipment, and (IV) Tenant obtains, at its sole cost and expense, and provides copies to Landlord of all necessary governmental permits and approvals, including, without limitation, special exception permits, if applicable, for the installation of the Communications Equipment upon the Building.  Tenant, at Landlord's direction, shall cause the Communications Equipment to be painted in a nonmetallic paint to match the materials on the penthouse.  In addition, if the installation of the Communications Equipment on the roof of the Building would penetrate the roof of the Building, then Tenant shall  not be permitted to install the Communications Equipment unless Tenant (i) contracts at not more than the current market rates with Landlord’s roofing contractor to retain the warranties and guaranties with respect to the roof, (ii) obtains the approval of Landlord’s structural engineer, which approval may be granted or withheld by Landlord’s structural engineer and Landlord in their sole discretion, and (iii) pays the cost of any structural support or alterations necessary to secure the Communications Equipment to the Building.  The Communications Equipment shall be installed by a contractor reasonably acceptable to both Landlord and Tenant and thereafter shall be properly maintained by Tenant, all at Tenant's sole expense.  At the expiration or earlier termination of the Lease Term, the Communications Equipment shall be removed from the roof of the Building at Tenant's sole cost and expense and that portion of the roof of the Building that has been affected by the Communications Equipment shall be returned to the condition it was in prior to the installation of the  Communications Equipment, excluding the conduits provided for in Schedule I, Attachment A of Exhibit B.  Tenant shall pay all subscription fees, usage charges and hookup and disconnection fees associated with Tenant's use of the Communications Equipment and Landlord shall have no liability therefor.  All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release and indemnification provisions shall apply and be applicable to Tenant's installation, operation, maintenance and removal of the Communications Equipment.

      Except as shown on the Communications Equipment Drawings, as reasonably approved by Landlord, Tenant shall not make any modification to the design, structure or systems of the Building, required in connection with the installation of the Communications Equipment without Landlord's prior written approval of such modification and the plans therefor, which approval may be granted, conditioned or withheld by Landlord in its sole but reasonable discretion.  The preceding sentence notwithstanding, Landlord acknowledges and agrees that Tenant may use the conduits connecting the Premises to the roof of the Building in conjunction with the installation of the Communications Equipment on the roof of the Building and the connection of the Communications Equipment to the Premises for use in Tenant's business.  Tenant agrees that, in addition to any indemnification provided Landlord in this Lease, Tenant shall indemnify and shall hold Landlord and Boston Properties, Inc., Landlord's managing agent, and their employees, shareholders, partners, officers and directors, harmless from and against all costs, damages, claims, liabilities and expenses (including attorney's fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on , arising out of or resulting from Tenant's use of the Communications Equipment and/or the conduits to connect the Premises to the Communications Equipment.  In addition, Tenant shall be liable to Landlord for any actual damages suffered by Landlord or any other tenant or occupant of the Building for any cessation or shortages of electrical power or any other systems failure arising from Tenant's use of the conduits to connect the Premises to the Communications Equipment.

      Tenant, at its sole cost and expense, shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the size, placement and installation of the Communications Equipment.  In the event Tenant is unable to obtain the necessary approvals and permits from any applicable federal, state, county or other local governing authorities for the Communications Equipment, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease.

      Landlord makes no representations or warranties concurring the suitability of the roof of the Building for the installation operation, maintenance and repair of the Communications Equipment, Tenant having satisfied itself concerning such matters.

      Tenant shall not have access to the Communications Equipment without Landlord's reasonable prior written consent, which consent shall be granted to the extent necessary for Tenant’s operation, use, repair and  maintenance of the Communications Equipment and only if Tenant is accompanied by Landlord's representative (if Landlord so requests).  Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord, including without limitation rules and regulations prohibiting such access unless Tenant is accompanied by Landlord's representative.  Landlord shall use reasonable efforts to provide immediate access to the Communications Equipment as necessary to accommodate Tenant’s business.

      Notwithstanding anything herein to the contrary, after at least sixty (60) days' prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the Communications Equipment, if such relocation (i) is required by applicable Legal Requirements or is required in connection with the prudent management or operation of the Building, and (ii) no other area on the roof is sufficient to meet Landlord’s requirements.  In such event the new location provided for Tenant’s relocated Communications Equipment shall be deemed thereafter to be for Tenant’s exclusive use.  Any such relocation shall be performed by Tenant at Landlord's expense, and in accordance with all of the requirements of this Section.  Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to such Communications Equipment; provided, however, that if Landlord requires that such Communications Equipment be relocated in accordance with this Section 27.(f), then Landlord shall use reasonable efforts to provide either (x) the same line of sight for such Communications Equipment as was available prior to such relocation, or (y) a line of sight for such Communications Equipment which is functionally equivalent to that available prior to such relocation.

      It is expressly understood that by granting Tenant the right hereunder, Landlord makes no representation as to the legality of such Communications Equipment or its installation.   In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such Communications Equipment, Tenant shall remove or relocate such Communications Equipment at Tenant's sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.

      The Communications Equipment may be used by Tenant only in the conduct of Tenant's customary business in the Premises.  No assignee (other than an assignee of this Lease that is a Parent or Affiliate of Tenant or otherwise permitted by Section 7.1(b) or approved by Landlord under this Lease) or subtenant shall have any rights pursuant to this Article except as approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.  Notwithstanding anything herein to the contrary, if any assignee or subtenant is permitted to use any Communications Equipment or other communication equipment on the roof of the Building, then such person or entity shall reimburse Landlord at the market rate that Landlord would charge a third party for such rights.

      Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment.  Landlord shall endeavor to cause satellite dishes or antennae installed on the roof subsequent to the Communications Equipment to be installed in a manner that will not interfere with the operation of the Communications Equipment; provided, however, that Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment except for physical damage caused by Landlord's gross negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for a Communications Equipment placed on the roof of the Building to receive or transmit signals.  The operation of the Communications Equipment shall be at Tenant's sole and absolute risk.  Tenant shall in no event interfere with the use of any other communications equipment located on the roof of the Building.

      Except as otherwise expressly provided for in this Article XXVII, Tenant’s right to use the roof of the Building for the Communications Equipment shall be at no additional cost to Tenant.

GENERATOR RIGHTS

Subject to the conditions and requirements of this Article XXVIII, Tenant shall be permitted to install, free of charge, at its sole cost and expense, a back-up power generator and all necessary fuel tanks (if any), batteries (if any), and feeders and conduits extending from such generator to the Premises (collectively, the “Generator”).

The Generator shall be placed only in a location in the Building or on the Land to be designated by Landlord in its sole discretion as outlined on the Site Plan attached hereto as Exhibit A (said area is hereinafter referred to as the "Generator Support Area").  Landlord may, in its sole discretion, require that such area be enclosed by screening materials designated by Landlord.  The area in which the Generator is located shall be subject to all of the provisions of the Lease as if it were located within the Premises including Tenant’s obligation to obtain all governmental and other approvals, including but not limited to the Reston Town Center Design Review Board.  If the Generator Support Area is located in the parking garage, then the number of parking spaces, if any, comprising the Generator Support Area shall be deducted from the number of parking spaces available for Tenant's use pursuant to Article XXIV hereof.

The Generator shall be used only for backup operations during the pendency of any power outages.  The Generator shall not be used (a) for the benefit of any other tenant of the Complex without Landlord’s consent, which may be granted or withheld in Landlord’s sole but reasonable discretion or (b) for peak use sharing or operating during business hours.

Tenant’s right to install or modify the Generator is conditioned upon Landlord’s prior written approval of any equipment to be installed, which approval shall be made in Landlord’s sole, but not arbitrary, discretion.  Tenant shall provide Landlord mechanical and electrical drawings and specifications by a licensed professional engineer, which drawings and specifications shall include a written description of the Generator Equipment, including make, model, size, capacity, noise specifications, fuel types, location of the exhaust pipe termination points(s), specifications for exercising the generator, the proposed routing of cables, and location of peripheral equipment.  The initial Generator Equipment and any material changes thereto shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Construction of the Generator Support Area and installation of (i) the Generator and (ii) any protective enclosure around the Generator Support Area, and (ii) any conduits, feeders, equipment areas connecting the Generator and/or the Generator Support Area to the Premises (collectively, the "Generator Alterations"), shall be performed pursuant to and in accordance with the plans and specifications prepared by licensed engineers and reviewed and approved by Landlord and, if required, its engineers, in writing (which approval(s) shall not be unreasonably withheld, conditioned or delayed), and the other provisions of Article IX of this Lease.  Tenant shall repair and restore all damage caused thereby and restore all such areas as reasonably required by Landlord.  Tenant shall pay for, at its cost, and shall install and perform as a part of the Leasehold Work, all required enclosures, structural modifications to provide any necessary additional load bearing capability, and all other reasonable requirements of Landlord and any applicable Legal Requirements in connection with the Generator Alterations.  Tenant will allow Landlord’s designee to be present during the installation of the Generator Alterations.  Tenant will not make any material repairs or alterations to the Generator Alterations without obtaining Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed, provided that any repairs or alterations made pursuant to Tenant’s approved service contract shall be deemed approved) and Landlord shall have the right to disapprove any installation or alteration or require Tenant to remove or relocate the Generator Alterations at Landlord’s sole cost in expense in the event such installation or alteration may void or adversely affect any warranty affecting the Building’s systems including, without limit, the roof.  All testing and exercising of the Generator shall occur during other than the Complex’ normal business hours unless Landlord determines in its reasonable discretion that such testing and exercising during the Complex’ normal business hours shall not disturb the other tenants of the Complex.

Tenant at its sole expense shall comply with all Legal Requirements and the requirements of Landlord’s insurer with respect to the installation, repair, maintenance or operation of the Generator Alterations (including all ancillary equipment).  Tenant shall at its expense obtain all permits, variances and licenses required by Legal Requirements relating to the Generator Alterations and shall deliver copies to Landlord.

Tenant’s access to and use of the Generator Support Area shall be exclusive and Landlord shall not allow others to use such area.  Landlord shall have the right, but not the obligation, to enter the Generator Support Area upon reasonable advance written notice at all reasonable times upon reasonable notice for the purpose of inspecting the Generator Alterations or exhibiting the Building, and only upon such notice as is practicable under the circumstances in the event of an emergency, to make repairs.

Landlord may from time to time require Tenant to relocate the Generator Alterations to another site to be determined by Landlord in its sole but reasonable discretion.  In such event, Tenant’s means of access to the Generator Alterations and related cabling will be relocated at Landlord’s expense in a manner so as not to unreasonably impair the availability of the Generator as a backup power source.  If Landlord elects to relocate the Generator Alterations, the costs shall be borne by Landlord unless such relocation is required by Legal Requirements in which event such costs shall be borne by Tenant.  In the event Landlord elects to relocate the Generator Alterations, Tenant shall be entitled to at least thirty (30) days written notice, except in an emergency.

Tenant shall submeter all electrical usage and pay the costs of all utilities services required for Tenant’s use of the Generator Alterations.

The installation, repair, maintenance and operation of the Generator Alterations will be at Tenant’s sole risk, cost and expense.  Landlord or its agents or employees shall not be liable for any costs or expenses caused in any manner by such installation, repair, maintenance and operation except to the extent caused by Landlord’s negligence or willful misconduct.  Tenant shall promptly repair at its expense all damage caused by or resulting from the installation, maintenance, repair or operation of the Generator Alterations.

Upon the expiration or earlier termination of this Lease, if Landlord so directs by ten (10) days written notice to Tenant, Tenant shall remove the Generator Alterations (including any cables, wires, lines,  pipes or piping installed in the interior of the Building in connection therewith) at its sole expense and shall repair any damage to the Building or the Premises caused by or resulting from such removal.

Landlord makes no warranties or representations concerning the suitability of the Generator Support Area for the installation of the Generator, Tenant having satisfied itself concerning these matters.

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on or as of the day and year first above written.

LANDLORD:

TWO FREEDOM SQUARE, L.L.C.

By:       BOSTON PROPERTIES LIMITED                                                    PARTNERSHIP, a Delaware limited partnership

        By:    BOSTON PROPERTIES, INC.,

        a Delaware corporation, its sole
general partner

By:        /s/ RAYMOND A. RITCHEY [SEAL]
Name: Raymond A. Ritchey
Title:   Executive Vice President

                                                                           By:    TERRABROOK TWO FREEDOM
                                                                                    SQUARE, L.L.C., a Delaware limited
                                                                                    liability company, member

                                                                           By:     /s/ THOMAS A. WILLIAMSON [SEAL]
                                                                           Name: Thomas A. Williamson
                                                                           Title:   Vice President

                                                                        TENANT:

                                                                        THE TITAN CORPORATION, a Delaware
corporation

WITNESS:

By:       _________________                          By:       /s/ MARK W. SOPP

Title:     ________________                            Name:  Mark W. Sopp
                                                                        Title:     Chief Financial Officer

                                                                                    [CORPORATE SEAL]

RIDER NO. 1

THIS RIDER NO. 1 is attached to and made a part of that certain Deed of Lease dated   April 1, 2003 (the "Lease"), by and between TWO FREEDOM SQUARE, L.L.C. (collectively, "Landlord") and THE TITAN CORPORATION ("Tenant").  The terms used in this Rider which are defined in the Lease have the same meanings as provided in the Lease.

WITNESSETH, that for and in consideration of Tenant's entering into the Deed of Lease described above, and other good and valuable consideration, and intending to be legally bound hereby, Landlord hereby grants to Tenant the right to renew the initial term of the Lease upon the following terms and conditions:

Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of the Lease for one (1) additional term of ten (10) years (the "Renewal Term").  If Tenant has elected to lease the Wilson Premises pursuant to Section 1.1(d) of this Lease, then at Tenant’s option, which shall be specified in Tenant’s renewal option notice (as defined below), Tenant may elect not to renew with respect to the Wilson Premises (and renew only with respect to the balance of the Premises then leased pursuant to this Lease).  If timely exercised and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the end of the initial term provided in Section 3.1 of the Lease.  The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

      Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice of the exercise thereof (the "renewal option notice") within the period (the “Election Period”) commencing on December 31, 2013 and expiring on June 30, 2014.  In the event that the renewal option notice is not given in a timely manner, Tenant's right of renewal with respect to the Renewal Term shall lapse and be of no further force or effect.  If there exists a monetary or material non-monetary Event of Default under the Lease, on the date the renewal option notice is given or on the day prior to the commencement date of the Renewal Term, then, at Landlord's option, the renewal option notice shall be totally ineffective and Tenant's right of renewal as to the Renewal Term shall lapse and be of no further force of effect.  If Landlord elects to rescind Tenant's right to extend the Lease for the Renewal Term as set forth in the preceding sentence, Landlord shall do so within 30 days after Tenant elects to extend the Lease for the Renewal Term, or with respect to Events of Default existing on the day prior to the commencement date of the Renewal Term, within 30 days after such date.

      Promptly following Landlord's timely receipt of the renewal option notice for the Renewal Term, Landlord and Tenant shall commence negotiations concerning the amount of annual base rent which shall be payable during each year of the Renewal Term, it being intended that such annual base rent shall be equal to ninety-five percent (95%) of the then prevailing fair market rent for the Premises during the Renewal Term.  The parties shall have thirty (30)days after Landlord's receipt of the renewal option notice in which to agree on the annual base rent which shall be payable during each year of the Renewal Term and the Lease security that may be required.  The parties shall be obligated to conduct such negotiations in good faith.  Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market in the Market Area, (ii) rental rates then being obtained by other building owners for office buildings of comparable size, location and quality to the Building in the Market Area, (iii) the rental rates then being obtained by Landlord for comparable office space in "as is" condition in the Building, (iv) escalations and passthroughs of Operating Expenses as provided in the Lease, (v) concession packages then being given or obtained by other building owners for office buildings in the Market Area, of comparable size, location and quality to the Building, (vi) concession packages then being given or obtained by Landlord for comparable office space in the Building, (vii) the parking rights granted to Tenant under this Lease, (viii) the location of the Premises within the Building, (ix) whether or not Landlord shall be required to pay any commissions in connection with the renewal, and (x) any other criteria or factors that would fairly be taken into consideration in determining the economics of market lease transactions in the Market Area, including, without limitation, any cost savings arising out of the fact that the parties are renewing an existing lease.  Vacancy periods shall not be considered by the parties during such negotiations.  If the parties agree on the base rent payable during each year of the Renewal Term, they shall promptly execute an amendment to the Lease stating the rent so agreed upon.

      If, during such thirty (30) day period referred to in subparagraph (b) above, the parties are unable to agree on the base rent payable during the applicable Renewal Term, then the fair market rent and Lease security shall be determined in accordance with the “Three-Broker” procedure set forth in this Paragraph 1(c).  Within ten (10) days after expiration of such thirty (30) day period, the parties shall appoint an independent, unaffiliated real estate broker (“Broker”) who shall be mutually agreeable to both Landlord and Tenant, shall be a member of the National Association of Realtors or the Greater Washington, D.C. Association of Realtors, and shall have at least ten (10) years relevant experience in office rentals in the northern Virginia market.  If the parties are unable to agree on a Broker within such ten (10) day period, then each party, within five (5) days after the expiration of the aforesaid ten (10) day period, shall appoint a Broker (with the same qualifications) and the two (2) Brokers shall together appoint a third Broker with the same qualifications.  The Broker or Brokers so appointed then shall determine, within sixty (60) days after the appointment of such Broker or Brokers, the then fair market base rent for the Premises.  Among the factors to be considered by the Broker(s) in determining the fair market base rent for the Premises shall be those factors set out in Paragraph 1(b) above.  The figure arrived at by the Broker (or the average of the figures arrived at by the three Brokers, if applicable) shall be used as the fair market base rent for such renewal term.  If the Three Broker method is chosen, then if any Broker's estimate of fair market base rent is either (x) less than ninety percent (90%) of the average figure or (y) more than one hundred ten percent (110%) of such average, then the fair market rent will be either (1) the average of the remaining two (2) Brokers’ figures falling within such a range of percentages, (2) the remaining Broker’s figure which is within such range of percentages or (3) if none of the figures are within such range, the average of the three (3) Brokers’ figures.  Landlord and Tenant shall each bear the cost of its Broker and shall share equally the cost of the third Broker.

      During the Renewal Term, all the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant, except that (i) the annual base rent payable during each year of the Renewal Term shall be the amount agreed upon by Landlord and Tenant in the manner provided in Paragraphs 1(b) and 1(c) above, (ii) in no event shall Tenant have the right to renew the term of the Lease, or any renewal term thereof, beyond the expiration of the Renewal Term, (iii) no abatements, allowances or other concessions shall apply during the Renewal Term, except to the extent otherwise agreed to by the parties in accordance with this Rider, (iv) [intentionally deleted], and (v) additional rent on account of all Operating Expenses and Real Estate Taxes incurred during the Renewal Term shall be based on a new Base Year equal to calendar year in which the Renewal Term commences.

Notwithstanding anything in the Lease or this Rider No. 1 to the contrary, at Tenant’s option, Tenant may elect not to renew the Lease Term as set forth in Paragraph 1 above, but rather to extend the term of the Lease for a period of up to six (6) months (the “Short-Term Extension Right”).   Tenant shall exercise its Short-Term Extension Right by giving Landlord written notice of the exercise thereof (the "short-term extension option notice") during the Election Period, which short-term extension option notice shall specify the number of full calendar months (the “Short-Term Extension Period”) by which Tenant is electing to extend the Lease Term.  If the short-term extension notice is not given in a timely manner, then Tenant's Short-Term Extension Right shall lapse and be of no further force or effect.  If there exists a monetary or material non-monetary Event of Default under the Lease, on the date the short-term extension option notice is given or on the day prior to the commencement date of the Short-Term Extension Right, then, at Landlord's option, the short-term extension option notice shall be totally ineffective and Tenant's Short-Term Extension Right shall lapse and be of no further force of effect.  The base rent during the Short-Term Extension Period shall be equal to one hundred percent (100%) of the then prevailing fair market rent (as defined in and determined pursuant to the provisions of Paragraph 1 above),

Tenant's rights under this Rider No. 1 are personal to and may be exercised only by The Titan Corporation and any assignee of The Titan Corporation that is a Permitted Transferee and shall not be exercisable by any other assignee or subtenant of Tenant; provided, however, that a sublease by The Titan Corporation or any Permitted Transferee shall not prevent The Titan Corporation or such Permitted Transferee from exercising its rights under this Rider No. 1.

EXHIBIT A

SITE PLAN (INCLUDING LOCATION OF THE GENERATOR SUPPORT AREA)

EXHIBIT A-1

DIAGRAM OF PREMISES LOCATED ON TENTH FLOOR

EXHIBIT A-2

DIAGRAM OF PREMISES LOCATED ON THE SIXTH FLOOR

EXHIBIT A-3

DIAGRAM OF PREMISES LOCATED ON FOURTH FLOOR

EXHIBIT A-4

DIAGRAM OF PREMISES LOCATED ON THIRD FLOOR

EXHIBIT A-5

DIAGRAM OF PREMISES LOCATED ON SECOND FLOOR

EXHIBIT A-6

DIAGRAM OF PREMISES LOCATED ON THE RETAIL LEVEL

EXHIBIT A-7

DIAGRAM OF PREMISES LOCATED ON THE C-1 (CONCOURSE) LEVEL

EXHIBIT B

WORK AGREEMENT

This Work Agreement (this “Work Agreement”) dated as of April 1, 2003 is by and among WILSON SONSINI GOODRICH & ROSATI (“Wilson”), TWO FREEDOM SQUARE, L.L.C.   ( "Landlord") and THE TITAN CORPORATION ("Tenant") and is made with reference to the following recitals:

RECITALS:

A.        Pursuant to a Deed of Lease dated as of October 6, 2000, as amended by a First Amendment to Deed of Lease dated as of February 16, 2001, a Second Amendment to Deed of Lease dated as of April 5, 2001, a Third Amendment to Deed of Lease and Partial Termination Agreement dated as of December 13, 2002, a Fourth Amendment to Deed of Lease dated of even date herewith and the Consent, as defined below (collectively, the “Wilson Lease”), Landlord has leased to Wilson certain space (the “Wilson Premises”) in the office building located at 11955 Freedom Drive, Reston, Virginia (the “Building”), as more particularly described in the Wilson Lease.

B.         Pursuant to a Sublease of even date herewith (the “Wilson Sublease”), Tenant is subleasing the entire Wilson Premises from Wilson.  Landlord is consenting to the Wilson Sublease pursuant to, and subject to the conditions set forth in, a Consent to Sublease by and among Landlord, Titan and Wilson of even date herewith (the “Consent”).

C.        Pursuant to a Deed of Lease of even date herewith (the “Lease”), Landlord has leased to Tenant certain space (the “Premises”) in the Building, as more particular described in the Lease.  The Premises and the Wilson Premises shall be collectively referred to in this Work Agreement as the “Unified Premises.”

D.        The parties hereto desire a unified work agreement with respect to initial improvements to be made by (or on behalf of) Tenant in the Unified Premises.  Unless otherwise provided herein, all terms used in this Work Agreement that are defined in the Lease shall have the meanings provided for in the Lease.

Authorized Representatives.  Tenant designates Dean Kershaw and/or Les Rose ("Tenant's Authorized Representative") as the person(s) authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Agreement on behalf of Tenant.  Landlord designates Peter Johnston and/or Peter Otteni (“Landlord’s Authorized Representative”) as the person(s) authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Agreement on behalf of Landlord.  Wilson designates Barbara Vold (“Wilson’s Authorized Representative”) as the person(s) authorized to approve in writing any items for which Wilson’s approval is required hereunder.  Where any party designates more than one Authorized Representative, then the act of any one of such Authorized Representatives shall be sufficient to bind such party.   Any party may designate a substitute Authorized Representative by written notice to the other parties to the addresses set forth in the Lease and the Wilson Sublease, as applicable.  No party shall be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on the other party’s behalf other than the other party’s Authorized Representative.  All references in this Agreement to actions taken, approvals granted, or submissions made by a party shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by such party’s Authorized Representative acting for such party.

Landlord's Work.  Landlord has constructed the base-building core and shell (the "Base Building Work") in accordance with the final plans and specifications for the Building, as amended.  Landlord has delivered (or within 10 days after the date hereof shall deliver) to Tenant Landlord’s most current electronic version of the plans and specifications for the Base Building Work, together with certain amendments and supplements thereto (the “Base Building Deliverables”).  In addition, Landlord shall make available for Tenant’s review, Landlord’s files containing field orders, shop drawings, and other design changes affecting any portion of the Unified Premises.  If there exists a material discrepancy between the “as built” condition of any portion of the Unified Premises and the Base Building Deliverables (and Tenant was not otherwise aware of such material discrepancy), and such unknown material discrepancy results in Tenant being required to (and Tenant actually does) redesign the Leasehold Plans or incur increased construction costs, then to the extent Tenant incurs increased design or construction costs on account thereof, Landlord shall reimburse Tenant for the reasonable, out-of-pocket increase in such costs incurred by Tenant on account of such unknown material discrepancy.  Schedule I attached hereto outlines the Base Building Shell.  Landlord shall deliver to Tenant prior to the commencement of the construction of the Leasehold Work (i) the Base Building Work non-residential use permit that has been issued by the appropriate governmental authority, and (ii) an AIA certificate of substantial completion with respect to the Base Building Work.  As of the Effective Date, Landlord has not received any notice of any violation of any Legal Requirements that remains uncured with respect to the Base Building Work.

Architect and Engineers.

       [Intentionally Deleted].

      Tenant shall employ DBI Architects, or such other architect that Landlord shall approve in its reasonable, discretion (the "Leasehold Architect") to prepare all plans for the initial leasehold improvements in the Premises (the “Leasehold Work-Premises”) and in the Wilson Premises (the “Leasehold Work-Wilson Premises”).  The Leasehold Work-Premises and the Leasehold Work-Wilson Premises are referred to collectively in this Work Agreement as the “Leasehold Work”.  Tenant shall employ TOLK (the “Base Building Engineers”, who in this context shall be referred to as the "Leasehold Engineers") to prepare the engineering drawings relating to the Leasehold Work; provided, however, if Tenant is unable to employ the Base Building Engineers on terms reasonably acceptable to Tenant, Tenant shall retain another qualified engineer approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

[Intentionally Omitted].

Plans for Leasehold Work.

      Tenant shall cause the Leasehold Architect to prepare programming and space plans (the “Space Plans”) and design development drawings (the “Design Drawings”) for the Leasehold Work in the entire Unified Premises, in form approved by Tenant, for submission to Landlord’s Authorized Representatives), c/o Boston Properties, Inc., 401 9th Street, N.W., Washington, D.C. 20004for its approval no later than September 30, 2003.  If Landlord has any comments with respect to the Space Plans and/or Design Drawings, Landlord shall make such comments known to Tenant within ten (10) business days following submission of the Space Plans and Design Drawings, as applicable, to Landlord.  Tenant shall incorporate into the Leasehold Work the standard design concepts shown on Schedule X attached to this Work Agreement, except to the extent Landlord approves exceptions therefrom.

      Intentionally Omitted.

      Tenant shall cause the Leasehold Architect and the Leasehold Engineers to prepare final construction documents for the Leasehold Work in the entire Unified Premises, in form approved by Tenant, for submission to Landlord’s Authorized Representative for its approval within a reasonable period of time following the date on which Landlord provides its comments to the Space Plans and Design Drawings pursuant to Paragraph 5(a) above, provided that the final construction documents may not be submitted for bid of the Leasehold Work prior to Landlord’s review thereof.  If Landlord has any comments with respect to the construction documents, Landlord shall make such comments known to Tenant within ten (10) business days following submission of the construction documents to Landlord.  The construction documents for the Leasehold Work that have been submitted by Tenant and approved by Landlord shall be referred to herein as the "Leasehold Plans".  Any references to “any component of the Leasehold Plans” shall include all prior versions and drafts of the Space Plans and Design Drawings.

      All plans, drawings and documents related to the Leasehold Work (and any change orders related thereto) shall be submitted to Landlord for its approval in accordance with this Work Agreement, which approval shall be granted or withheld in accordance with Paragraph 5(e) below.  If Landlord reasonably requires that any submission from Tenant be modified in order to obtain Landlord’s approval, then Tenant shall within a reasonable period of time after receipt of Landlord’s comments, resubmit revised documents, plans, specifications or other materials, as the case may be, incorporating Landlord’s requested changes and responding to any other issues or questions raised by Landlord in its prior submission.  Such submission and approval process shall continue pursuant to Paragraphs 5(a), 5(c), and/or 5(d) of this Work Agreement, as applicable, until approval is granted as submitted and Tenant has addressed all other comments raised by Landlord.  After Landlord has approved any component of the Leasehold Plans, then Landlord shall not thereafter object to any improvements specifically shown on the previously approved plan, except to the extent other portions of the Leasehold Work (that were not shown on such approved plan) affect the approved improvements or as may be required by Legal Requirements, however, the foregoing shall not prevent Landlord from having the right to comment on further details of any approved improvement as such details are submitted to Landlord for approval in accordance with this Agreement.  Landlord agrees to provide one (1) consolidated set of Landlord’s comments in response to each Tenant submission.  Landlord’s comments shall be delivered to Tenant in whatever form Landlord reasonably deems appropriate provided such comments are in sufficient detail for Tenant to accordingly revise its plans.  If Landlord fails to respond to Tenant within the applicable time period (including with respect to change order requests submitted to Landlord pursuant to Paragraph 9 below), Tenant shall deliver a second written request for Landlord’s approval, which second request shall be delivered to Landlord’s Authorized Representative and shall clearly state that the request will be deemed approved in accordance with the applicable subparagraph of this Work Agreement if Landlord fails to respond within five (5) business days.  If Landlord fails to respond to Tenant within five (5) business days after Landlord’s receipt of such second notice, then Landlord shall be deemed to have approved the submission, request, or change order, as applicable.  Tenant shall be solely responsible for the compliance of the Leasehold Plans with all Legal Requirements and with all Loss Control Guidelines established by Landlord’s insurance carrier and in effect as of May 1, 1999, which Loss Control Guidelines shall be substantially in the form of the draft Loss Control Guidelines effective as of the date hereof and provided by Landlord to Tenant prior to the Effective Date, and Landlord’s approval thereof shall not constitute Landlord’s representation or approval that the Leasehold Plans (or any prior version in the development thereof) comply with Legal Requirements.

      Notwithstanding the foregoing, Landlord shall not unreasonably withhold, condition, or delay its consent to any such plans, drawings or specifications (or clarifications thereof) provided however that if any portion of such submission has (i) an impact on the construction, exterior appearance, or appearance from the main lobby of the Building or other tenant premises and for those portions of the Unified Premises visible from the exterior of the Unified Premises, or (ii) an adverse affect on the base building systems, or structural components or structural integrity of the Building, or (iii) does not comply with Landlord’s standard design concepts as described on Schedule X hereto, then Landlord may grant or withhold its consent in Landlord’s sole and absolute discretion.  Landlord’s approval of any of such plans, drawings and specifications shall not constitute Landlord’s approval of any delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays.  Notwithstanding the foregoing, any roof penetrations shall be subject to Landlord’s approval in its sole and absolute discretion and must be performed so as not to void or alter any roof guaranty or warranty.

      Tenant shall reimburse Landlord for all reasonable, third-party, out-of-pocket costs incurred by Landlord in reviewing the Leasehold Plans, or any component thereof, relating to the Building structure or the base Building mechanical, electrical, HVAC, plumbing or fire and life safety systems within twenty (20) days after Tenant's receipt of an invoice therefor, or at Landlord’s option, Landlord may deduct the same from the Improvements Allowance.  Tenant shall use reasonable efforts to notify Landlord approximately five (5) days before it submits any plans, specifications or drawings to Landlord for approval to enable Landlord to arrange appropriate staffing to review the submission in a timely fashion.

      (1)  Within ten (10) days after the date hereof, Wilson shall deliver to Tenant the latest version of its plans for the existing leasehold improvements on the 15th and 16th floors of the Wilson Premises in CADD format.  Simultaneously with Tenant’s delivery to Landlord of the Space Plans and Design Drawings for the Unified Premises as set forth in Paragraph 5(a), Tenant shall also deliver copies of the Space Plans and Design Drawings (but not interim progress drafts thereof) to Wilson for Wilson’s review and approval as provided in this paragraph.  Wilson’s review of the Space Plan and Design Drawings shall be to determine, in its reasonable discretion, that (a) the Special Use Areas, in the aggregate (as defined below), are not allocated to the Wilson Premises on a materially disproportionate basis as between the Wilson Premises and the Premises; and (b) the Leasehold Work – Wilson Premises is of the type that landlords have generally permitted in other Class “A”  office buildings in the Northern Virginia area.  Wilson shall be entitled to withhold its approval if it reasonably determines that the conditions set forth in clauses (a) and (b) have not been satisfied, and in such event Wilson shall not be liable for any delay or re-design costs resulting from such determination.  “Special Use Areas” shall mean laboratories, cafeterias, data center areas, areas with raised flooring,  auditoriums (not including large conference facilities), training centers and other improvements of a type that are not  customarily constructed for general office use.  “SCIF improvements” are specifically not included in this Special Use Area definition.   In addition, change orders requested by Tenant after Wilson’s approval of the Space Plans and Design Drawings that materially and substantially change the previously approved plans shall be submitted to Wilson for its approval in accordance with the foregoing standard.

                        (2)        Wilson shall respond to such requests for approval within the same time periods and in the same manner as Landlord is obligated to respond.   If Wilson fails timely to respond or improperly withholds its approval as aforesaid, then it shall hold Landlord harmless from and against any out-of-pocket costs incurred by Landlord on account of such failure, including additional abatement granted to Tenant pursuant to Section 3.1(b) of the Lease.   Similarly, if Landlord fails timely to comply with its obligations under this Agreement, then it shall hold Wilson harmless from and against any out-of-pocket costs incurred by Wilson on account of such failure, including additional abatement granted to Tenant pursuant to Section 3.1(b) of the Lease.  Except as specifically provided in this subparagraph, Wilson shall not be liable to either Landlord or Tenant (i) for a failure of either to perform its obligations to the other under this Work Agreement, (ii) for the cost of any work or improvements to be constructed pursuant to this Work Agreement (except that Landlord may devote the Unfunded Wilson Allowance to the Leasehold Work-Wilson Premises), or (iii) for any defect in design, construction, or equipment installed, injury to persons, damage to property, failures to comply with Legal Requirements, or mechanic’s lien claims arising from any activity, act or omission governed by or resulting from this Work Agreement.  Notwithstanding anything herein to the contrary, Tenant shall have no claim whatsoever against Wilson under this Work Agreement.  Landlord shall indemnify, defend, and hold harmless Wilson, and Tenant shall indemnify, defend and hold harmless Wilson, to the same extent that it (Landlord or Tenant) has agreed to do so for the benefit of the other (Tenant or Landlord) with respect to any activity, act or omission governed by or resulting from this Work Agreement, excluding (with respect to Landlord only) any matters for which Wilson is obligated to indemnify Landlord as provided above in this paragraph.

                        (3)        Landlord agrees that in reviewing and approving the Leasehold Plans, and each component thereof, and administering its other obligations under this Agreement, Landlord shall, in good faith, apply a substantially uniform standard of review as between the plans related to the Wilson Premises and the plans related to Premises (i.e., Landlord shall not approve any component of Leasehold Work with respect to the Wilson Premises that it would not approve with respect to the Premises had such component been designed to be located in the Premises).  At Landlord’s request, Tenant shall promptly confirm that Landlord has complied with the foregoing review obligations.

[Intentionally Deleted].

Cost of Leasehold Work.    The cost of the design, permitting and construction of the Leasehold Work (including all "soft" costs), and other project costs (collectively, the "Leasehold Cost") shall be borne by Tenant; provided, however, that Landlord shall disburse the Improvements Allowance described in Paragraph 8 below in accordance with this Work Agreement.  Any portion of the Leasehold Cost in excess of the Improvements Allowance (except to the extent any costs are reasonably increased as a result of Landlord Delay) shall be borne by Tenant, and such excess amounts are referred to herein as "Tenant's Expenses."  All amounts payable by Tenant pursuant to this Work Agreement shall be considered additional rent and subject to the provisions of Section 19.6 of the Lease.

      The Improvements Allowance shall be separately accounted for and disbursed on a pro rata basis based on a Leasehold Cost budget for the Wilson Premises (the “Leasehold Cost-Wilson Premises”), and a separate  Leasehold Cost budget for the Premises (and, subject to the provisions of Paragraph 8 below, Tenant may elect in its sole discretion to apply a portion of the Landlord Allowance toward the Leasehold Work – Wilson Premises) (the “Leasehold Cost-Premises”) as more particularly described below.

      In the event that the Leasehold Cost is greater than the Improvements Allowance, then a portion of the Improvements Allowance (or such portion thereof as has not previously been disbursed to pay Tenant's architectural, engineering and project management costs) shall be disbursed to Tenant or the Leasehold Contractor in pro rata payments, based on the percentage of the Leasehold Work that has been completed (but not in excess of the sums actually being disbursed to the Leasehold Contractor).  If the cost to construct the Leasehold Work, as adjusted by any increase or decrease in Leasehold Costs resulting from change order, will exceed the unapplied (and unreserved) portion of the Improvements Allowance (the "Unused Allowance"), then Landlord's pro rata share of the requisition shall be determined by multiplying said requisition by a fraction, the numerator of which is the amount of the Unused Allowance as of the date of such requisition, and the denominator of which is the total cost to complete the Leasehold Work as adjusted by any increase or decrease in Leasehold Costs resulting from change orders as of such date.    Notwithstanding the foregoing to the contrary, a condition precedent to Landlord’s obligation to disburse any portion of the Improvements Allowance shall be the delivery to Landlord of (I) invoices for portions of the Leasehold Work, (II) partial lien waivers for such work from all persons or entities that could file mechanics' or materialmen's liens against the Building or the Land with respect to all work performed or services or materials provided through the date of each such invoice (subject only to receipt of the requisitioned amount), (III) evidence that all labor or materials included within the Leasehold Work for which a requisition is being submitted has been incorporated into the Unified Premises in accordance with this Work Agreement, (IV) written authorization from Tenant to disburse the portion of the Improvements Allowance being requisitioned and (V) such other documentation as may be reasonably requested by Landlord or its lender.

      In the event that the actual Leasehold Cost is greater than the Leasehold Contractor's approved bid thereof plus the cost of change orders, then, except to the extent that such excess results from any Landlord Delay or Landlord’s gross negligence or willful misconduct, Tenant shall pay to Landlord as additional rent the excess of the actual Leasehold Cost over the Improvements Allowance as and when such payments are due (i.e., Tenant shall pay its pro rata share of each requisition as described in Paragraph 7(b) hereof).  Subject to compliance with the provisions of Paragraph 8 with respect to application of the Improvements Allowance, any portion of the Improvements Allowance that remains unreserved and unapplied by July 21, 2005 (but not in excess of Five Dollars ($5.00) per rentable square foot) shall be applied against the annual base rent first due and owing following the Lease Commencement Date (the “Base Rent Allotment”).  In addition, Tenant may use up to Five Dollars ($5.00) per rentable square foot for relocation costs, including, movers, consultants, furniture and equipment takedown and set up, data and telephone cabling and signage (the “Relocation Allotment”).  Any unapplied portion of the Improvements Allowance in excess of the Base Rent Allotment and the Relocation Allotment shall be deemed waived and forfeited.

      Improvements Allowance.  Landlord hereby agrees to grant Tenant an allowance (the "Improvements Allowance") in an amount equal to Eleven Million Two Hundred Twenty-One Thousand Three Hundred Dollars ($11,221,300.00), to be applied in accordance with this Work Agreement.  A portion of the improvements allowance provided to Wilson under the Wilson Lease in the amount of Two Million Nine Hundred Forty-One Thousand Seven Hundred Forty-One Dollars ($2,941,741.00) (the “Unfunded Wilson Allowance”) has not yet been disbursed under the Wilson Lease, Landlord's agreement to advance Unfunded Wilson Allowance shall be deemed to satisfy Landlord’s obligation under the Wilson Lease to advance any further allowance to Wilson except to the extent any portion of the Unfunded Wilson Allowance remains undisbursed (and uncommitted) as of the date of any termination of the Wilson Sublease.  The parties hereby agree that (a) at least Three Million Seven Hundred Twenty-Four Thousand Nine Hundred Thirty Dollars ($3,724,930.00) shall be applied toward the cost of Leasehold Work-Wilson Premises (subject to Tenant applying (as provided in paragraph 7(c) hereof) a portion of such sum toward the Base Rent Allotment and the Relocation Allotment); (b) with respect to each floor of the Unified Premises other than the 15th and 16th floors, Tenant shall expend at least Thirty Dollars ($30.00) per square foot of rentable area on such floor toward the cost of Leasehold Work on such floor, and together with each request for disbursement, Tenant shall provide documentation as to the total then-current amount expended on each such floor; (c) Landlord shall have the right to audit Tenant’s books and records with respect to the Leasehold Work on an open-book basis; (d) if Tenant fails to expend at least Thirty Dollars ($30.00) per square foot on each floor of the Unified Premises other than the 15th and 16th floors, then Landlord shall have the right to reserve any such unused portion of the Improvement Allowance until further improvements are constructed on the applicable floor.

Change Orders.  If, after Landlord has approved the Leasehold Plans, Tenant requests any change or addition to the work and materials shown thereon, then such change order shall require Landlord's approval, which approval shall be granted or withheld in accordance with the approval standard set forth in Paragraph 5 above.  Landlord shall use reasonable efforts to respond promptly to Tenant’s requests for changes.  In the event a change order requested by Tenant with respect to the Leasehold Plans causes the Leasehold Cost to exceed the amount of the Improvements Allowance, then all additional expenses attributable to any such change or addition requested by Tenant and approved by Landlord, shall be payable by Tenant pursuant to the provisions of this Work Agreement.

Landlord Delay.  If and to the extent Tenant shall be actually delayed in completing the Leasehold Work as a result of: (i) Landlord's failure to comply with any deadline specified in this Exhibit for which there is no “deemed approved,” two-notice process, or (ii) Landlord's failure to pay when due any portion of the Improvements Allowance, for which Tenant has timely and properly submitted its request therefor pursuant to the provisions of this Work Agreement (but only to the extent such failure actually delays the completion of the Leasehold Work), or (iii) Tenant being required to redesign or reconstruct the Leasehold Work as more particularly described in Paragraph 2 above on account of the type of material discrepancy for which Landlord is obligated to reimburse Tenant for excess costs, or (iv) latent defects in the Base Building Work discovered and requiring repair during the course of construction of the Leasehold Work, or (v) Wilson’s failure timely to respond to Tenant’s request for approval or Wilson’s improper withholding of its approval, then such delay shall constitute "Landlord Delay”.  Tenant shall notify Landlord’s Authorized Representative (in writing and with reasonable specificity) promptly upon Tenant’s becoming aware of the existence of any such Landlord Delay and, notwithstanding the preceding sentence, if Tenant fails to so notify Landlord (in writing) as soon as reasonably practicable after Tenant becomes aware of an event that may cause such delay, then any period of delay prior to such notice shall not constitute Landlord Delay; provided, however, that no notice shall be required with respect to any Landlord Delays caused by clause (i) above.  Tenant shall use good faith reasonable efforts to counter the effect of any Landlord Delay; however, Tenant shall not be obligated to expend any additional amounts in such efforts (e.g., by employing overtime labor or by funding any portion of the allowances in the case of a Landlord Delay pursuant to clause (ii) above) unless Landlord agrees in advance to bear any incremental cost associated with such efforts (whether or not such efforts are ultimately successful).

[Intentionally Omitted].

Tenant Shall Employ Leasehold Contractor.  Tenant’s construction manager shall enter into the contract with the Leasehold Contractor and the following terms and conditions shall apply:

      Selection of Leasehold Contractor.  The Leasehold Contractor shall be a qualified, licensed contractor selected by Tenant and reasonably approved by Landlord from the list attached hereto as Schedule IX.

      As Is Condition.  All of the Unified Premises except those portions located on the 15th and 16th floors of the Building are currently in the condition described on Schedule I attached hereto (“Base Building Shell Condition”).

      [Intentionally Omitted].

      Tenant's Project Manager. Tenant may employ a professional construction management firm reasonably approved by Landlord to provide project management services with respect to the Leasehold Work, and shall pay any fees due to the project manager for such services; provided that Tenant may draw upon the Improvements Allowance to pay such fees.

      Performance of Leasehold Work.  All work performed by the Leasehold Contractor and its subcontractors shall be performed in a good, workmanlike and safe manner, in accordance with all applicable laws and regulations and in substantial conformity with the approved Leasehold Plans (subject to reasonable changes, substitutions and refinements requested and approved pursuant to this Work Agreement).  Landlord shall have the right to cause Tenant to correct, replace or remove any improvements installed in the Unified Premises by the Leasehold Contractor or its subcontractors that do not comply with the preceding sentence.  At no charge to Tenant, Landlord shall coordinate Tenant’s access to the Building, including the parking areas and rear entrances, loading dock, use of the Building’s service elevators and the stairwells.

      Work Rules and Coordination. The Leasehold Contractor and all subcontractors employed by the Leasehold Contractor shall comply with the work rules and regulations attached hereto as Schedule V, and to any additional or modified work rules that may be reasonably adopted by Landlord for the Building, and shall coordinate on an ongoing basis with Landlord's project manager and construction manager concerning construction-related matters.  The Leasehold Contractor shall conduct its activities in the Building in a manner that will not delay or interfere with any work being performed in the Building by any other contractor.  If Landlord reasonably determines that the work being performed by (or the manner in which the same is being performed) Leasehold Contractor or any of its subcontractors, agents or employees is delaying (or may delay) substantial completion of any other work in the Building or is proceeding other than as approved by Landlord pursuant to Tenant’s approved plans, then Landlord shall notify Tenant thereof.  If such party fails to stop such activity within one (1) day, then Landlord shall have the right to order the Leasehold Contractor or any of such other parties to immediately stop work until such time as Landlord determines that such activity will not affect substantial completion of the other work or so that the construction will proceed as approved by Landlord.

      Landlord's Approval of Subcontractors. The Leasehold Contractor shall employ for the performance of structural, mechanical, fire and life-safety, electrical and plumbing work in the Unified Premises, and for any work affecting the exterior of the Building, only those subcontractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, such approval shall not imply or effectively impose sole-source procurement with any particular subcontractor or subcontractors except with respect to the employment of the contractors under warranty.

      Leasehold Contractor's Insurance. The Leasehold Contractor and its subcontractors shall maintain insurance coverages as set forth on Schedule V attached hereto.

      Disbursement of the Improvements Allowance. The Improvements Allowance shall be disbursed as set forth in Paragraphs 7(a)-(c).  Disbursements will be made by Landlord following Tenant's submission of a requisition and any supporting documentation reasonably required by Landlord (which requisitions shall be submitted no more frequently than monthly). Provided such requisition and supporting documentation are received by Landlord no later than the twenty-fifth (25th) day of a calendar month, Landlord shall pay the amount of such requisition (up to the amount of the Improvements Allowance) by the of twenty-fifth (25th) day of the immediately-succeeding calendar month. On a progressive basis, with each request for a disbursement out of the Improvements Allowance, provided Landlord has disbursed the Improvements Allowance to the extent theretofore required under this Work Agreement, Tenant shall obtain and deliver to Landlord progressive lien waivers with respect to all work previously performed in the Unified Premises and the Building from the Leasehold Contractor as well as any other contractors employed directly by Tenant.

      Reimbursement by Tenant of Utility Costs, Etc.  Tenant shall reimburse Landlord, within thirty (30) days after written demand, for the cost of any utilities or services furnished to or consumed by the Leasehold Contractor or its subcontractors in the course of performing work in the Unified Premises, which cost is hereby conclusively agreed to equal eight and one-half cents (8.5¢) per rentable square foot per month for each floor on which the Leasehold Contractor performs work during the course of such month.

      Final Lien Waivers. Upon completion of the Leasehold Work, simultaneously with disbursement of the final installment of the Improvements Allowance that is to be paid to the Leasehold Contractor, Tenant shall obtain and deliver to Landlord final unconditional lien waivers with respect to all work performed in the Unified Premises and the Building from the Leasehold Contractor as well as any other contractors employed directly by Tenant. Should any mechanic's or materialman's lien be filed against the Unified Premises or the Building with respect to the Leasehold Work, Tenant shall bond or pay off such lien within ten (10) days after the filing thereof.

      Responsibility for Work. Except to the extent of any delay directly attributable to Landlord Delay, Tenant shall be solely responsible for the progress of construction of the Leasehold Work and for the quality or fitness thereof. Tenant shall be liable for any damage to the Building or the base-building systems caused by Tenant, the Leasehold Contractor, or any of its subcontractors.

      Permits.  Tenant shall obtain all governmental permits and approvals relating to the performance of the Leasehold Work.  Copies of all building permits, non-residential use permits, and other governmental notices, permits or licenses received with respect to the Leasehold Work shall be promptly furnished to Landlord.

      As-Built Drawings.  Upon completion of the Leasehold Work, Tenant shall comply with and provide Landlord with the documents and materials set forth in the close-out requirements as set forth on Schedule VII attached hereto and made a part hereof.

[signatures on following pages]

IN WITNESS WHEREOF, Landlord, Tenant and Wilson have executed this Work Agreement under seal on or as of the day and year first above written.  By its execution hereof, Wilson does not assume any obligations created by Landlord, and Wilson only has those rights and obligations specifically assigned to it by this Work Agreement.

LANDLORD:

TWO FREEDOM SQUARE, L.L.C.

By:            BOSTON PROPERTIES LIMITED                                                    PARTNERSHIP, a Delaware limited partnership

                 By:       BOSTON PROPERTIES, INC.,

                 a Delaware corporation, its sole
general partner

By:     __________________[SEAL]
            Name: ________________________
            Title:   ________________________

                                                                        By:       TERRABROOK TWO FREEDOM
                                                                                    SQUARE, L.L.C., a Delaware limited
                                                                                    liability company, member

                                                                                    By:     ________________________[SEAL]
                                                                                    Name: ________________________
                                                                                    Title:   ________________________

                                                                        TENANT:

                                                                        THE TITAN CORPORATION, a Delaware
corporation

WITNESS:

By:       _________________                          By:       ____________________________________

Title:     ________________                            Name:  ____________________________________
                                                                        Title:     ____________________________________

                                                            [CORPORATE SEAL]

[signatures continue on following page]

                                                                        WILSON:

WILSON SONSINI GOODRICH & ROSATI,

Professional Corporation

By: ________________________________

        Donna M. Petkanics

       Managing Director, Operations

By: ________________________________

       Bradford C. O’Brien

       Assistant Secretary

WORK AGREEMENT

SCHEDULE I

BASE BUILDING SHELL CONDITION ITEMS

Building structure including foundations, slab on grade, supported slabs and structural concrete.

Fireproofing of structural steel as required by code.

Men’s and women’s toilet rooms substantially complete including plumbing and fixtures, paint and lighting per code (including the ADA).

Drinking fountains installed per code (including the ADA).

Electrical closets complete with tenant panel for power and lighting.

Building fire stairs complete.

Mechanical equipment rooms complete with air handlers and ductwork.

Mechanical penthouse substantially complete with base building equipment.

Elevators, cabs, frames and entries.

Primary HVAC loop ductwork from the mechanical rooms around the cores.

VAV boxes at a ratio of one box with control thermostat per 1500 RSF (coiled up awaiting tenant walls).

Drywall ready for paint around columns, outside of cores and perimeter wall.

Fire command center substantially complete.

Fire alarm system with connections to base building equipment (tamper and flow switches, HVAC units, elevators, etc.).  System to be sized to accept tenant devices.

Fire sprinkler pump (if required) with tamper and flow switches on the risers, sprinkler loop on each floor with heads in base building areas (toilet, mechanical, stair towers, penthouse, etc.).

Electrical capacity in the bus duct will be provided at 2 watts/RSF “connected” for lighting and 4.0 watts/RSF “connected” for power.

Perimeter security system.

Loading dock with exterior doors and bumpers.

Exit lights at each base building exit.

Base building emergency generator.

One inch aluminum window blinds.

WORK AGREEMENT

SCHEDULE II

[INTENTIONALLY OMITTED]

WORK AGREEMENT

SCHEDULE III

[INTENTIONALLY OMITTED]

WORK AGREEMENT

SCHEDULE IV

RULES AND PROCEDURES FOR CONTRACTORS

The following requirements have been developed to ensure that modifications or improvements to the building and/or building systems and equipment are completed to building standards while maintaining a level of safety consistent with industry standards.  The review of tenant plans and/or specifications by Two Freedom Square, L.L.C. (“Landlord”) and its insurers, consultants or other representatives, does not imply that any plans so reviewed comply with applicable laws, ordinances, codes, standards or regulations.  Nor does Landlord’s review or approvals imply that any work is to be preformed at Landlord’s expense.

Landlord has the explicit right to remove from the project any person who does not comply with these rules after one day’s notice.

I.                      GENERAL

No work will be performed until the Landlord has received two (2) sets of signed and sealed drawings and specifications and has given written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided the sealed documents are consistent with the Leasehold Plans.

All modifications to the building or to the building systems and equipment must comply with state, federal and local codes and ordinances.

Prior to the work commencing, a building permit must be obtained and displayed and a certificate of insurance from the contractor must be furnished to the Landlord naming as additional insured, per the following:

Two Freedom Square, L.L.C.
Boston Properties Limited Partnership, a Delaware Limited Partnership

Boston Properties, Inc., a Delaware Corporation

BP Management, LP, a Delaware Limited Partnership

Boston Properties, L.L.C., a Delaware Limited Liability Company
Terrabrook Two Freedom Square, LLC, a Delaware limited liability company.

At the completion of the work, the Tenant shall direct the Contractor to furnish the Landlord with one (1) set of reproducible, two (2) sets of blue-line prints and one complete CADD.DWG disk file showing the final as-built construction work performed.

After initial occupancy the Landlord will be notified by the contractor of all work scheduled and will be provided with a list of all personnel working in the building.

Before any new electrical or mechanical equipment is installed in the building, the Contractor will submit a copy of the manufacturer's data sheet along with complete shop drawings and submittals to the Landlord for approval.  Landlord shall respond to such request for approval within 5 business days.

The Contractor must furnish the Landlord with a list of all subcontractors including emergency phone and/or pager numbers prior to commencing the work.

The Contractor must provide an on-site project superintendent at all times that construction work is in progress.  This supervisor must be knowledgeable of the project’s scope of work and have adequate on-site reference materials including plans, specifications and MSDS information on all materials used in the performance of the work.

All workers must be dressed appropriately when working in an occupied building. Shirts must be worn at all times.  No shorts are permitted.

After initial occupancy of the building, all carts must be furnished with pneumatic tires and rubber bumpers.

Smoking is not allowed in any occupied building.

After initial occupancy of the building, the use of radios is prohibited.

Prior to start of work, all blinds must be raised and bagged, all windowsills and other base building components must be adequately protected and the protection must be maintained.  Workers must not stand on windowsills or other building components.

Any work that requires access to another tenant’s space must first be coordinated through the Landlord.  All costs of security or building engineering services required due to Contractor’s work [or during the performance of the Contractor’s work] shall be charged to the Tenant.

Dumping of construction debris into building drains, mop sinks, trash dumpsters, etc. is strictly prohibited. If this does occur, Contractor shall be charged 200% of the cost of clearing any drain where evidence of this is found including administrative time.

  Base building restrooms within the construction area will be available for use by Contractor unless landlord dedicates an alternate location.  Contractor shall be responsible for any damage to the restrooms and for cleaning and stocking during construction. All other base building restrooms shall be locked and are not to be used by construction personnel.

Use of the building stairwells for moving construction materials and construction personnel shall be limited to the stairwell designated by Landlord.

The Contractor shall repair all existing public area finishes disturbed by the new tenant work or damaged by the Contractor’s or subcontractor’s personnel.

There is to be no contact, comments, etc. with building tenants, their employees, clients, guest, etc.

No work will be performed from 8:00 a.m. to 6:00 p.m. that will disturb or inconvenience any existing tenants in the building (e.g. core drilling, shooting track, noxious odors, etc.). The Landlord must preapprove any work that entails noise, vibration or noxious odors.

Prior to core drilling or cutting, all slabs must be x-rayed and the Landlord’s structural engineer must review x-rays before commencing the work.  If obstructions are detected, relocate the core drill as necessary.

Any roof related work must be performed by the base building roofing contractor.

Contractor shall immediately report all accidents to the Landlord in writing after first notifying the Landlord by telephone.

Landlord shall approve manufacture of lockset and key cores for compatibility with building master keying system.

LIFE SAFETY

Contractor shall furnish Landlord one set of sprinkler shop drawings once they are completed by subcontractor and ready for submittal to the Fire Marshall.  Once approved by the Fire Marshall, the Contractor shall furnish Landlord one set of the approved sprinkler shop drawings.

Contractor will not disconnect, tamper with, delete, obstruct, relocate, or expand any life safety equipment, except as indicated on drawings approved by the Landlord. Contractor shall not interfere with or delay any other inspections scheduled prior to Contractors inspections or testing.

Contractor will take necessary precautions to prevent accidental fire alarms.  Any unit or device temporarily incapacitated will be red-tagged "Out of Service" and the Landlord will be alerted prior to the temporary outage.  See attached “Guidelines for Managing Construction Project Fire Protection Impairment”.

The base building fire alarm system shall monitor all tenant installed special fire extinguisher/alarm detection systems. The connections to the base building fire alarm system will be at the tenant’s expense.

All Tenant installed fire alarm initiation and notification devices that connect with the base building fire alarm system shall match the base building system and be approved by the Landlord.

All connections to the building’s existing fire alarm system are to be made only by the subcontractor specified by the Landlord.

All fire alarm testing will be scheduled at least 72 hours in advance with the Landlord and must occur after normal business hours if the building is occupied.

Combustible and hazardous materials are not allowed to be stored in the building without prior written approval of the Landlord.  Material safety data sheets on all materials to be stored in the building must be kept on site and a copy submitted to the Landlord.

Dust protection of smoke detectors must be installed and removed at the end of the day (if operational).  Dust protection is required during construction to avoid false fire alarms and damaging of detector system.  Filter media must be installed over all return air paths to any equipment rooms prior to demolition.  The media must be maintained during construction and removed at substantial completion.

All buildings are to be fully protected by automatic sprinkler systems in accordance with Landlord’s standards and specifications.

All sprinkler systems and equipment are to be designed and installed in accordance with the current standards of the National Fire Protection Association.

All equipment, devices and materials used in the installation should be listed by UL and FM Approved.

Connections to the base building sprinkler system/standpipe riser shall be provided with a control valve and water flow alarm device.  Sprinkler system control valves shall be UL Listed and FM Approved, clockwise closing, indicating valves with supervisory switches.

The entire sprinkler system should be designed and installed in accordance with NFPA Pamphlet No. 13, 231 and 231C latest issues.

Note #1: If concealed type sprinkler heads are to be utilized in office areas, the system is to be designed as an Ordinary Hazard Group 1 System.

Note #2:  For light hazard designed systems, the hydraulically most remote design area shall not be allowed a 40% reduction.  The minimum design area shall be 1500 square feet.

Enclosed, as Attachment “A”, is a copy of the impairments and hot work procedures.

P.         All corrective work to the fire alarm system due to the Tenant’s Contractor work shall be charge to the Tenant.

PARKING - LOADING DOCK

Contractors, subcontractors and their personnel will not use the loading dock area for daytime parking without first obtaining permission from the Landlord 48 hours in advance to better assure dock availability.  Unauthorized vehicles will be ticketed and towed.

Use of the loading dock for deliveries/trash removal must be scheduled through the Landlord.

Material that does not fit into the service elevator must be delivered through a window opening.  The Contractor will be responsible to remove and replace the glass and to adequately protect the window framing with prior approval from the Landlord.

Landlord’s designated glazing subcontractor must perform removal and replacement of exterior glass.

UTILITIES

Utilities (i.e. electric, gas, water, telephone/cable) will not be cut off or interrupted without 48 hour notice and written permission of the Landlord and affected tenants.

SECURITY

When it is deemed necessary by the Landlord to temporarily issue any key(s) or access card(s) to a contractor, Contractor will be responsible for controlling possession and use of the key(s) or access card(s) and will return them daily to the Landlord.

Contractor will be responsible for locking any secure area made available to Contractor whenever that area is unattended.

Contractors may be required to wear identification badges, in which case the badges will be issued by the Landlord to the Contractor.

ELEVATORS

No passenger elevators will be used to move construction material or construction personnel.

The service elevator can be used to move construction personnel at any time during the day, provided the elevator doors are not held open.  The service elevator can not be used to move construction materials into the building during building operating hours unless approved in writing by Landlord.  All other usage must be scheduled with the Landlord with at least 48 hours notice.

Any costs to repair damage to the elevators including dust or dirt in machine rooms or shaft or costs for service calls resulting from the contractor’s operations will be charged to the Tenant.

CLEANING

Contractor will remove all trash and debris daily or as often as necessary to maintain cleanliness in the building(s).  The building trash compactors or containers are not to be used for construction debris.

Walk-off mats or other protection must be provided at door entrances where work is being performed.

Carpeting shall be protected by plastic runners or hardboard as necessary to maintain cleanliness and to protect carpets from damage.

Tile, granite and wood floors shall be protected from damage as necessary.

Contractor will furnish a vacuum(s) with a supply of clean bags and an operator to facilitate ongoing clean- up.

Trash removal will be scheduled and coordinated with the Landlord.

Contractors must remove all food cartons and related debris from the work area on a daily basis.

Driveway and street cleaning by Contractor will be required when Contractor’s work has created mud or debris.

MECHANICAL AND ELECTRICAL WORK

Any installation or modification to building HVAC systems must be first submitted for review by the Landlord.  This includes base building systems as well as supplemental units and/or exhaust or system.

The mechanical plan must be prepared by a licensed engineer and must show size and location of all supply and return grilles. The Landlord’s MEP engineer will review all MEP drawings. The Tenant will pay for the cost of this review.

Contractors modifying ductwork, air grilles, VAV boxes, etc. shall be responsible for balancing the air and water systems as necessary and all air balancing is to be done in the presence of the Landlord. Two copies of all balance reports shall be submitted to Landlord for review and approval.

Any domestic or condenser water connections made to the building's piping system, must include a high quality isolation valve, (brass bodied gate or ball-type) and adequate system drain valves.  If the system piping is of a different material a dielectric union must be installed.  All valves and equipment must be easily accessible; access doors are required in drywall or other fixed construction.

Exhaust fans will not be installed which discharge into a return ceiling plenum.  Such fans will be ducted to the outside via exhaust shafts or other routes as approved by the Landlord.

Where independent tenant-owned air conditioning units are installed, an electric submeter will be used or a flat rate electricity charge paid by the Tenant based on anticipated consumption will be established.

All wiring that is not reusable for telecommunications and electrical systems including conduit, BX cable, electric, telephone or data wiring shall be removed from the ceiling back to the originating terminal block or panel.

The installation of tenant equipment (except emergency lighting per code) on the base building emergency power supply systems is not permitted.

Any existing mechanical systems and their controls that are to remain shall be properly “commissioned”.  That is, at the beginning of the job the systems will be turned over to the Contractor in working condition by the Landlord.  Before beginning any work, the Contractor should inspect the mechanical systems and their controls to ensure their working condition.  The Contractor should advise the Landlord of any noted deficiencies.  At the end of the job, the Contractor will be responsible for the proper operation of the mechanical systems.  All circuit breaker panels must be clearly and accurately identified with typed labels.

All smoke detectors shall be properly protected with bags prior to start of work each day.  Bags shall be removed upon completion of the day’s work (if operational).

All base building mechanical equipment shall be properly protected with prefilters, dust covers etc. prior to start of work.  Protection shall be removed and equipment wiped down at completion.

Final fire alarm connections are to be performed by Landlord’s designated subcontractor. All costs to be paid for by tenant

Energy management and building control work to be performed by Landlord’s designated subcontractor.

Tenant installed equipment that supplements existing base building equipment such as VAV boxes, fire alarm devices, control work; etc. shall be identical to the existing base building equipment to facilitate warranty and maintenance operations.

O.        All concealed equipment shall be located with necessary accessibility for maintenance and repair.

Attached, as Attachment “B”, is a copy of the Tenant Design Guidelines for mechanical and electrical information and requirements.

ATTACHMENT A

to

SCHEDULE IV OF WORK AGREEMENT

GUIDELINES FOR MANAGING CONSTRUCTION
PROJECT FIRE PROTECTION IMPAIRMENTS

GUIDELINES FOR MANAGING CONSTRUCTION
PROJECT FIRE PROTECTION IMPAIRMENTS

Impairments to the building sprinkler and fire alarm systems are typically required when renovations involve changes to these systems.  The following impairment procedures must be adhered to whenever impairments to the sprinkler or fire alarm systems are required or encountered.

Contractors requiring an impairment shall: (i) be prepared to furnish information to the Landlord’s fire safety supervisor / impairment coordinator as required to complete the pre-impairment checklist, (ii) request a red tag permit and be prepared to fulfill the responsibilities assigned to the contractor, (iii) upon completion of the work or to release the impairment the contractor shall return the Red Tag Permit, and (iv) assist in completing the system restoration checklist with the fire safety supervisor / impairment coordinator. Enclosed as Attachment A-1 is a copy of the Impairment Checklist, the Red Tag Permit and the Restoration Checklist. Important points are as follows:

A Red Tag Permit is required for any impairment of the sprinkler / fire alarm systems.

Each permit will be valid for one shift.

Plan all work to minimize the duration of the system(s) impairment.

The actual impairment of the system(s) should not take place until all personnel, material and equipment are at the work location.

If possible, isolate only the work zone for impairment.  System(s) must be restored at the end of work shift.

Impairments to large areas or that would affect primary life safety system(s) should be scheduled for times when the building or area is unoccupied.  Fire watch tours of the impaired area shall be established and when possible personnel should be provided at closed valves or fire pumps to quickly restore the system if a fire occurs.

Hot work or other hazardous-type operations should not be conducted in an area where the fire protection or life safety system(s) are impaired.

If any hot work or hazardous operations are necessary as part of the impairment, fire watches must be established.

A Hot Work Permit is required for any temporary operation producing open flame or sparks.  This includes brazing, cutting, grinding, soldering, pipe thawing, torch-applied roofing and welding. Contractors requiring a hot work permit shall: (i) be prepared to furnish information to the Landlord’s fire safety supervisor / impairment coordinator as required to complete the hot work permit, (ii) be prepared to fulfill the responsibilities assigned to the contractor in the hot work permit, (iii) notify the fire safety supervisor / impairment coordinator upon completion of the work, and  (iv) assist in closing out the hot work permit with the fire safety supervisor / impairment coordinator. Enclosed as Attachment A –2 is a copy of the Hot Work Permit.  Important points are as follows:

If there is a practical and safer way to do the job without hot work, we require that method be used.

No hot work is permitted without authorization from the Landlord’s representative serving as, the fire safety supervisor / impairment coordinator, in the form of a signed hot work permit.  This permit will be valid for a maximum of one eight-hour shift.  After this time, another permit must be obtained from and signed by the fire safety supervisor / impairment coordinator, before any additional hot work can continue.

Specific fire fighting equipment and protection material will be required at the hot work site before work starts.  Contractor shall provide all equipment and protection required to ensure fire safe operations or otherwise specified by the Landlord.

No hot work is permitted without a designated fire watch present.  The contractor is responsible to provide necessary personnel to conduct a fire watch (as defined in the hot work permit) or otherwise specified by the fire safety / impairment coordinator. If unsafe conditions are observed, the hot work operation will be stopped until the hazard is neutralized or eliminated.  Additionally, the fire safety supervisor / impairment coordinator must be notified immediately of all unsafe or hazardous conditions.

The contractor will verify that all hot work equipment is in proper working order.  An inspection of the equipment may be conducted by the fire safety supervisor / impairment coordinator before the hot work permit is issued.  Any unsafe equipment must be removed from the property and replaced prior to starting hot work.

All contractor-owner equipment or materials stored in the facility overnight must be properly secured in an area designated by the fire safety supervisor / impairment coordinator.

A sprinkler impairment and hot work in the same zone at the same time will not be allowed.

ATTACHMENT A-1

To

SCHEDULE IV OF WORK AGREEMENT

IMPAIRMENT CHECKLIST, RED TAG PERMIT
AND RESTORATION CHECKLIST

ATTACHMENT A-2

To

SCHEDULE IV OF WORK AGREEMENT

HOT WORK PERMIT

ATTACHMENT B

To

SCHEDULE IV OF WORK AGREEMENT

TENANT DESIGN GUIDELINES
[to be attached]

WORK AGREEMENT

SCHEDULE V

INSURANCE REQUIREMENTS FOR TENANT'S CONTRACTOR

Tenant’s Contractors shall procure and maintain for the duration of the contract insurance against claims for injuries to persons or damages to property which may arise from or in connection with the performance of the work hereunder by the contractor, his agents, representatives, employees, or subcontractors.  The cost of such insurance shall be included in the contractor's bid, unless otherwise specified.

            Minimum Scope of Insurance

Coverage shall be at least as broad as:

Insurance Services Office "occurrence" form CG 00 01 (ed. 10/93) covering commercial general liability or its equivalent.

Insurance Services Office form CA 00 01 (ed. 6/92) covering automobile liability, Code 1 "Any Auto" and Endorsements CA 22 32 ed. 4/92) and CA 01 12 (ed. 6/91).

Workers compensation insurance as required by labor code of the jurisdiction in which the Building is located, and employers liability insurance.

            Minimum Limits of Insurance

Contractor shall maintain limits no less than:

Commercial general liability: $1,000,000 combined single limit per occurrence for death, bodily injury and property damage. Minimum $2,000,000 aggregate.  (The general aggregate limit shall apply separately to this project/location or the general aggregate shall be twice the required limit.)

Automobile liability: $1,000,000 per person/$2,000,000 per accident for death, bodily injury and property damage.

Workers compensation and employers liability: Workers compensation limits as required by the labor code of the jurisdiction in which the Building is located and employers liability limits of $1,000,000 per accident.

Umbrella Liability:  $5,000,000 per occurrence and $5,000,000 aggregate (The aggregate limit shall apply separately to this project/location).

      Coverages

General Liability and Automobile Liability Coverage

      The managing agent of the Building, the holder of any mortgage (as defined in Section 21.17 of the Lease), and their respective officers and employees are to be covered as additional insureds as respects: liability arising out of activities performed by or on behalf of the contractor; products and completed operations of the contractor; premises owned, leased, or used by the contractor; or automobiles owned, leased, hired, or borrowed by the contractor.  The coverage shall contain no special limitations on the scope of protection afforded.

      The contractor's insurance coverage shall be primary insurance as respects the Landlord, its officers, officials, and employees. Any other insurance or self-insurance maintained by the Landlord, its officers, officials, and employees shall be excess of and not contribute with the contractor's insurance.

      Any failure to comply with reporting provisions of the policies shall not affect coverage provided to the agency, its officers, officials, and employees.

      The contractor's insurance shall apply separately to each insured against whom claim is made or suit is brought except with respect to the limits of the insurer's liability.

Workers Compensation and Employers Liability Coverage

The insurer shall agree to waive all rights of subrogation against the Landlord, its officers, officials, and employees for losses arising from work performed by the contractor for the Landlord.

      All Coverages

Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, canceled by either party, reduced in coverage or in limits except after 30 days' prior written notice by certified mail, return receipt requested, has been given to the city.

      Acceptability of Insurers

Insurance is to be placed with insurers licensed to do business in the jurisdiction in which the Building is located, that have been approved in advance by the Landlord, with a Best's rating of no less than A:XI unless specific approval has been granted by the Landlord.

      Verification of Coverage

Contractor shall furnish the Landlord with certificates of insurance evidencing the coverages required by this Article. The certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. The certificates are to be on ACORD Form 27 and/or ACORD Form 25-S, or other forms that are similarly binding on insurers, which forms are to be received and approved by the Landlord before work commences. In addition, the Landlord shall require an endorsement naming the Landlord, the managing agent of the Building, the holder of any mortgage (as defined in Section 21.1 of the Lease) and their respective officers and employees as additional insureds or loss-payees (whichever is applicable). The Landlord reserves the right to require Tenant to deliver complete, certified copies of all required insurance policies, at any time.

      Subcontractors

Contractors shall include all subcontractors as insureds under their policies or shall furnish separate certificates for each subcontractor in the form described in clause E above. All coverage for subcontractors shall be subject to all of the requirements stated herein. Commercial general liability coverage shall include independent contractors coverage, and the contractor shall be responsible for assuring that all subcontractors are properly insured.

SCHEDULE VI

[INTENTIONALLY OMITTED]

SCHEDULE VII

CLOSE-OUT REQUIREMENTS

The following items are required from the general contractor prior to final payment being made:

      One complete set of all Operations and Maintenance Manuals bound in notebooks with an index, as specified in the project manuals.

      Two sets of the contractor’s record set drawings on paper sepia reproducible form and in CADD form including architectural, structural, plumbing, fire protection, elevator, mechanical, and electrical drawings.  The as-built must include and modifications made to the specifications, schedules and details and all changes initiated by requests for information and field orders.

      Copies of all building permits and Non-Residential Use permits, or occupancy permits.

      Final Releases of Liens from the general contractor and all major subcontractors.

      One copy of all warranties bound in notebooks with a corresponding warranty log.

      One complete set of all approved submittals and shop drawings and a copy of the final submittal log if provided by the contractor.

      A complete list of all persons, including names, addresses, phone numbers and contact persons that will be providing warranty service during the warranty periods.

      [Intentionally Deleted].

      One copy of NEBB certified air and water balancing reports.

      When the general contractor considers the work to be ready for final acceptance, written certification from the general contractor shall be submitted stating the following:

(a)        Work has been completed in accordance with the contract documents and Tenant Plans;

(b)        All punch list items and other deficiencies identified by the Certificate of Substantial Completion have been corrected;

(c)        Work has been inspected for compliance with the contract documents and Tenant Plans;

(d)        All mechanical and electrical equipment and systems have been tested in the presence of the Landlord’s representative and are operational; and

(e)        Record set drawings have been reviewed and are accurate.

SCHEDULE VIII

[INTENTIONALLY OMITTED]

SCHEDULE IX

APPROVED LIST OF CONTRACTORS
(if Tenant is engaging the contractor)

1.

2.

3.

4.

5.

SCHEDULE X

STANDARD DESIGN CONCEPTS

EXHIBIT C

RULES AND REGULATIONS

This Exhibit C is attached to and made a part of that Deed of Lease dated as of  April 1, 2003 (the "Lease"), between TWO FREEDOM SQUARE, L.L.C.  (collectively, "Landlord") and THE TITAN CORPORATION ("Tenant").  Unless the context otherwise requires, the terms used in this Exhibit C that are defined in the Lease shall have the same meanings as provided in the Lease.

The following rules and regulations have been formulated for the safety and well being of all tenants of the Building and to insure compliance with municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building.  Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease (subject to the notice and cure period set forth in Section 19.1(b) of the Lease).

The Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations in any particular instance, provided that (i) no waiver shall be effective unless signed by Landlord, or its authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation of complying with such rule or regulation in the future unless otherwise agreed to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any liability to Landlord for any loss or damage occasioned as a result of Tenant's failure to comply with any rule or regulation.

      The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant’s premises. If a tenant’s premises are situated on the ground floor of the Building, the tenant thereof shall, at such tenant’s own expense, keep the sidewalks and curb directly in front of its premises clean and free from ice and snow.  Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.  No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.
      No awnings, projections, pictures or other items shall be attached to the outside walls of the Building without the prior written consent of Landlord.  No drapes, blinds, shades, screens, pictures, paper or other items shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord.  All awnings, projections, curtains, blinds, shades, screens, lighting, ceiling tiles, wall surfaces and other fixtures, including those used within the interior of the Premises if visible from outside the Premises, must be of a quality, type, design and color, and attached in the manner approved by Landlord.  No furniture, configurations, material and equipment storage (including the temporary stacking of boxes) or interior decorations in the Premises that are visible from outside the Premises shall be placed in the Premises without the prior written consent of Landlord.
      No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.
      The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances shall be thrown therein.  All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.
      There shall be no marking, painting, drilling into or defacement of the Building or any part of the Premises that is visible from public areas of the Building.  Tenants shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord.  No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Premises.
      No bicycles or vehicles and no animals, birds or pets of any kind shall be brought into or kept in or about the Building or any tenant’s premises, except that this rule shall not prohibit the parking of bicycles or vehicles in the garage in the Building.  No cooking or heating of food shall be done or permitted by any tenant on its premises, except that Tenant’s employees may heat food in a microwave within the Premises provided the food smell does not emanate from the Premises.  No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.
      No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind.  Furthermore, the use of its premises by any tenant shall not be changed without the prior approval of Landlord.
      No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way.  No tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Building.
      No flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the premises.
      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord’s approval which approval shall not be unreasonably withheld, conditioned or delayed; however, except as otherwise provided in Section 12.1, Landlord may condition such consent on Tenant providing to Landlord duplicate keys to all such locks or bolts.  The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress.  Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof.  Tenant’s key system shall be separate from the rest of the Building.
      Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.
      No tenant shall pay any employees on its premises, except those actually working for such tenant at the tenant’s premises.
      Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty.  Landlord may, at its option, require all persons admitted to or leaving the Building to register.  Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts or omissions of such persons.
      The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.
      Each tenant, before closing and leaving its premises any time shall use commercially reasonable efforts to see that all windows are closed and all lights turned off.
      Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.  The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such time as is agreed upon in advance by Landlord and Tenant.
      Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.
      There shall not be used in any space or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.  Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.
      Mats, trash or other objects shall not be placed in the public corridors of the Building.
      Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.  However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant’s expense.
      Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant’s own expense.

EXHIBIT D

FORM OF DECLARATION

This Exhibit D is attached and made a part of that certain Deed of Lease dated  April 1, 2003 (the "Lease"), between TWO FREEDOM SQUARE, L.L.C.  (collectively, "Landlord") and THE TITAN CORPORATION("Tenant").  The terms used in this Exhibit D that are defined in the Lease shall have the same meanings as provided in the Lease.  The Declaration to be executed by Landlord and Tenant pursuant to Section 2.3 of the Lease shall provide as follows:

"This Declaration made as of the ____ day of ____________, 2003 is being provided pursuant to the terms and provisions of that certain Deed of Lease dated ____________, 2003, (the "Lease"), between TWO FREEDOM SQUARE, L.L.C. (collectively, "Landlord") and THE TITAN CORPORATION("Tenant").  The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the same meanings set forth below for all purposes in the Lease:

The Lease Commencement Date is ____________, 20__.

The initial term of the Lease shall expire on July 31, 2015.

The number of square feet of rentable area in the Premises is ____________.

The annual base rent with respect to the Premises for the first Lease Year is an amount equal to Twenty-Six Dollars ($26.00).

As of the date hereof the Lease has not been modified and is in full force and effect and there are no defaults thereunder.

Attached to this Certificate is evidence of payment of all insurance required pursuant to Article XIII of the Lease.

Initials of:

_______________

Landlord

______________

Tenant

EXHIBIT E

ACCEPTABLE FORM OF LETTER OF CREDIT

Irrevocable Letter of Credit No.:__________________

_________________________, 20__

c/o Boston Properties, Inc.
401 9th Street, N.W.
Suite 700
Washington, DC  20004

Account Party:

Beneficiary:                                                                               , a                                , its
                                                transferees and assigns

Amount:                       $____________ U.S. Dollars

Expiration Date:            ___________________, ____

Ladies and Gentlemen:

We hereby issue this irrevocable, unconditional letter of credit number ______ (the “Credit”) in your favor, payable in immediately available funds in one or more draws of any sum or sums not exceeding in the aggregate ________________________ dollars ($__________), by your draft(s) at sight presented at ________________________, substantially in the form of the draft attached hereto as Attachment 1 and incorporated herein by this reference.

This Credit shall be automatically renewed from year to year commencing on the first anniversary of the date hereof unless we shall give thirty (30) days’ prior written notice to Beneficiary, by certified mail, return receipt requested, at the address set forth above, of our intent not to renew this Credit at the expiration of such thirty (30) day period.  During such thirty (30) day period, this Letter of Credit shall remain in full force and effect and Beneficiary may draw up to the full amount hereof in accordance with the terms hereof.

[Upon written notice from Beneficiary that the amount of the Letter of Credit may be reduced, the issuer shall be authorized to reduce the Letter of Credit amount by the amount set forth in such written notice.]

We will accept any and all such representatives as authorized and any and all statements delivered hereunder as conclusive, binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness, correctness, or validity thereof, and notwithstanding the claim in any person to the contrary.

Drafts presented under this Credit shall specify the number of this Credit as set forth above and shall be presented on or before the Expiration Date hereof (as it may have been extended from time to time).

This Credit is assignable and transferable and may be transferred one or more times, without charge, upon our receipt of your written notice that an agreement has been executed to transfer or assign this Credit.

We hereby engage with you that drafts drawn under and in compliance with the terms of this Credit will be duly honored upon presentation to us.

This Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, or by any document, instrument, or agreement in which this Credit is referred to, or to which this Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such document, instrument or agreement.

Except as otherwise expressly stated herein, this Credit is subject to the International Standby Practices ISP98 (International Chamber of Commerce Publication No. 590) and, to the extent not inconsistent therewith, the laws of the District of Columbia, including without limitation, the Uniform Commercial Code in effect therein.

                                                                                    [BANK]

                                                                                    By:       ______________________________

                                                                                                Authorized Officer

SCHEDULE 1

FORM OF DRAFT

DRAFT

$

                                                                                                [Place, Date]

At Sight

Pay to the Order of

                                    [Name of Beneficiary]

[Dollar Amount of Draw]

Drawn under                                                                  Letter of Credit No.

                        [Issuing Bank]

For value received and charge same to account of:

[Applicant/Account Party]

The undersigned Beneficiary hereby certifies that it is entitled to draw the amount drawn hereunder pursuant to the terms of that certain Lease dated                                           , between the referenced Account Party, as tenant, and the undersigned Beneficiary, as landlord.

                                                                                    [Beneficiary]

EXHIBIT F

CHAR AND JANITORIAL SPECIFICATIONS

1.         DAILY

      Empty and wipe wastebaskets and ash trays.  Sanitize as necessary.  Replace trash can liners nightly.

      Clean cigarette urns.

      Sweep entire floor area, including all lobbies, emergency exists, and stairways.  Damp mop or otherwise clean any floor area soiled due to spillage or other cause.

      Maintain lobbies to high standards at all times.  Glass doors to be cleaned and all metal polished as required.

      Vacuum all carpeted areas including stairwells.

      Buff shine all hard surface floors.

      Elevators to be thoroughly cleaned and wiped including tracks.  Only one elevator may be taken out of service at any one time.

      Police sidewalks, driveways, loading docks and grounds around building.

      Spot wash to remove smudges and marks from walls, doors, glass, and partitions as required.

      Clean and polish all drinking fountains.

      Carpet spotting throughout building to be done as necessary.

      Dust all desk tops, table tops and incidental furniture.

      Brush all fabric covered chairs with a lint brush.

      Damp wipe all telephones including dials and crevices.

      Clean and disinfect all toilet rooms and fixtures, and clean mirrors.  Pour one once of bowl cleaner into urinals and toilet bowls after cleaning and do not flush.

      Refill paper towel, toilet paper and soap dispensing units.  Empty and clean paper towel and sanitary napkin disposal receptacles.

2.         WEEKLY

Wipe clean all interior and exterior aluminum, stainless steel and other metals.

Completely dust office with cloth, including tops of files, ledges, window sills, baseboards, chair rails, door louvers and trim.

Damp wipe all desk tops, table tops and incidental furniture.

3.         MONTHLY

      Damp mop and buff all hard surface floors including telephone and electrical closets.

Strip, wax and polish floor areas receiving considerable traffic, such as aisles, coffee rooms, cafeterias, and reception areas.

Machine scrub toilet room floors and completely disinfect all room surfaces.  Clean floor drains and pour in 2 cups of water and disinfectant solution.

Dust all pictures, frames, charts, registered, molding, ledges, grills, exteriors of lighting fixtures, etc.

Wash all stairwell landings and treads.

Wash all interior glass walls and glass partitions.

4.         QUARTERLY

      Wash all wastebaskets.

Strip and refinish all hard surfaces floors not covered monthly.

Wipe down all walls.

Dust venetian blinds and window frames.

Thoroughly clean all elevator light fixtures and ledges.

Vacuum and dust all books in place.

Vacuum all upholstered furniture including each cushion.

5.         SEMIANNUALLY

      Vacuum and clean all air conditioning grills and wash as necessary.

Wipe down all exposed piping in stairwells and common areas.

6.         ANNUALLY

      Wash interior and lenses and all light fixtures.

Clean all vertical surfaces not provided for above.

Damp wash all venetian blinds.

EXHIBIT G

Two Freedom Square – Boston Properties, Inc.

HVAC SPECIFICATIONS

The Building’s base building HVAC system is designed to provide heat and cooling in accordance with the following specifications:

Interior Conditions:
Summer	73° F +/- 3° / 40-50% Relative Humidity
Winter	72° F +/- 3°(No Humidity Control)

Outdoor Conditions:
Summer	95° F dry bulb for transmission loads
78° F wet bulb for cooling tower design
Winter	10° F dry bulb

Lighting:
Typical Office Space	1.5 watts per square foot

Equipment or Receptacle Load:
Typical Office Space	2.5 watts per square foot

Occupancy:
Typical Office Space	1 Person/143 square feet average (Per 1996 BOCA)

Outside Air Quantity:
Typical Office Space	0.14 cfm per square foot or 20 cfm per person average (Per 1996 BOCA)

Landlord shall use reasonable efforts to maintain the temperatures set forth above in the Premises during the normal hours of operation of the Building so long as the Premises are being used and occupied in the manner as specified under the  “Lighting”, “Equipment or Receptacle Load” and “Occupancy” categories as set forth above.

EXHIBIT H

[INTENTIONALLY OMITTED]

EXHIBIT I

WILSON SUBLEASE

SUBLEASE

THIS SUBLEASE (this "Sublease") is dated as of the 1st day of April, 2003 (the “Commencement Date”), and is made by and between WILSON SONSINI GOODRICH & ROSATI, Professional Corporation ("Sublandlord"), and THE TITAN CORPORATION, a Delaware corporation ("Subtenant").  Sublandlord and Subtenant hereby agree as follows:

Recitals:

Boston Properties Limited Partnership and Westerra Reston, LLC, as "Landlord", and Sublandlord, as "Tenant," are parties to that certain Deed of Lease and Rider No. 1 thereto dated October 6, 2000, as amended by that certain First Amendment to Deed of Lease (the "First Amendment") dated February 16, 2001, by Two Freedom Square, L.L.C., successor in interest to Boston Properties Limited Partnership and Westerra Reston, LLC ("Master Landlord"), and Sublandlord, that certain Second Amendment to Deed of Lease (the "Second Amendment") dated April 5, 2001, that certain Declaration of Lease Commencement (the "Commencement Declaration"), dated September 12, 2002, that certain Third Amendment to Deed of Lease and Partial Termination Agreement (the "Third Amendment") dated December 13, 2002, the Fourth Amendment (as defined below) and the Consent (as defined below) (as amended, the "Master Lease"), with respect to those certain premises consisting of approximately 107,050 rentable square feet described therein (the "Master Premises") located at 11955 Freedom Drive, Reston, Virginia, and more particularly consisting of consisting of approximately 22,711 square feet located on the 12th Floor of the "Building" described in the Master Lease (the “Twelfth Floor”), approximately 23,094 square feet located on the 13th Floor of such Building (the “Thirteenth Floor”), approximately 20,057 square feet located on the 14th Floor of such Building (the “Fourteenth Floor”), approximately 19,662 square feet located on the 15th Floor of such Building (the “Fifteenth Floor”), approximately 19,662 square feet located on the 16th Floor of such Building (the “Sixteenth Floor”), and approximately 1,864 square feet of rentable area on the C-1 level of such Building (the “C-1 Space”).  A copy of the Master Lease is attached hereto as Exhibit A.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Lease, as modified by the Consent (as so modified, the “Modified Wilson Lease”).

Concurrently herewith, Master Landlord and Subtenant are entering into a direct lease of certain premises located on the second, third, fourth, sixth and tenth floors and on the retail and concourse levels of the Building pursuant to a Deed of Lease of even date herewith (the “Direct Lease”), which lease provides Subtenant with an option to lease the Master Premises from Master Landlord for the period commencing immediately upon the expiration of the Master Lease.  A copy of the Direct Lease is attached hereto as Exhibit B.

Concurrently herewith, Master Landlord, Subtenant and Sublandlord are entering into a Consent to Sublease agreement (the “Consent”), pursuant to which Master Landlord consents to this Sublease and Master Landlord, Subtenant and Sublandlord make certain agreements regarding the Master Lease and this Sublease.

Concurrently herewith, Master Landlord and Sublandlord are entering into a Fourth Amendment to Deed of Lease (the “Fourth Amendment”), which makes certain amendments to the Master Lease related to this Sublease and the Direct Lease.

Subleased Premises:  Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Master Premises.  The Master Premises are also sometimes referred to in this Sublease as the "Subleased Premises".

Term:

Term.  The term (the "Term") of this Sublease shall be for the period commencing on the Commencement Date and shall expire on July 30, 2014, unless this Sublease is sooner terminated pursuant to its terms or pursuant to a termination of the Master Lease (the "Termination Date").

No Options to Extend.  Notwithstanding anything to the contrary in the Sublease or the Master Lease, Subtenant shall not have any options to extend or renew the Term of this Sublease.

Possession.  As of April 15, 2003, Sublandlord has delivered to Subtenant possession of the entire Subleased Premises, except the Fifteenth Floor.  Subtenant acknowledges that Sublandlord currently occupies the Fifteenth Floor for the conduct of Sublandlord’s business.  Sublandlord will use reasonable efforts to relocate to alternate premises by October1, 2003; provided, however, that such date shall be extended to the extent that Sublandlord’s relocation is delayed due to events or circumstances beyond Sublandlord’s reasonable control, but in no event beyond April 1, 2004.

Rent:

Base Rent.

Commencing on the applicable Rent Commencement Date for each portion of the Subleased Premises (as described in Paragraph 4.A(2) below) and continuing each month thereafter throughout the Term of this Sublease, Subtenant shall pay to Sublandlord as base rent ("Base Rent") for the Subleased Premises monthly installments as follows:

Commencing on the Rent Commencement Date for the Sixteenth Floor and continuing throughDecember 31, 2003, monthly Base Rent for the Sixteenth Floor shall equal Forty Thousand Nine Hundred Sixty-Two and 50/100 Dollars ($40,962.50).  Commencing January 1, 2004, and continuing through December 31, 2004, monthly Base Rent for the Sixteenth Floor shall equal Thirty Thousand Eight Hundred Eighty-Five and 73/100 Dollars ($30,885.73);

Commencing on the Rent Commencement Date for the Fifteenth Floor and continuing through December 31, 2003, monthly Base Rent for the Fifteenth Floor shall equal Forty Thousand Nine Hundred Sixty-Two and 50/100 Dollars ($40,962.50). Commencing January 1, 2004, and continuing through December 31, 2004, monthly Base Rent for the Fifteenth Floor shall equal Thirty Thousand Eight Hundred Eighty-Five and 73/100 Dollars ($30,885.73); and

Commencing on the Rent Commencement Date for the balance of the Subleased Premises (i.e., for the Fourteenth Floor, the Thirteenth Floor, the Twelfth Floor, and the C-1 Space) (collectively, the “Shell Space”) and continuing through December 31, 2004, monthly Base Rent for the Shell Space shall equal One Hundred Six Thousand Three Hundred Eighty-Six and 26/100 Dollars ($106,386.26).

The Rent Commencement Date for each portion of the Subleased Premises shall be determined as follows:

As regards the Sixteenth Floor, the Rent Commencement Date shall be the earlier to occur of (i) the date that Subtenant commences business operations in any portion of the Sixteenth Floor, and (ii) July 1, 2003;

As regards the Fifteenth Floor, the Rent Commencement Date shall be the later of (i) the date that Sublandlord delivers possession of the Fifteenth Floor to Subtenant, and (ii) September 1, 2003; and

As regards the Shell Space, the Rent Commencement Date shall be January 1, 2004.

Accordingly, from January 1, 2004, through December 31, 2004, monthly Base Rent for the entire Subleased Premises shall equal One Hundred Sixty-Eight Thousand One Hundred Fifty-Seven and 72/100 Dollars ($168,157.72).

On January 1, 2005, and on January 1 of each calendar year thereafter during the Term of this Sublease, monthly Base Rent for the Subleased Premises shall be increased as follows:

As of January 1, 2005, monthly Base Rent for the Subleased Premises shall be increased to One Hundred Seventy-Four Thousand Eight Hundred Forty-Eight and 35/100 Dollars ($174,848.35);

As of January 1, 2006, monthly Base Rent for the Subleased Premises shall be increased to One Hundred Eighty-One Thousand Seven Hundred Thirty-Nine and 69/100 Dollars ($181,739.69);

As of January 1, 2007, monthly Base Rent for the Subleased Premises shall be increased to One Hundred Eighty-Eight Thousand Eight Hundred Thirty-Seven and 77/100 Dollars ($188,837.77);

As of January 1, 2008, monthly Base Rent for the Subleased Premises shall be increased to One Hundred Ninety-Six Thousand One Hundred Forty-Eight and 80/100 Dollars ($196,148.80);

As of January 1, 2009, monthly Base Rent for the Subleased Premises shall be increased by Two Hundred Three Thousand Six Hundred Seventy-Nine and 16/100 Dollars ($203,679.16);

As of January 1, 2010, monthly Base Rent for the Subleased Premises shall be increased to Two Hundred Eleven Thousand Four Hundred Thirty-Five and 43/100 Dollars ($211,435.43);

As of January 1, 2011, monthly Base Rent for the Subleased Premises shall be increased to Two Hundred Nineteen Thousand Four Hundred Twenty-Four and 39/100 Dollars ($219,424.39);

As of January 1, 2012, monthly Base Rent for the Subleased Premises shall be increased to Two Hundred Twenty-Seven Thousand Six Hundred Fifty-Three and 02/100 Dollars ($227,653.02);

As of January 1, 2013, monthly Base Rent for the Subleased Premises shall be increased to Two Hundred Thirty-Six Thousand One Hundred Twenty-Eight and 50/100 Dollars ($236,128.50); and

As of January 1, 2014, monthly Base Rent for the Subleased Premises shall be increased to Two Hundred Forty-Four Thousand Eight Hundred Fifty-Eight and 25/100 Dollars ($244,858.25).

Base Rent and monthly estimates of “Operating Expenses” (collectively and together with all Additional Rent (as defined below), hereinafter "Rent") shall be paid in advance on or before the first (1st) day of each month.  Base Rent and monthly estimates of “Operating Expenses” for any period during the Term which is for less than one (1) full month of the Term shall be a pro rata portion of the monthly installment based on the actual number of days in such month.  Rent shall be payable without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America.  Subject to the terms of the Consent, Rent shall be paid directly to Sublandlord at 650 Page Mill Road, Palo Alto, CA 94304-1050, Attention: Controller, or such other address as may be designated in writing by Sublandlord.

Additional Rent.  All monies other than Base Rent required to be paid by Subtenant under this Sublease shall be deemed additional rent ("Additional Rent").  Subtenant is obligated to pay estimated payments of “Operating Expenses” (including, without limitation, "Real Estate Taxes" and "Complex Common Expenses") and adjustments thereto under Article IV of the Direct Lease, as incorporated herein, for all periods from and after July 1, 2004; provided, however, that the Base Year for purposes of calculating Subtenant's pro rata share of such Operating Expenses shall be calendar year 2003.  All amounts payable by Subtenant under this Sublease shall be due and payable on the date for payment set forth in the Direct Lease, as incorporated herein; provided, however, that, to the extent that the Direct Lease does not specify a date for payment of any amount, then such amount shall be due and payable thirty (30) days after delivery to Subtenant of an invoice therefor.  Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, that Subtenant shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with the Modified Wilson Lease or the Subleased Premises, such that Sublandlord shall receive, as net consideration for this Sublease, full reimbursement thereof, except (i) to the extent resulting from the fact that the Base Year under this Sublease differs from the Base Year under the Master Lease, (ii) as otherwise set forth herein or in the Consent, (iii) for costs and expenses arising from Sublandlord’s failure to perform its obligations hereunder, under the Consent or under the Direct Lease, (iv) for costs and expenses attributable to Sublandlord for any matter that Sublandlord is required to perform that does not involve Subtenant or (v)for costs and expenses not intended to be passed to Subtenant.

Prepayment of Rent.  Upon execution hereof by Subtenant, Subtenant shall pay to Sublandlord the sum of One Hundred Sixty-Eight Thousand One Hundred Fifty-Seven and 72/100 Dollars ($168,157.72), which shall constitute Base Rent and shall be credited against Subtenant’s obligations to pay Base Rent as it first becomes due hereunder.

Security Deposit:  Within ten (10) business days after the execution hereof, Subtenant shall deliver to Sublandlord an unconditional, irrevocable letter of credit (the “Letter of Credit”) in the amount of Five Hundred Four Thousand Four Hundred Seventy-Three and 16/100 Dollars ($504,473.16) as security for the performance by Subtenant of its obligations under this Sublease, and not as a prepayment of rent (the "Security Deposit").  The Letter of Credit shall be subject to the terms and conditions of Sections 5.1(b) through (d)of the Direct Lease,modified as incorporated herein pursuant to Paragraph 22 of this Sublease.  Any cash that Sublandlord may hold as a security deposit, including the proceeds if Sublandlord draws on the Letter of Credit, will be deposited into an interest-bearing account maintained by Sublandlord (which account may contain the security deposits of other tenants or subtenants or other sums).  Any cash portion of the Security Deposit held by Sublandlord shall accrue interest at a standard passbook savings rate of interest, as reasonably determined by Sublandlord, and any such interest shall be deemed to be a part of the Security Deposit.  The Security Deposit shall not serve as an advance payment of rent or a measure of Sublandlord's damages for any default under this Sublease.  Subtenant covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Sublandlord nor its successors or assigns shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

Late Charge; Interest:  If Subtenant fails to pay Sublandlord any amount due hereunder on or before the date such payment is due, Subtenant shall pay to Sublandlord upon demand a late charge together with default interest on any such amounts as set forth in and subject to the provisions of Sections 19.5 and 19.6 of the Direct Lease, as incorporated herein, including any provisions regarding notice and grace periods.

Holdover:  Subtenant shall surrender the Subleased Premises on or before the expiration or earlier termination of this Sublease in accordance with the terms of this Sublease unless Master Landlord has leased the Subleased Premises to Subtenant pursuant to a separate agreement between Master Landlord and Subtenant.  If Subtenant fails to surrender the Subleased Premises as aforesaid, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages (including reasonable attorneys' fees and expenses) resulting from Subtenant's failure to surrender the Subleased Premises on or before the expiration or earlier termination of this Sublease in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Master Premises by Sublandlord occasioned by the holdover of the Subleased Premises by Subtenant).  Notwithstanding the foregoing, Sublandlord and Subtenant agree that the indemnification provisions set forth in the immediately preceding sentence shall be null and void and of no further force and effect to the extent that Master Landlord has released Sublandlord from the losses, costs, claims, liabilities and damages described in the immediately preceding sentence.

Condition; Master Landlord's Obligations:  The parties acknowledge and agree that Sublandlord has made no representations or warranties, express or implied, whatsoever with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant's intended use or any representation or warranty made by Master Landlord under the Master Lease.  Sublandlord shall have no obligation to make or perform any alterations, improvements or repairs to the Subleased Premises, and, except as set forth in the Work Agreement, dated as of the date hereof, executed by and among Master Landlord, Sublandlord and Subtenant (the “Work Agreement”), which Work Agreement is attached hereto as Exhibit C and is hereby incorporated herein by reference, Sublandlord shall have no obligation whatsoever to pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as amended).  In addition, Sublandlord shall have no obligation to perform any repairs, provide any services or utilities, or perform any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Modified Wilson Lease (including, without limitation, Master Landlord's obligations under Section 8.3 and Article XIV of the Modified Wilson Lease and Master Landlord's obligations to comply with laws and carry property insurance).  Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant and shall use Sublandlord's reasonable efforts to obtain Master Landlord's performance, at Subtenant’s cost.

Right to Cure Defaults:  If Subtenant fails to pay any sum of money to Sublandlord or fails to perform any other act on Subtenant's part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act.  All such sums paid, and all costs and expenses of performing such acts, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the Default Rate (as defined in Section 19.5 of the Direct Lease, as incorporated herein) from the date of the expenditure until repaid.

Assignment and Subletting:  Subtenant may not assign any interest in this Sublease (by operation of law or otherwise), sublet any of the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by any other party (collectively, "Transfer"), except as set forth in or permitted pursuant to the provisions of Article VII of the Direct Lease, as incorporated herein.

Use:  Subtenant may use the Subleased Premises as permitted by and pursuant to the terms and conditions of Article VI of the Direct Lease, as incorporated hereinand for no other purpose whatsoever.  Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Master Landlord and Sublandlord.  Subject to Master Landlord's consent, Sublandlord shall permit Subtenant, without additional cost, to use Sublandlord's available space in the Building's lobby directory; provided, however, that Sublandlord shall retain the right to use space in the Building’s lobby directory to the extent reasonably required by Sublandlord until such time as Sublandlord has vacated the Fifteenth Floor.

Effect of Conveyance:  As used in this Sublease, the term "Sublandlord" means the holder of the Tenant's interest under the Modified Wilson Lease.  In the event of any assignment or transfer of the Tenant's interest under the Modified Wilson Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder arising from and after the date of such transfer, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder arising from and after the date of such transfer.  Sublandlord shall transfer and deliver any security of Subtenant to the transferee of the Tenant's interest under the Modified Wilson Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

Delivery and Acceptance:  By taking possession of each portion of the Subleased Premises, Subtenant conclusively shall be deemed to have accepted such portion of the Subleased Premises in their then-existing, "AS IS" condition, without any representation or warranty whatsoever from Sublandlord with respect thereto.

Improvements:

Subtenant shall not make any alterations or improvements to the Subleased Premises except as permitted in and in accordance with the provisions of (i) the Direct Lease, as incorporated herein, or (ii) the Consent.

Subtenant acknowledges that all Landlord’s Work (i.e., both the Base Building Work and the Leasehold Work, as described in the Work Agreement) has been completed with respect to the Sixteenth Floor and the Fifteenth Floor.  Subtenant further acknowledges that all Base Building Work has been completed with respect to the Shell Space and that the Shell Space is "Ready for Buildout" as defined in the Work Agreement.

Release and Waiver of Subrogation:  Notwithstanding anything to the contrary in this Sublease, the parties hereto release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released.  Each party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby.  Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease.

Insurance:  Subtenant shall obtain and keep in full force and effect, at Subtenant's sole cost and expense, during the Term all of the insurance required to be carried by the "Tenant" under the Direct Lease, modified as incorporated herein pursuant to Paragraph 22.  Subtenant shall include both Sublandlord and Master Landlord, as their interests may appear, and the holder of any mortgage or deed of trust secured by Master Landlord’s interest in the Subleased Premises, as its interests may appear (but only to the extent required under the provisions of the Modified Wilson Lease), as additional insureds and loss payees in any policy of insurance carried by Subtenant in connection with this Sublease and shall regularly provide Sublandlord with current certificates of insurance.

Default:  Subtenant shall be in material default of its obligations under this Sublease upon the occurrence of any of the events set forth in Section 19.1 of the Direct Lease, as incorporated herein, but only after the expiration of any applicable notice and cure periods (each, an “Event of Default”).

Remedies:  Upon any Event of Default by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" under Sections 19.2 and 19.3 of the Direct Lease (modified as incorporated herein pursuant to Paragraph 22 hereof), but using, in any measure of damages, the Base Rent and Operating Expenses due and payable under this Sublease.

Surrender:  On or before the Termination Date, Subtenant shall surrender the Subleased Premises to Sublandlord in the condition required by the Modified Wilson Lease upon any surrender of the Master Premises, subject to any right to occupy the Subleased Premises after the Termination Date granted to Subtenant by Master Landlord.  To the extent Sublandlord is liable therefor, Subtenant shall repair any damage to the Subleased Premises caused by Subtenant's removal of its property from the Subleased Premises.  To the extent Sublandlord is liable therefor, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any and all losses, costs, claims, liabilities and damages (including reasonable attorneys' fees) arising from or relating to any failure of Subtenant to surrender the Subleased Premises in the condition required by this Sublease, including, without limitation, all costs incurred by Sublandlord in returning the Subleased Premises to their required condition, plus interest thereon at the Interest Rate.

Broker:  Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than Washington Realty Group, Inc. representing Sublandlord (“Sublandlord’s Broker”) and Insignia/ESG representing Subtenant (“Subtenant’s Broker”).  Each party shall indemnify, defend and hold the other party harmless from and against all claims for brokerage commissions, finder's fees and other compensation made by any other agent, broker, salesman or finder as a consequence of the indemnifying party’s actions or dealings with such other agent, broker, salesman or finder.  Sublandlord shall indemnify, defend and hold Subtenant harmless from and against all claims for brokerage commissions, finder's fees and other compensation made by Sublandlord’s Broker.  Sublandlord shall pay the Subtenant’s Broker’s fees pursuant to a separate written agreement between Sublandlord and Subtenant’s Broker.

Notices:  All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, or by recognized overnight courier to the address set forth below the signature of the appropriate party at the end of this Sublease; provided, however, that any failure to provide a courtesy copy shall not in any way invalidate or otherwise impair the delivery of any notice to Subtenant.  Either party may change its address for the giving of notices by notice given in accordance with this section.  All notices given to Master Landlord under the Modified Wilson Lease shall be considered received only when delivered in accordance with the Modified Wilson Lease.  Each of Sublandlord and Subtenant agree to deliver copies of any notices sent by such party to Master Landlord at Master Landlord’s address as set forth in Section 25.6 of the Direct Lease.

Other Sublease Terms:

Incorporation By Reference.  Except as set forth below and except as otherwise provided in this Sublease or in the Consent, the terms and conditions of this Sublease shall include all of the terms of the Direct Lease (as such leases exist as of the date hereof and in the form attached hereto as Exhibit B) and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" and the “Rent Commencement Date” shall be deemed a reference to this "Sublease"and January 1, 2004, respectively; (ii) each reference to the "Premises"and the “Wilson Premises” shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" shall be deemed a reference to "Sublandlord" and each reference to "Tenant" shall be deemed a reference to "Subtenant", except as otherwise expressly set forth herein; (iv) with respect to “Landlord’s” work, services, utilities, electricity, repairs (including, without limitation, repairs of any damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of the "Landlord" under the incorporated provisions of the Direct Lease, whether or not incorporated herein, or incorporated provisions of the Direct Lease, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable efforts (not including the payment of money or the incurring of any liabilities) to obtain Master Landlord's performance (provided, however, that Sublandlord shall reasonably cooperate with Subtenant to institute any legal proceedings against Master Landlord reasonably determined by Subtenant to be necessary to enforce the provisions of the Modified Wilson Lease, including any proceedings that need to be brought in the name of Sublandlord, provided, that Subtenant pays all costs, and indemnifies and holds Sublandlord harmless against all losses, costs, claims, liabilities and damages, in connection therewith); (v) with respect to any approval required to be obtained from the "Landlord" under the incorporated provisions of the Direct Lease, such approval must be obtained from Master Landlord; (vi) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premisesor any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall also be deemed to be for the benefit of Master Landlord; (vii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord and in any case where “Landlord” is to indemnify, release or waive claims against “Tenant”, such indemnity, release or waiver shall be deemed to run from Sublandlord to Subtenant; (viii) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (ix) Subtenant shall pay all consent and review fees described in the Modified Wilson Lease and the incorporated provisions of the Direct Lease (including, without limitation, the Work Agreement) only to Master Landlord;  and (x) the following modifications shall be made to the Direct Lease as incorporated herein:

the following provisions of the Direct Lease are not incorporated herein: Recitals (except for defined terms), Sections 1.1, 1.2 (the last two sentences only) and 1.3, Article II (except Section 2.5), Sections 3.1, 3.2, 3.3 (first sentence only), Sections 4.1 and 4.3 (but, as to both Sections 4.1 and 4.3, only through the words “Tenant Occupancy Date and” in the first sentence thereof), Section 5.1(a), Sections 5.2 and 5.3, Section 6.4, Section 8.4, Section 10.1, Section 15.2(b) (clauses (i) and (ii) only), Sections 15.3 and 15.5, Section 19.1(c), Article XXII, Sections 25.3, 25.6 and25.25, Articles XXVI - XXVIII, Rider No. 1 and Exhibits A, B, D, H, I, J and L;

reference to "Landlord" in the following provisions of the Direct Lease (as incorporated herein) shall be deemed a reference to "Master Landlord" only: Sections 4.1, 4.2, 4.3 (in first and third sentences only), 4.7, 4.8, Section 6.1(a) (in the portion of the fourth sentence beginning with the words “provided, however” only), Section 6.1(b), Section 7.2 (clause (iv) of the introductory paragraph only), Sections 8.1-8.3, 9.1, 10.1, 13.2, Section 13.3(a), Section 14.1, Section 14.2 (second and third lines only), Sections 14.4, 14.6 and 14.7, Section 16.1, Section 17.1 (third line only), Section 17.3 (fourth and fifth sentences only), Section 17.4, Section 17.5 (fourth and sixth lines only), Section 18.2, Section 21.3(d), Section 23.2, Article XXIV, and Exhibit C;

any right to abate rent provided to Subtenant through incorporation of the provisions of the Direct Lease shall not exceed the rent actually abated under the Master Lease with respect to the Subleased Premises;

in Section 4.1(b)(1)(vi), "Lease" shall refer to the Master Lease;

in Section 5.1(d), the amount set forth in the first sentence is deleted and replaced by “One Hundred Sixty-Eight Thousand One Hundred Fifty-Seven and 72/100 Dollars ($168,157.72)”;

in Section 20.2(a), "this Sublease" is substituted for "Article XIX";

in Section 25.24, "Trevor Chaplick, whose address prior to October 1, 2003 is 11955 Freedom Drive, 15th Floor, Reston, Virginia 20190 and whose address after October 1, 2003 is 11921 Freedom Drive, Reston, Virginia  20190" is substitutedfor "Dave Boone, 3261 Foxmill Road, Oakton, Virginia 22124"; and

Exhibit Eshall be modified to refer to this Sublease and to Sublandlord and Subtenant.

Assumption of Obligations.  Except as set forth in the Consent, Subtenant expressly assumes and agrees, except with respect to the amount of the payment of Base Rent and Operating Expenses (which shall be paid in the amounts set forth in this Sublease): (i) to comply with all provisions of the Modified Wilson Lease (except as expressly deleted herein); (ii) to perform all of the obligations on the part of the "Tenant" to be performed under the Modified Wilson Lease (except as expressly deleted herein) and (iii) not to violate the provisions of the Modified Wilson Leasethat are incorporated herein.  In the event of a conflict between the provisions of this Sublease and the provisions of the Direct Lease incorporated herein, the express provisions of this Sublease shall control.

Sublandlord Obligations.  Sublandlord shall perform its obligations under the Modified Wilson Lease and shall not cause an Event of Default to occur thereunder (subject to Subtenant’s performance of its obligations under this Sublease).

Relationship of Sublease to Modified Wilson Lease.  This Sublease is and shall be at all times subject and subordinate to the Modified Wilson Lease.  Subject to the provisions of the Consent, if the Modified WilsonLease is terminated for any reason, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant, except to the extent such termination results from or is caused by the failure of Sublandlord to comply with the provisions of Section 22.C herein.

Termination Rights.  If Sublandlord becomes entitled to terminate the Modified Wilson Lease for any reason (e.g., because of damage by fire or other peril pursuant to Section 17.1 of the Modified Wilson Lease), then so long as there is not then an existing monetary or material non-monetary Event of Default on the part of Subtenant under the Sublease, Sublandlord shall not exercise such termination right without first obtaining Subtenant’s written consent therefor, subject to the following:

(1)        If Subtenant refuses to grant such consent, Subtenant agrees to pay all costs Sublandlord will incur as a result of refraining from terminating the Modified Wilson Lease that are caused by the failure of Sublandlord to exercise its termination right and which would not have occurred had Sublandlord exercised its termination right (other than the payment of Base Rent and estimated installments of “Operating Expenses”, consent fees, review fees and reasonable attorney’s fees incurred in connection with this termination process).  If such costs are reasonably estimated by Sublandlord to exceed three (3) months Base Rent, such prohibition is also conditioned upon Subtenant providing to Sublandlord security for such payment obligation that is reasonably satisfactory to Sublandlord.

                        (2)        If Subtenant also has a right to terminate the Sublease because of the same events giving rise to Sublandlord’s right to terminate the Modified Wilson Lease (e.g., because of the incorporation of Section 17.1 of the Direct Lease into the Sublease), and if Subtenant exercises such termination right, (a) Sublandlord may exercise its right to terminate the Modified Wilson Lease and (b) clause (2) above shall not apply.

                        (3)        Subtenant shall provide to Sublandlord such consents, refusals to consent, elections, agreements, and/or information as Sublandlord reasonably requests and are needed by Sublandlord in order for it to determine whether of not it is prohibited from exercising such termination right, all to be received by Sublandlord at least seven (7) business days before the expiration of Sublandlord’s right to terminate.

                        (4)        This Section 22E shall not apply to Sublandlord’s right to terminate this Sublease as a result of an Event of Default of Subtenant, one of Sublandlord’s remedies referred to in Section 18 hereof.

Right to Contest:  If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease into this Sublease, Subtenant shall also not have the right to contest any such matter.

Consent to Sublease:  Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord's obligations hereunder are conditioned upon the execution and delivery of all parties thereto of the Fourth Amendment and the Consent.  If any of the foregoing conditions is not satisfied, within thirty (30) days after execution of this Sublease by Sublandlord, then Sublandlord may terminate this Sublease by giving Subtenant written notice thereof, and upon such termination Sublandlord shall return to Subtenant all prepaid rent and the Security Deposit.  Sublandlord and Subtenant hereby acknowledge that the Consent contains certain agreements between the parties thereto that have a direct impact on this Sublease and the relationship of Sublandlord and Subtenant hereunder, including the circumstances under which Subtenant must obtain the consent of Sublandlord.  In the event of a conflict between the provisions of this Sublease and the Consent, the provisions of the Consent shall control.  Furthermore, the parties acknowledge that the incorporation by reference of the provisions of the Direct Lease into this Sublease may cause Sublandlord to have numerous approval and consent rights of the “Landlord” under the Direct Lease; however, notwithstanding such incorporation by reference, the parties acknowledge and agree that the consent and approval rights of Sublandlord with respect to the Subleased Premises during the Sublease Term are governed by the Consent and Sublandlord’s consent and approval is only required to the extent required in the Consent.  In addition, the parties acknowledge that amendments to the Direct Lease may become incorporated in this Sublease, but only to the extent any such amendment is permitted pursuant to Section 5B of the Consent

Amendment:  This Sublease may not be amended except by the written agreement of Sublandlord and Subtenant.

No Drafting Presumption:  The parties acknowledge that this Sublease has been agreed to by both the parties, that both Sublandlord and Subtenant have consulted with attorneys with respect to the terms of this Sublease, and that no presumption shall be created against Sublandlord because Sublandlord initially drafted this Sublease.

Entire Agreement:  This Sublease, the Consent and the Work Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no binding agreements or representations between the parties except as expressed in this Sublease, the Consent and the Work Agreement.  No subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

Counterparts:  This Sublease may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one document.

Time:  Time is of the essence of this Sublease.

         Sublandlord’s Liability:  Subtenant acknowledges that Sublandlord is a professional corporation, that the shareholders of Sublandlord shall not be personally liable under this Sublease, the Consent or the Work Agreement, and that the contractual limitation of liabilities set forth in this sentence shall be in addition to any other limitation of liability that exists under applicable law.  Subtenant further agrees that to the extent Sublandlord or any successor Sublandlord is a professional corporation, law firm partnership, or limited liability partnership, that, notwithstanding any provisions to the contrary contained in this Sublease, (a) no present or future partner, member or shareholder of Sublandlord that is a natural person, and (b) no natural person that is an owner of a professional corporation that is a partner, member or shareholder of Sublandlord (as opposed to any professional corporations that are partners of Sublandlord), shall have any personal liability to Subtenant for the obligations of Sublandlord under this Sublease, the Consent or the Work Agreement, the relationship of Subtenant and Sublandlord, or Sublandlord’s use of the Subleased Premises as a result of, without more, such natural person being a partner, member, or shareholder of Sublandlord or the owner of a professional corporation that is a partner, member or shareholder of Sublandlord.  Sublandlord (including any Successor Law Firm as defined in the Master Lease) shall be solely liable for all of the obligations of Sublandlord under this Sublease, the Consent or the Work Agreement to the extent of the assets of Sublandlord, including, without limitation, the undistributed capital, undistributed net earnings, undistributed fees earned (including fees that are either unbilled or billed and uncollected), and tangible and intangible assets, accounts receivable and personal property of Sublandlord.  It is understood and agreed that the non-law firm assets of individual partners, members, or shareholders of Sublandlord that are natural persons (as distinguished from the interest in undistributed assets of Sublandlord of any partner of Sublandlord that is a natural person and the non-law firm assets of any partner, member, or shareholder of Sublandlord that is a professional corporation), may not be seized or attached by Subtenant for the satisfaction of Sublandlord’s obligations under this Sublease, the Consent or the Work Agreement.  Notwithstanding the foregoing, Subtenant acknowledges and agrees that Sublandlord’s client files and materials covered by the attorney-client privilege also may not be seized or attached by Subtenant in satisfaction of Sublandlord’s obligation hereunder.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:

WILSON SONSINI GOODRICH & ROSATI,

Professional Corporation

By:    /s/ DONNA M. PETKANICS

       Donna M. Petkanics

       Managing Director, Operations

By:    /s/ BRADFORD C. O’BRIEN

       Bradford C. O’Brien

       Assistant Secretary

Address:

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn.:  General Counsel

With a courtesy copy to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn.: Vice President, Finance

SUBTENANT:

THE TITAN CORPORATION,

a Delaware corporation

By:    /s/ MARK W. SOPP

Print Name: Mark W. Sopp

Title:    Chief Financial Officer

Address:

Prior to January 1, 2004:

11225 Waples Mill Road

Fairfax, VA 22030

Attn: Dean Kershaw and Les Rose

After January 1, 2004:

11955 Freedom Drive

Reston, VA  20190

Attn:  Facilities Manager

With a courtesy copy (at all times) to:

The Titan Corporation

3033 Science Park Drive

San Diego, CA  92121

Attn:   Director of Real Estate

and

The Titan Corporation

3033 Science Park Drive

San Diego, CA  92121

Attn:  General Counsel

EXHIBIT A

Master Lease

[See attached]

EXHIBIT B

Direct Lease

[See attached]

EXHIBIT C

Work Agreement

[See attached]

EXHIBIT J

WILSON CONSENT

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Consent”) is made and entered into as of April 1, 2003 (the “Effective Date”), by and among TWO FREEDOM SQUARE, L.L.C., a Delaware limited liability company (“Landlord”), WILSON SONSINI GOODRICH & ROSATI, Professional Corporation (“Tenant”), and THE TITAN CORPORATION, a Delaware corporation (“Subtenant” or “Titan”), with reference to the following recitals:

RECITALS:

A.        Pursuant to a Deed of Lease dated as of October 6, 2000, as amended by a First Amendment to Deed of Lease dated as of February 16, 2001, a Second Amendment to Deed of Lease dated as of April 5, 2001, a Third Amendment to Deed of Lease dated as of December 13, 2002, and a Fourth Amendment to Deed of Lease (the “4th Amendment”) of even date herewith (collectively, the “Lease”), Landlord has leased to Tenant certain space (the “Premises”) in the office building located at 11955 Freedom Drive, Reston, Virginia (the “Building”), as more particularly described in the Lease.  The Lease is attached to this Consent as Exhibit B to the Sublease that is attached hereto as Exhibit A and is incorporated herein by reference.

B.         Pursuant to Section 7.2 of the Lease, Tenant requests Landlord’s consent to the Sublease attached hereto as Exhibit A (the “Sublease”), pursuant to which Subtenant shall sublease from Tenant, and Tenant shall sublease to Subtenant, a portion of the Premises comprised of approximately 107,050 square feet of rentable area located on the C-1 Concourse Level and 12th, 13th, 14th, 15th, and 16th floors of the Building, as more particularly described in Exhibit A to the Sublease (the “Subleased Premises”).

C.        Pursuant to a Deed of Lease between Landlord and Titan dated of even date herewith (the “Titan Lease”), Landlord is leasing directly to Tenant, and Tenant is leasing directly from Landlord, approximately 145,995 square feet of rentable area in the Building (the “Direct Lease Premises”), as more particularly described in the Titan Lease.

D.        The parties acknowledge that Titan’s rights under the Sublease are derived from the Lease; however, in order to accommodate Titan’s desire for consistency between Titan’s rights and obligations with respect to the Direct Lease Premises and its rights and obligations with respect to the Subleased Premises (excluding rent and other financial obligations and other rights and obligations specific to the Titan Lease or the Sublease, as hereinafter more fully described), the parties have agreed that, so long as the Sublease remains in effect and has not been terminated, to the extent there are inconsistencies between such rights and obligations under the Titan Lease versus corresponding rights and obligations in the Lease, the terms of the Titan Lease will govern and control, subject to the terms and conditions more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending legally to be bound, hereby agree as follows:

Consent; Representations.  Landlord hereby consents to the execution and delivery of the Sublease, subject to the conditions contained herein.  Landlord and Tenant hereby represent to Titan that (a) the Lease is in full force and effect and there exists no default thereunder; and (b) a true and correct copy of the Lease is attached hereto as Exhibit B to the Sublease.  Tenant represents to Titan that (x) Tenant has not (i) assigned, transferred, pledged or encumbered in any way its interest in the Lease or any rights thereunder or (ii) sublet any portion of the Subleased Premises.

Primacy of Lease.

Notwithstanding anything in the Sublease to the contrary, the Sublease is and shall remain in all respects and at all times subject and subordinate to the Lease (as the same may be amended from time to time) and to all matters to which the Lease is or shall be subordinate (including any mortgages, deeds of trust and ground leases); provided that, so long as the Sublease is in full force and effect and has not been terminated, to the extent that there are inconsistencies between the rights and obligations of the parties under the Titan Lease and the rights and obligations under the Lease, excluding the Excluded Rights and Obligations (as hereinafter defined), such inconsistent rights and obligations under the Lease shall be deemed to have been modified to conform to the comparable rights and obligations under the Titan Lease, which shall govern and control (the Lease, as so modified during the term of the Sublease, being referred to herein as the "Modified Wilson Lease").  The “Excluded Rights and Obligations” shall be defined as rights and obligations with respect to the term, rent, any free rent concessions or allowances, security deposits or other specific payment obligations and any other rights and obligations that are specific to the Titan Lease or the Lease, as applicable, such as expansion and renewal options, Tenant’s right to sublease or assign the Lease, and rights and obligations with respect to “secure areas”, telecommunications and generator equipment.  Examples of rights and obligations that shall not be deemed to be Excluded Rights and Obligations include the rights and responsibilities of the parties with regard to the provision of utilities and services, repairs, restoration, insurance, indemnities, use, definition of Operating Expenses, alterations, remedies, rights upon casualty or condemnation, signage, parking, assignment and subletting by Subtenant, surrender, hazardous materials, compliance with Laws, inspection by Landlord, rules and regulations, late charges, default interest and rights of set-off.  In no event shall the term, the rental or any of the other Excluded Rights and Obligations in the Lease be deemed to have been modified hereby to conform to the Titan Lease.  Any rights or remedies that Subtenant has under the Sublease are derived from the Modified Wilson Lease to the extent such rights and remedies are set forth in the Sublease.  Notwithstanding anything to the contrary contained herein or in the Sublease, Subtenant agrees with Landlord to be bound by all of the terms and conditions of the Modified Wilson Lease during the term of the Sublease as fully and completely as if Subtenant were the original tenant under the Modified Wilson Lease (provided that Subtenant shall not have space-specific obligations with respect to any portion of the Subleased Premises before such portion has been delivered to Subtenant); provided, however, Tenant, and not Subtenant, shall be obligated to pay to Landlord the Base Rent, additional rent on account of increases in Operating Expenses and the Security Deposit set forth in the Lease (and Subtenant shall have obligations as to these matters only as set forth in the Sublease).  Neither Tenant nor Subtenant shall do or permit anything to be done in connection with Subtenant’s occupancy of the Subleased Premises that is inconsistent with, or violates, any of the terms of the Modified Wilson Lease, except to the extent permitted by this Consent.  Landlord shall be bound solely by the terms and conditions of the Modified Wilson Lease (or, as applicable, the Lease, under the circumstances and to the extent specifically provided herein) and not by the terms and conditions of the Sublease; provided, however, except as otherwise specifically provided in this Consent, Landlord shall have any rights (but no obligations) specifically allocated to Landlord pursuant to the Sublease.  To the extent anything contained in the Modified Wilson Lease or Sublease is in conflict or inconsistent with the terms of this Consent, the terms of this Consent shall govern and control.  So long as the Sublease is in full force and effect and has not been terminated, Tenant agrees to waive all of its rights to signage as set forth in Article X of the Lease, except to the extent necessary for Tenant’s remaining occupancy period for the 15th floor.

In the event the Sublease is terminated, from and after the date of termination, Tenant’s obligations shall be determined by the Lease unaffected by this Consent as to events occurring or obligations arising under the Lease after such date of termination.  However, all matters occurring or obligations arising prior to such date of termination shall be governed by the Modified Wilson Lease (or, as applicable, the Lease, under the circumstances and to the extent specifically provided herein) pursuant to the terms of this Consent, and in this regard (i) any Alterations and Leasehold Work made by Titan in accordance with the Modified Wilson Lease (including obtaining Landlord approvals as required thereunder) prior to any termination of the Sublease shall not be deemed to violate the Lease after the date of termination; (ii) any tenant restoration obligations that may be associated with any such Alteration or Leasehold Work made by Titan shall be the sole obligation of Titan, which shall survive any such termination, and shall not be the obligation of Tenant; and (iii) any matter or action done in compliance with the Modified Wilson Lease and this Consent prior to such date of termination may not be the basis for an Event of Default under the Lease after such date of termination.  Notwithstanding any of the foregoing to the contrary, if Titan properly terminates the Sublease on account of a casualty or condemnation, then Tenant shall have the termination rights pursuant to the Modified Wilson Lease (rather than the Wilson Lease) with respect to such casualty or condemnation, notwithstanding the termination of the Sublease.  It is understood and agreed that a proper termination of the Modified Wilson Lease resulting from casualty or condemnation shall constitute a proper termination under the Lease.

Tenant Liability.  This Consent shall in no way constitute a waiver or release of Tenant from its liabilities and responsibilities under the Lease except that the Lease and Sublease are modified by, and subject to, the following rules so long as the Titan Sublease has not been terminated:

Tenant remains responsible for the payment to Landlord of Base Rent due under the Lease, regardless of Subtenant’s performance (subject to any periods of rent abatement to which Tenant is entitled under the Modified Wilson Lease).

Tenant remains responsible for the payment to Landlord of Additional Rent on account of increases in Operating Expenses over a 2002 base year (notwithstanding the 2003 base year that is applicable to Subtenant under the Sublease), regardless of Subtenant's performance; provided that, such Additional Rent shall be calculated in accordance with the definition of Operating Expenses as set forth in Article IV of the Modified Wilson Lease;and provided further that, so long as the Sublease has not been terminated, Landlord agrees to abate a portion of the Additional Rent that would otherwise be payable by Tenant for the period January 1, 2004 through June 30, 2004, equal to the portion thereof that is attributable to increases in Operating Expenses from 2003 to 2004.  In other words, Tenant shall continue, during the abatement period, to pay its pro rata share of increases in Operating Expenses over the 2002 base year Operating Expenses, but shall only pay for increases as if Operating Expenses during such abatement period were equal to actual Operating Expenses incurred in 2003.  Following the abatement period, Tenant shall resume paying Additional Rent as originally set forth in the Lease.

As further provided in Section 7 hereof, to the extent the Sublease obligates Tenant, in its role as “Landlord” under the Sublease, to perform obligations or to cause Landlord to perform obligations (e.g., maintenance, repair, compliance with Law) or provide services (e.g., janitorial, electricity, HVAC, other utilities, security, parking) or rights (e.g., audit) to Subtenant, then, provided the same are not inconsistent with Landlord’s rights and obligations under the Modified Wilson Lease (i) Landlord shall be responsible to do so for the benefit of Tenant and Subtenant so long as Tenant does not interfere with Landlord’s ability to do so, and Tenant hereby covenants not to interfere; and (ii) Tenant’s obligation with respect to performing such obligations or providing such services or rights shall be limited to taking such action as is reasonably requested by Subtenant to compel Landlord’s performance or recover damages for non-performance, the reasonable cost of which enforcement incurred by Tenant shall be paid by Subtenant to the extent not recovered from Landlord, and Tenant shall not be liable for Landlord’s nonperformance.

Landlord will accept performance by Subtenant of Tenant’s obligations under the Modified Wilson Lease as full performance by Tenant of its obligations under the Modified Wilson Lease.  An Event of Default of Tenant may only exist under the Lease if an event occurs which would become an Event of Default under the Modified Wilson Lease with appropriate notice to Tenant and Subtenant, the passage of time, or both (subject to the provisions of Section 8 hereof).  This Section 3(D) shall not apply to an Event of Bankruptcy of Subtenant (which is not a default under the Lease but is a default under the Sublease) or any of the following, which shall be governed only by the Lease:  (i) Tenant’s obligation to pay Base Rent, additional rent on account of Operating Expenses, the Security Deposit and any other Excluded Rights and Obligations of Tenant under the Lease; (ii) any obligation under the Lease that only Tenant can perform and for which there is not a corresponding or substantially similar obligation of Subtenant under the Sublease that provides substantially the same benefit to Landlord; and (iii) an Event of Bankruptcy of Tenant (which is a default under the Lease).

If Subtenant does not perform any of the obligations of Tenant under the Modified Wilson Lease, Tenant shall nevertheless have the continuing obligation to do so, and performance by Tenant shall be accepted by Landlord as if Subtenant had performed such obligations (subject to the notice and cure rights set forth in the Modified Wilson Lease, as modified hereby).

The parties acknowledge that pursuant to the Titan Lease, Titan has the right to add the Subleased Premises to the premises leased pursuant to the Titan Lease as of the expiration of the term of the Sublease, and that pursuant to the 4th Amendment, Tenant has subordinated its right to renew the term of the Lease to such rights granted to Titan.  If Titan fails to exercise such right and fails to timely vacate the Subleased Premises at the expiration of the term of the Sublease, then (i) Titan shall be deemed to be a holdover tenant with respect to the Subleased Premises, (ii) Landlord shall have all of the same rights on account thereof that are reserved to Landlord in the event of Titan’s holding over with respect to the Direct Lease Premises, as set forth in the Titan Lease, and (iii) Tenant will not be deemed to be holding over and shall have no liability to Landlord on account of any such holding over by Titan.

No Further Transfer.  This Consent shall not be deemed to be an authorization for or consent to any further or other assignment or subletting of all or any part of the Subleased Premises.  With respect to any assignment or subletting by Tenant, the rights and obligations of Tenant and Landlord shall be determined by the Lease, as modified by this Consent.  With respect to any assignment or subletting by Subtenant (or anyone entitled to claim lease rights through Subtenant), the rights and obligations of Landlord, Tenant and Subtenant shall be determined by the Sublease, the Modified Wilson Lease and this Consent.  Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under the Sublease, nor sublet the whole or any part of the Subleased Premises, without the prior written consent of Landlord, which consent shall be granted or withheld only in accordance with the procedures and standards for approving subleases and assignments, and subject to Landlord’s recapture and profit sharing rights, as set forth in the Modified Wilson Lease; provided that, the Subleased Premises and the Direct Lease Premises shall be aggregated for purposes of determining whether the 50% threshold relevant to Landlord’s and Tenant’s ability to recapture has been reached.  If a proposed sub-subleasing would cause the 50% threshold to be exceeded, Landlord and Tenant shall each have the right to recapture the portion of the space proposed to be sub-sublet that is within the Direct Lease Premises and the Subleased Premises, respectively.  In regard to “profit sharing” as defined in Section 7.2(e) of the Modified Wilson Lease, “proceeds” (as used therein) shall be deemed to include proceeds derived from subletting, as well as the proceeds from sub-subletting.  Tenant shall have no obligation to profit share with Landlord unless and until the amount of the proceeds derived from subletting and the proceeds derived from sub-subletting, in the aggregate, exceed the threshold set forth in Section 7.2(e)(1) of the Modified Wilson Lease.  By way of example, assume Tenant’s rent is then $40.00 per rentable square foot, Subtenant’s rent is then $20.00 per rentable square foot, and Subtenant sub-subleases the Subleased Premises for $45.00 per rentable square foot.  Assume Subtenant incurs costs of $3.00 per rentable square foot, which results in net proceeds to Subtenant of $42.00 per rentable square foot.  Based on these assumptions and the requirement under the Sublease that Tenant and Subtenant share “proceeds” resulting from sub-subletting, Tenant receives an additional $11.00 per rentable square foot derived from the sub-sublease.  Tenant owes no “profits” to Landlord because Tenant has received an amount in the aggregate (i.e., $20.00 plus $11.00) that is less than Tenant’s then rent under the Lease ($40.00).  Any request for approval delivered to Tenant pursuant to the Sublease shall simultaneously be delivered to Landlord such that Landlord’s and Tenant’s approval periods run concurrently.  Notwithstanding the foregoing, subject to the provisions of the Modified Wilson Lease, Subtenant may assign the Sublease, or sublease all or any part of the Subleased Premises, without obtaining Landlord’s consent if such assignment or sublease is one for which Landlord’s consent is not required under the Modified Wilson Lease (e.g., assignments resulting from the merger, consolidation, or other corporate reorganization of Subtenant, or the sale or transfer of the capital stock of Subtenant as set forth in Section 7.1(a) of the Modified Wilson Lease; and assignments and/or subleases to an Affiliate of Subtenant or a Parent of Subtenant as set forth in Section 7.5), provided that references to “Tenant” in Article VII of the Modified Wilson Lease shall be deemed references to “Subtenant”.

Consents and Approvals:  During the term of the Sublease, Landlord shall continue to have all of the rights of approval and consent set forth in the Modified Wilson Lease, and Tenant shall have the rights of approval and consent set forth in the Sublease, subject to the following terms and conditions:

If Landlord grants an approval or consent or grants an approval or consent subject to conditions, Tenant, if Subtenant so requests, shall grant the same approval within the applicable time period under the Sublease unless it reasonably determines any of the following, in which event it may within the applicable time period under the Sublease grant or withhold its approval as it reasonably determines is required or permitted by the Sublease:  (i) Landlord’s action is in bad faith or in violation of its obligations under the Modified Wilson Lease or this Consent; or (ii) Landlord is not obligated to give the approval and the approval could have a material and adverse effect on Tenant or on Tenant’s interest in the Subleased Premises.

Notwithstanding anything contained herein to the contrary, the parties agree that Titan and Landlord may enter into amendments to the Titan Lease (thereby amending the Modified Wilson Lease), and Titan may obtain Landlord’s consent, approval, or waiver of matters under the Modified Wilson Lease, all without Tenant's prior consent, but only with respect to matters arising under the Permitted Modification Sections (as hereinafter defined); provided that, Tenant is hereby released by Landlord and Titan from any new Tenant liability or increase in any existing Tenant liability that may result from any such amendment, consent, approval or waiver, and provided further that, Titan acknowledges and agrees that Landlord shall be entitled to take into account such release of Tenant when deciding whether or not to grant any such consent, approval, waiver or amendment.  If notwithstanding the foregoing release of Tenant, Landlord reasonably determines that any such consent, approval, waiver or amendment could have a material adverse effect on Tenant, then such matter shall require the prior written consent of Tenant (to the extent required of Tenant and in accordance with the standards set forth in the Modified Wilson Lease, it being understood that Tenant shall not be obligated to approve any waivers or amendments that Tenant reasonably determines could have a material adverse effect on it, taking into account the release).  Tenant shall have the right to waive its right to approve such matter, and if it waives such right, then its consent shall not be required and the release shall apply and Tenant shall thereby assume the risk of any material adverse effect on it that may result notwithstanding the release.  If Tenant does not waive such right of approval and Tenant’s consent is granted, then the foregoing release shall not be applicable to such consent, approval, waiver or amendment.  Subtenant shall promptly provide Tenant written notice of any waiver or amendment that is granted by Landlord, whether or not Tenant’s prior written consent shall have been required.  For purposes hereof, the term "Permitted Modification Sections" shall mean the following articles of the Modified Wilson Lease:  VI [Use of Premises]; VIII [Tenant’s Maintenance and Repairs]; X [Signs and Furnishings]; XI [Tenant’s Equipment]; XII [Inspection by Landlord]; XIV [Services and Utilities]; XVI [Rules and Regulations]; XVII [Damage or Destruction]; XVIII [Condemnation]; XXIV [Parking]; XXV [General Provisions]; and XIX [Default by Tenant], but, as to Article XIX, only with respect to waivers that neither involve the payment of rent nor materially and adversely affect Tenant or its interest in the Subleased Premises, taking into account any applicable release, cure or other relevant matter; provided that, modifications to any of the Permitted Modification Sections may not thereby (directly or otherwise) modify another provision of the Modified Wilson Lease that is not contained in any one of the Permitted Modification Sections.  The parties hereto acknowledge and agree that the foregoing does not preclude any subtenant or assignee of Subtenant from benefiting from modifications to any of the Permitted Modification Sections.

Except as otherwise provided in this Section 5, Tenant hereby retains all approval and consent rights granted by the Sublease and the discretion to grant waivers or modify the Sublease, unrestricted by this Consent.

            D.        Except as permitted in the Modified Wilson Lease, no alterations, additions, or physical changes shall be made in the Subleased Premises without Landlord’s and Tenant’s prior written consent in each instance, which consent shall be governed by the standards set forth in the Modified Wilson Lease and this Consent.  In the case of the initial improvements to the Subleased Premises, such consent shall be granted or withheld subject to the standards and otherwise in accordance with the terms of that certain Work Agreement of even date herewith by and among Landlord, Tenant and Titan, which is attached hereto as Exhibit B and incorporated herein by this reference (the "Work Agreement").  Subsequent alterations, additions or physical changes to the Subleased Premises shall similarly be subject to approval by Landlord and Tenant, which approval shall be granted or withheld in accordance with the terms of the Modified Wilson Lease; provided that, Tenant shall be deemed to have approved any alteration, addition or physical change that is not a Substantial Alteration (as hereinafter defined), without obtaining Tenant’s consent, and provided further that, with respect to Substantial Alterations, Tenant will not withhold its consent to any such alterations, additions or changes if Landlord approves the same and Landlord has, in good faith, applied substantially uniform standards of approval to the Direct Lease Premises and the Subleased Premises (i.e., Landlord has not approved an alteration in the Subleased Premises that it has disapproved or would disapprove if requested with respect to the Direct Lease Premises) and the alterations, additions or changes are either (i) comparable to improvements landlords have generally permitted in other Class A office buildings in the Washington, D.C. metropolitan area, or (ii) comparable to improvements Titan has made in other Class A office buildings of not less than 100,000 square feet in which it leases space in the United States.  For purposes hereof, an alteration, addition or physical change shall be deemed to be a “Substantial Alteration” if the cost thereof exceeds the product of Fifteen Dollars ($15) multiplied by the number of square feet of rentable area directly affected by the alteration, addition or change.  If Tenant fails to approve or disapprove any Substantial Alteration within ten (10) Business Days following receipt of a request for approval, Tenant shall be deemed to have approved such Substantial Alteration.  Except as specifically provided in this subparagraph, Tenant shall not be liable to either Landlord or Titan (i) for any failure of Subtenant to perform its obligations under the Modified Wilson Lease with respect to the making of any alterations by Subtenant, (ii) for the cost of any alterations made by Subtenant, or (iii) for any defect in design, construction, or equipment installed, injury to persons, damage to property, failure to comply with applicable Laws, or mechanic's lien claims arising or resulting from the making of any such alterations by Subtenant.

No Representations or Modification.  Nothing contained in the Sublease or this Consent shall:  (a) constitute a representation or warranty on behalf of Landlord, except as set forth in Sections 1 and 15 above; (b) except as otherwise specifically set forth in this Consent, waive or release Tenant or any person or entity claiming by, through or under Tenant (including Subtenant) from any of its obligations under the Lease or any other document affecting the Premises, or waive any present or future default of Tenant under the Lease; or (c) except as otherwise specifically set forth in this Consent, modify, waive, amend or affect any provisions, covenants or conditions of the Lease or any rights or remedies of Landlord thereunder.

Direct Obligations between Landlord and Subtenant.  Landlord acknowledges and agrees that it will be directly liable and responsible to Subtenant to comply with and to perform all of the obligations, covenants, responsibilities and indemnities of Landlord under the Modified Wilson Lease, and Subtenant shall have remedies directly against Landlord for any breach thereof.  Furthermore, Landlord and Subtenant acknowledge and agree that Subtenant shall have the right to request directly from Landlord those operational services that may otherwise be requested by Tenant of Landlord under the Modified Wilson Lease, including maintenance work order, changing directory listings, scheduling deliveries, coordinating parking and supplemental heating, air-conditioning and ventilation services.  Landlord agrees that Subtenant and the Subleased Premises shall enjoy and have the benefit of Landlord’s maintenance, repair and other operational obligations under the Modified Wilson Lease.  In connection with any such services directly requested of Landlord by Subtenant, (i) any charges for such services shall be payable directly by Subtenant to Landlord and shall constitute additional rent under the Titan Lease, (ii) any failure to timely pay any of such charges shall constitute a default hereunder and under the Titan Lease (subject to the notice and cure rights contained therein), and shall not constitute a default under the Lease, and (iii) Tenant shall have no liability or obligation to Landlord or Subtenant with respect to such services directly requested by Subtenant.

Default.

Any breach or violation of any provisions of the Sublease, the Modified Wilson Lease or this Consent by Subtenant or Landlord (whether by act or omission) shall be deemed to be and shall constitute a default in fulfilling such provision and, in such event, the non-defaulting party shall have all the rights, powers and remedies provided in the Modified Wilson Lease or at law or in equity with respect to defaults under the Modified Wilson Lease.    Similarly, any such default shall be subject to the notice and cure periods set forth in the Modified Wilson Lease, and shall constitute an “Event of Default” if not cured within the notice and cure periods set forth in the Modified Wilson Lease.  An Event of Default by Subtenant or Landlord hereunder, or under the Sublease or the Modified Wilson Lease shall constitute an Event of Default by such defaulting party under the Titan Lease.

Should any default occur on the part of Subtenant under the Sublease or this Consent that is or could result in an Event of Default by Tenant under the Modified Wilson Lease, Landlord shall give Tenant written notice thereof concurrently with Landlord’s written notice of default given to Subtenant.  In the case of monetary defaults, Tenant shall be afforded five (5) days longer than the cure period provided to Subtenant in which to cure the default.  In the case of a non-monetary default, Tenant shall be afforded twenty (20) days longer than the cure period provided to Subtenant in which to cure such default; provided that, Tenant shall have an additional reasonable time after the expiration of such cure period within which to remedy such default, provided (i) Tenant shall have promptly commenced and thereafter diligently pursues the cure to completion, (ii) Tenant shall have fully cured any other outstanding defaults within the applicable cure periods therefor and shall continue to pay currently all monetary obligations as and when the same are due, and (iii) Tenant shall have given Landlord written notice that Tenant intends to take action to enforce remedies against Subtenant pursuant to the Sublease and, unless prevented by operation of law, shall have commenced action to enforce its remedies to enable it to cure such default, and shall thereafter diligently and continuously prosecute such remedies to completion.  Further, in the case of a non-monetary Event of Default that in the nature thereof cannot be remedied by Tenant, the same shall not constitute an Event of Default under the Modified Wilson Lease provided (i) within thirty (30) days following Tenant’s receipt of the notice of default from Landlord, Tenant shall have (x) given Subtenant written notice terminating the Sublease and (y) commenced legal action or other appropriate proceedings to enforce its remedy of termination against Subtenant under the Sublease, and Tenant shall thereafter diligently and continuously prosecute any such proceedings to completion; (ii) Tenant shall have fully cured any other defaults within the applicable cure periods therefor and shall thereafter continue to faithfully perform all monetary obligations as and when the same are due; and (iii) after gaining possession of the Subleased Premises, Tenant shall perform all of the obligations of Tenant under the Lease as and when the same are due and cure any defaults that are curable by Tenant but that require possession of the Premises to cure, such cure to be effected within twenty (20) days after gaining possession, or such longer period of time as is reasonably necessary to effect such cure using all due diligence.  In addition to the concurrent notices of Subtenant default required to be given to Tenant pursuant to this Section, if a default notice has not been given to Subtenant, Landlord shall nevertheless endeavor, in good faith, to (a) notify Tenant, within thirty (30) days after delinquency, of any default by Subtenant in the payment of a monetary obligation in excess of $20,000 for which Tenant is also liable to Landlord; and (b) notify Tenant of any material non-monetary default by Subtenant in the performance of any obligation for which Tenant is also liable to Landlord, within sixty (60) days after Landlord has actual knowledge of such default.

Tenant’s obligations under this Consent shall be deemed to be obligations under, and shall amend, the Modified Wilson Lease and the Lease, as applicable, and any default by Tenant in the performance of such obligations shall be subject to the notice and cure rights and Landlord remedies set forth in the Modified Wilson Lease and the Lease, as applicable.

Landlord’s Receipt of Payments from Subtenant.  Landlord agrees to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease on account of Base Rent or additional rent on account of increases in Operating Expenses, and Subtenant agrees to pay all such sums directly to Landlord.  Tenant shall receive from Landlord a corresponding credit for such sums against any and all payments then due or thereafter becoming due from Tenant.  The receipt of such direct payments shall not cause Landlord to assume any of Tenant’s duties, obligations or liabilities under the Sublease.

Brokers.  All parties hereto represent and warrant that they have dealt with no broker, finder, or agent or other person in connection with the Sublease other than those persons identified in Section 20 of the Sublease (the “Brokers”).  Tenant shall pay any commission or other compensation owed to the Brokers in connection with the Sublease in accordance with the written agreements between Tenant and such Brokers.  Tenant and Subtenant agree to indemnify and hold Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from the Sublease, except for any other broker that may have been engaged by Landlord.  The provisions of this Section 10 shall survive the expiration or earlier termination of the Sublease.

Notices.  Subtenant shall simultaneously deliver a copy to Landlord of all notices sent to Tenant pursuant hereto or pursuant to the Sublease, Tenant shall simultaneously deliver a copy to Landlord of all notices sent to Subtenant pursuant hereto or pursuant to the Sublease, and Landlord shall simultaneously deliver a copy to Subtenant of all notices sent to Tenant pursuant hereto or pursuant to the Modified Wilson Lease (including, but not limited to, statements and reconciliations of annual Operating Expenses and additional rent payable on account thereof), in the manner required for notices under the Modified Wilson Lease (except that notices to Subtenant shall be given to the addresses specified in the Titan Lease).

Sublease.  Tenant and Subtenant hereby represent to Landlord that the Sublease attached to this Consent as Exhibit A constitutes the entire agreement between the parties and no premium or other consideration is being paid to Tenant or for the benefit of Tenant in connection with the Sublease except as specifically stated in the Sublease.  Notwithstanding anything to the contrary contained in the Lease or the Sublease, Tenant and Subtenant shall not, without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld, conditioned or delayed), execute any amendment to or modification or extension of the Sublease, and any amendment or modification entered into without such consent shall be void and of no force or effect.

No Modification.  This Consent constitutes the entire agreement of the parties hereto with respect to the matters stated herein.  This Consent may not be altered, amended, modified or changed orally, but only by an agreement in writing signed by all of the parties hereto.

Termination of Lease; Non-Disturbance and Attornment.  If, at any time prior to the expiration or earlier termination of the term of the Sublease, the Lease (or Tenant's right to possession) shall expire or be sooner terminated for any reason, then the Sublease shall simultaneously terminate and Subtenant shall vacate the Subleased Premises on or before the date of termination, any notice to quit being hereby expressly waived by Subtenant.  Notwithstanding any of the foregoing, upon any such termination of the Lease, so long as Subtenant is not in default beyond any applicable grace or cure period in the payment of rent or in the performance of any of the other material terms, covenants or conditions of the Sublease, the Modified Wilson Lease, this Consent or the Titan Lease, Subtenant's possession and occupancy of the Subleased Premises shall not be terminated, interfered with or disturbed by Landlord during the remainder of the term of the Sublease, and in such event Subtenant shall attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions as the Modified Wilson Lease, as modified to reflect the rent obligations set forth in the Sublease, except that the annual base rent payable by Subtenant shall increase to an amount equal to the sum of (i) the product of One Dollar ($1.00), multiplied by the number of square feet of rentable area in the Subleased Premises, plus (ii) the annual base rent then payable by Subtenant to Tenant under the Sublease.  Each of Subtenant and Landlord agrees to execute from time to time documents reasonably satisfactory to the other in confirmation of said attornment and non-disturbance.  The provisions of this Section 14 shall be self-operative and shall apply notwithstanding the fact that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease.  Nothing contained in this Section 14 shall be construed to impair or modify any right otherwise exercisable by Landlord or Subtenant, whether under the Lease, the Modified Wilson Lease or any other agreement, at law or in equity.  Following any such termination of the Lease and attornment, any Event of Default by Tenant or Landlord hereunder or under the Modified Wilson Lease shall constitute an Event of Default under the Titan Lease, and any Event of Default by Tenant or Landlord under the Titan Lease shall constitute an Event of Default hereunder and under the Modified Wilson Lease.

Ratification.  By executing this Consent, Landlord, Tenant and Subtenant acknowledge and agree to be bound by all of the terms and conditions of this Consent.  As further inducement for Landlord to grant its consent to the Sublease, Tenant represents and warrants to Landlord and Subtenant, as of the date hereof, that Tenant has no claims, counterclaims, defenses or set-offs against Landlord arising from or out of a breach or default by Landlord under or relating to the Lease, that neither Landlord nor Tenant is in default under any terms of the Lease, nor has any event occurred which, with the passage of time or giving of notice (or both), will constitute an Event of Default under the Lease.  Landlord represents and warrants to Tenant and Subtenant, as of the date hereof, that neither Landlord nor Tenant is in default under any terms of the Lease, nor has any event occurred which, with the passage of time or giving of notice (or both), will constitute an Event of Default under the Lease.

Insurance.  Subtenant’s insurance referred to in Section 16 of the Sublease shall name, in addition to Landlord, Landlord’s Members (“Boston Properties Limited Partnership” and “Terrabrook Two Freedom Square, LLC”) and Landlord’s lender as additional insureds.  Subtenant hereby waives and releases Landlord and the holder of any mortgage from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent Subtenant either is required to maintain insurance pursuant to the Sublease or the Modified Wilson Lease, as applicable, or receives insurance proceeds on account thereof.  Landlord hereby waives and releases Subtenant from any and all liabilities, claims and losses for which Subtenant is or may be held liable to the extent Landlord either is required to maintain insurance pursuant to the Modified Wilson Lease or receives insurance proceeds on account thereof.  Both parties shall secure waiver of subrogation endorsements from their respective insurance carriers as to the other party.

Expansion Rights.  The parties hereto acknowledge and agree that pursuant to the 4th Amendment, Tenant has subordinated all of its expansion rights under the Lease to Titan’s expansion rights as set forth in the Titan Lease, as it may be amended, amended and restated or replaced from time to time.  In no event shall Titan have the right to exercise any such Tenant expansion rights by virtue of the Sublease, this Consent or otherwise, Titan’s expansion rights being limited to the rights set forth in the Titan Lease.  It is further acknowledged that so long as the Sublease has not been terminated, the subleasing of the Subleased Premises pursuant to the Sublease renders Tenant’s rights pursuant to Section 26.3 of the Lease unexercisable by their terms.

Counterparts.  This Consent may be executed in counterpart copies, each of which shall constitute an original and all of which together shall constitute one agreement.

Choice of Law.  This Consent shall for all purposes be construed in accordance with and governed by the laws of the Commonwealth of Virginia, excluding the choice of law provisions thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Consent to Sublease as of the date first above written.

LANDLORD:

TWO FREEDOM SQUARE, L.L.C.

By:            BOSTON PROPERTIES LIMITED                                                    PARTNERSHIP, a Delaware limited partnership

By:       BOSTON PROPERTIES, INC.,

a Delaware corporation, its sole

general partner

By:        /s/ RAYMOND A. RITCHEY [SEAL]
Name:    Raymond A. Ritchey
Title:     Executive Vice President

By:            TERRABROOK TWO FREEDOM
SQUARE, L.L.C., a Delaware limited
liability company, member

By:        /s/ THOMAS A. WILLIAMSON [SEAL]
Name: Thomas A. Williamson
Title:   Vice President

                                                                        TENANT:

                                                                        WILSON SONSINI, GOODRICH & ROSATI,
                                                                        Professional Corporation

                                                                        By:    /s/ DONNA M. PETKANICS

                                                                                    Donna M. Petkanics

                                                                                    Managing Director, Operations

                                                                        By:    /s/ BRADFORD C. O’BRIEN

                                                                                    Bradford C. O’Brien

                                                                                    Assistant Secretary

SUBTENANT:

                                                                        THE TITAN CORPORATION, a
                                                                        Delaware corporation

                                                                        By:       /s/ MARK W. SOPP [SEAL]
                                                                        Name:  Mark W. Sopp
                                                                        Title:     Chief Financial Officer

Attachments:

Exhibit A -- Executed Copy of Sublease
Exhibit B -- Executed Copy of Work Agreement

EXHIBIT K

FORM OF CONSENT TO SUBLEASE

TWO FREEDOM SQUARE, L.L.C., a Delaware limited liability company, as landlord ("Landlord") under that certain Lease with THE TITAN CORPORATION, a                  corporation, as tenant ("Tenant") dated as of March __, 2003 (the "Lease"), respecting premises in the office building commonly known as “Two Freedom Square”, located at 11955 Freedom Drive, Reston, Virginia (the “Building”), hereby acknowledges and consents to the execution and delivery of the attached Sublease (the "Sublease") dated ________________, 20__, between Tenant and ______________, a ________________ ("Subtenant"), subject to and conditioned upon the following:

A.        Notwithstanding the foregoing acknowledgment and consent, (i) Landlord is not, and shall not be nor become, a party to the Sublease, (ii) except as otherwise provided herein, Landlord's consent does not and shall not create any contractual liability, obligation or duty on the part of Landlord to Subtenant or in any manner affect the rights and obligations of Landlord and Tenant under the Lease, (iii) Landlord's consent does not and shall not mean or imply that Landlord makes, has made or will make to Subtenant any of the representations or certifications set forth explicitly or incorporated by reference in the Sublease, (iv) Landlord's consent does not and shall not impose nor create any additional burden or obligation on Landlord to Tenant and does not modify or alter Landlord's obligations to Tenant under the Lease, and (v) Tenant is not and shall not be relieved of or released from any liability for the performance of the terms, conditions, covenants, obligations and duties of Tenant under the Lease, whether occurring prior or subsequent to the effective date of the Sublease, including, without limitation, the obligation to pay rent under the Lease, and Tenant shall pay directly to Landlord all rent and other sums due to Landlord under the Lease.

B.         Subtenant acknowledges that any rights or remedies it has under the Sublease are derived from the Lease and, notwithstanding anything to the contrary contained herein or in the Sublease, Subtenant agrees to be bound by all of the terms and conditions of the Lease as fully and completely as if Subtenant were the original tenant under the Lease (except that Subtenant shall not be obligated to pay to Landlord the rent set forth in the Lease).  Notwithstanding anything in the Sublease to the contrary, the Sublease is and shall remain in all respects subject and subordinate to the Lease (as the same may be amended) and to all mortgages relating to the Building.  Landlord shall be bound solely by the terms and conditions of the Lease and not by the terms and conditions of the Sublease; however, Landlord shall have any rights specifically allocated to Landlord pursuant to the Sublease.

C.        Subtenant and Tenant hereby represent to Landlord that the Sublease attached hereto constitutes the entire agreement between the parties and no premium or other consideration is being paid to Tenant or for the benefit of Tenant in connection with the Sublease except as specifically stated herein.  No amendment to the Sublease shall be effective without the prior written approval of Landlord.  In no event shall any amendment to the Sublease affect or modify (or be deemed to affect or modify) the Lease in any respect.

D.        Landlord's consent to the Sublease shall not mean that Landlord has reviewed or approved any plans for Subtenant's space as required pursuant to the terms of the Sublease and the Lease.  Landlord shall not review any plans for Subtenant's space unless and until Subtenant and Tenant shall have provided Landlord with evidence that any and all plans for Subtenant's space conform to and comply with the requirements of the Lease.

E.         Landlord’s consent to the Sublease shall not constitute consent to any future sublease or assignment.

F.         Subtenant’s insurance referred to in Article __ of the Sublease shall name, in addition to Landlord, Landlord’s Manager (“Boston Properties Limited Partnership”) and Landlord’s lender as additional insureds.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consent to Sublease as of the ___ day of ______________, 20__.

LANDLORD:

TWO FREEDOM SQUARE, L.L.C.

By:            BOSTON PROPERTIES LIMITED                                                    PARTNERSHIP, a Delaware limited partnership

                 By:       BOSTON PROPERTIES, INC.,

                 a Delaware corporation, its sole
general partner

By:     __________________[SEAL]
            Name: ________________________
            Title:   ________________________

                                                                        By:       TERRABROOK TWO FREEDOM
                                                                                    SQUARE, L.L.C., a Delaware limited
                                                                                    liability company, member

                                                                                    By:     ________________________[SEAL]
                                                                                    Name: ________________________
                                                                                    Title:   ________________________

                                                                        TENANT:

                                                                        THE TITAN CORPORATION, a
corporation

WITNESS:

By:       _________________                          By:       ____________________________________

Title:     ________________                            Name:  ____________________________________
                                                                        Title:     ____________________________________

                                                            [CORPORATE SEAL]

Include if lease provides for reductions in letter of credit.